     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2001

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  SYBASE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               7372                              94-2951005
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                              6475 CHRISTIE AVENUE
                              EMERYVILLE, CA 94608
                                 (510) 922-3500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 DANIEL R. CARL
                        VICE PRESIDENT, GENERAL COUNSEL
                                 AND SECRETARY
                                  SYBASE, INC.
                              6475 CHRISTIE AVENUE
                              EMERYVILLE, CA 94608
                                 (510) 922-3500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              LARRY W. SONSINI, ESQ.                                   JAMES H. CARROLL, ESQ.
             MICHAEL J. KENNEDY, ESQ.                                  MICHAEL L. PLATT, ESQ.
               MICHAEL S. DORF, ESQ.                                     COOLEY GODWARD LLP
         WILSON SONSINI GOODRICH & ROSATI                             380 INTERLOCKEN CRESCENT
             PROFESSIONAL CORPORATION                                         SUITE 900
                    ONE MARKET                                        BROOMFIELD, CO 80021-8023
              SPEAR TOWER, SUITE 3300                                      (720) 566-4000
              SAN FRANCISCO, CA 94105
                  (415) 947-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                                        PROPOSED
                                                                   PROPOSED              MAXIMUM
                                                                    MAXIMUM             AGGREGATE
TITLE OF EACH CLASS OF                        AMOUNT TO         OFFERING PRICE          OFFERING             AMOUNT OF
SECURITIES TO BE REGISTERED               BE REGISTERED(1)         PER UNIT             PRICE(2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
  share                                      15,482,695               N/A             $250,775,345            $62,694
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Sybase common stock estimated to be issuable upon consummation of the exchange offer and subsequent merger of Neel Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Sybase, with and into NEON, based on the exchange ratio applicable in the exchange offer and subsequent merger (0.3878 of a share of Sybase common stock for each share of NEON common stock).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(l) and (3) and Rule 457(c) of the Securities Act, based on the product of (i) $6.28, the average of the high and low sale prices of NEON's common stock on March 14, 2001 as reported by the Nasdaq National Market, and (ii) the maximum number of shares of NEON common stock estimated to be received by Sybase or cancelled pursuant to the exchange offer and subsequent merger.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.
       THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MARCH 15, 2001

                                  SYBASE, INC.

            OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                           NEW ERA OF NETWORKS, INC.

                                      FOR

                       0.3878 OF A SHARE OF COMMON STOCK

                                       OF

                                  SYBASE, INC.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 11, 2001 UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

     On February 20, 2001 we entered into an Agreement and Plan of Reorganization with New Era of Networks, Inc., or NEON, for Sybase, Inc., to acquire all of the outstanding shares of NEON common stock. The members of the NEON board of directors, excluding Mr. Melvyn Bergstein who was unable to attend the applicable meeting, unanimously approved the reorganization agreement, determined that the offer is fair to, and in the best interests of, NEON stockholders and recommend that NEON stockholders accept the offer and tender their shares pursuant to the offer.

     Through Neel Acquisition Corp., our wholly-owned subsidiary, we are offering to exchange 0.3878 of a share of Sybase common stock for each outstanding share of NEON common stock that is validly tendered and not properly withdrawn.

     Our obligation to exchange Sybase common stock for NEON common stock is subject to the conditions listed under "The Offer -- Conditions of the Offer." Sybase's common stock is quoted on the Nasdaq National Market under the symbol "SYBS" and NEON's common stock is quoted on the Nasdaq National Market under the symbol "NEON."

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER.

     WE ARE NOT ASKING YOU FOR A PROXY NOR SHOULD YOU SEND US A PROXY. Any request for proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                The date of this prospectus is          , 2001.

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSED
  COMBINATION..............................    ii
WHERE YOU CAN FIND MORE INFORMATION........     v
SUMMARY....................................     1
  General..................................     1
  The Companies............................     1
  Reasons for the Offer....................     2
  NEON's Recommendation....................     2
  The Offer................................     2
RISK FACTORS...............................     9
  Risks Related to the Proposed Offer and
    Merger.................................     9
  Risks Related to Our Business............    12
SELECTED HISTORICAL AND PRO FORMA FINANCIAL
  DATA.....................................    22
  Selected Historical Financial Data of
    Sybase.................................    22
  Selected Historical Financial Data of
    NEON...................................    23
  Selected Unaudited Pro Forma Combined
    Condensed Financial Data...............    24
  Comparative Per Share Data...............    25
  Comparative Market Price Information.....    26
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL STATEMENTS.....................    27
NOTES TO UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS...........    32
THE OFFER..................................    34
  General..................................    34
  Timing of Our Offer......................    34
  Extension, Termination and Amendment.....    34
  Subsequent Offering Period...............    35
  Exchange of NEON Shares; Delivery of
    Sybase Common Stock....................    35
  Cash Instead of Fractional Shares of
    Sybase Common Stock....................    36
  Withdrawal Rights........................    36
  Procedure for Tendering..................    37
  Guaranteed Delivery......................    38
  Background of the Offer..................    39
  Reasons for the Offer and Merger.........    42
  Recommendation of the NEON Board; Factors
    Considered.............................    43
  Opinion of NEON Financial Advisor........    45
  Material Federal Income Tax
    Consequences...........................    45
  Purpose of the Offer; The Merger;
    Appraisal Rights.......................    48

                                             PAGE
                                             ----
  Conditions of the Offer..................    50
  Regulatory Clearances....................    51
  Possible Effects of Our Offer............    51
  Relationships with NEON..................    53
  Accounting Treatment.....................    53
  Fees and Expenses........................    53
COMPARATIVE PER SHARE MARKET PRICE AND
  DIVIDEND INFORMATION.....................    54
INTERESTS OF NEON OFFICERS AND DIRECTORS IN
  THE TRANSACTION..........................    55
  Treatment of Stock Options...............    55
  Certain Executive Agreements.............    56
  Indemnification..........................    57
THE REORGANIZATION AGREEMENT AND THE
  STOCKHOLDER AGREEMENTS...................    57
  The Offer................................    58
  The Merger...............................    58
  NEON Board of Directors..................    59
  Treatment of NEON Stock Options and
    Restricted Stock.......................    59
  Covenants and Representations and
    Warranties.............................    59
  Conditions of the Offer..................    61
  Conditions of the Merger.................    61
  Termination of the Reorganization
    Agreement..............................    61
  Termination Fee..........................    63
  Amendments...............................    64
  The Stockholder Agreements...............    64
COMPARISON OF SYBASE AND NEON STOCKHOLDER
  RIGHTS...................................    65
BENEFICIAL SHARE OWNERSHIP BY PRINCIPAL
  STOCKHOLDERS AND MANAGEMENT..............    71
LEGAL MATTERS..............................    72
EXPERTS....................................    72
SCHEDULE I: Information Concerning
  Directors and Executive Officers of
  Sybase, Inc. ............................   I-1
LIST OF ANNEXES
  Annex A Agreement and Plan of
          Reorganization...................   A-1
  Annex B Company Stockholder Agreement....   B-1

                            ------------------------

     THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT SYBASE AND NEON FROM DOCUMENTS FILED WITH THE SEC THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE AT THE INTERNET WEB SITE THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE V.

     YOU ALSO MAY REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO OUR INFORMATION AGENT, CORPORATE INVESTOR COMMUNICATIONS, INC., 111 COMMERCE ROAD, CARLSTADT, NEW JERSEY 07072, COLLECT AT 1-201-896-1900 OR TOLL-FREE AT 1-866-241-2788. IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUESTS NO LATER THAN APRIL 2, 2001.

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED COMBINATION

Q: WHAT ARE SYBASE AND NEON PROPOSING?

A: We propose to acquire all outstanding shares of NEON common stock. We have entered into a reorganization agreement with NEON pursuant to which we are offering, through Neel Acquisition Corp., our wholly-owned subsidiary, to exchange shares of Sybase common stock for each outstanding share of NEON common stock. After the offer is completed, subject to approval by the stockholders of NEON if necessary, Neel Acquisition Corp. will merge with and into NEON. As a result of the offer and the merger, NEON will become a wholly-owned subsidiary of Sybase.

Q: WHAT WOULD I RECEIVE IN EXCHANGE FOR MY NEON SHARES?

A: We are offering to exchange 0.3878 of a share of Sybase common stock for each outstanding share of common stock of NEON that is validly tendered and not properly withdrawn.

Q: HOW LONG WILL IT TAKE TO COMPLETE THE OFFER AND MERGER?

A: We hope to complete the offer in the second quarter of 2001. We expect to complete the merger shortly after we complete the offer, or if stockholder approval for the merger is required, shortly after the special meeting of the stockholders to approve the merger. We must also obtain regulatory clearance prior to completion of the offer and the merger.

Q: DO I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the record owner of your shares and you tender your shares in the offer, you will not incur any brokerage fees. If you own your shares through a broker or other nominee who tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: DOES NEON SUPPORT THE OFFER AND THE MERGER?

A: Yes. The members of the NEON board of directors, excluding Mr. Melvyn
   Bergstein who was unable to attend the meeting at which the reorganization agreement was approved, determined by unanimous vote that the offer is fair to and in the best interests of NEON stockholders, and recommend that NEON stockholders accept the offer and tender their shares pursuant to the offer. NEON's board of directors has approved by unanimous vote of the directors participating in the meeting and declared advisable the reorganization agreement and the merger. Information about the recommendation of NEON's board of directors is more fully set forth in NEON's Solicitation/ Recommendation Statement on Schedule 14D-9, which is being mailed to NEON stockholders together with this prospectus.

Q: HAS NEON RECEIVED A FAIRNESS OPINION IN CONNECTION WITH THE OFFER AND THE
   MERGER?

A: Yes. NEON has received an opinion from Credit Suisse First Boston Corporation dated February 20, 2001, to the effect that, as of that date, based upon and subject to various considerations set forth in its opinion, the exchange ratio in the transaction was fair, from a financial point of view, to the holders of NEON common stock. A copy of the opinion is included in NEON's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to NEON stockholders together with this prospectus. Stockholders should read the opinion carefully in its entirety. The opinion does not constitute a recommendation to any stockholder as to whether or not stockholders should tender shares pursuant to the offer.

Q: HAVE ANY NEON STOCKHOLDERS AGREED TO TENDER THEIR SHARES?

A: Yes. Stockholders of NEON, including directors and executive officers, have agreed to tender into the offer outstanding shares representing approximately 12% of the common stock of NEON outstanding as of February 15, 2001 (approximately 14% after giving effect to all options which will become exercisable within 60 days of February 15, 2001).

Q: WHAT PERCENTAGE OF SYBASE COMMON STOCK WILL NEON STOCKHOLDERS OWN AFTER THE
   OFFER AND THE MERGER?

A: If we obtain all of the shares of NEON pursuant to the offer and the merger, former stockholders of NEON would own approximately 14% of the shares of common stock of

   Sybase, based upon the number of outstanding shares of Sybase common stock and NEON common stock on February 15, 2001 and not taking into account stock options of NEON or Sybase.

Q: WHAT ARE THE CONDITIONS TO THE ACCEPTANCE OF NEON SHARES IN THE OFFER?

A: The acceptance of NEON shares in the offer is subject to several conditions, including:

   - a majority of the outstanding NEON shares, on a fully diluted basis, having been validly tendered and not properly withdrawn, which we refer to as the minimum tender condition,

   - the expiration or termination of the applicable waiting period under the HSR Act,

   - the registration statement of which this prospectus is a part having been declared effective by the SEC, and

   - NEON having not materially breached any covenant, obligation or agreement under the reorganization agreement.

These and other conditions to the offer are discussed in this prospectus under "The Offer -- Conditions of the Offer" beginning on page 50.

Q: HOW DO I PARTICIPATE IN THE OFFER?

A: To tender your shares, you should do the following:

   - If you hold your shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to America Stock Transfer & Trust Company, the Exchange Agent for the offer, at the address on the back cover of this prospectus.

   - If you hold your shares in "street name" through a broker, ask your broker to tender your shares.

   - For more information about the timing of the offer, extensions of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offer" beginning on page 34.

Q: WILL I BE TAXED ON THE SYBASE SHARES I RECEIVE?

A: A NEON stockholder's receipt of shares of Sybase common stock in the offer or the merger will be tax-free for United States federal income tax purposes (except for taxes, if any, resulting from the receipt of cash instead of any fraction of a Sybase common share), if (1) the offer and the merger are completed under the current terms of the reorganization agreement, (2) the minimum tender condition for the offer is satisfied and (3) the merger is completed promptly after the offer. You are urged to carefully read the discussion under "The Offer -- Material Federal Income Tax Consequences" beginning on page 45, and to consult your tax advisor as to the consequences of participation in the offer and/or the merger.

Q: DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING SUBJECT
   TO CHANGE AND THE REGISTRATION STATEMENT FILED WITH THE SEC NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?

A: No. The offer has commenced and effectiveness of the registration statement is not necessary for you to tender NEON shares. The SEC recently changed its rules to permit exchange offers to commence before the related registration statement has become effective, and we are taking advantage of the rule changes with the goal of combining Sybase and NEON faster than similar combinations could be accomplished previously.

Q: IS SYBASE'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES
   IN THE OFFER?

A: Yes. Since shares of NEON common stock accepted in the offer will be exchanged for shares of Sybase common stock, you should consider our financial condition before you decide to become one of our stockholders through the offer. In considering Sybase's financial condition, you should review the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT SYBASE AND NEON?

A: You can find more information about Sybase and NEON as described under "Where
   You Can Find More Information" on page v.

WHOM SHOULD I CONTACT IF I HAVE MORE QUESTIONS ABOUT THE OFFER AND THE MERGER?

                             THE INFORMATION AGENT

                    Corporate Investor Communications, Inc.
                               111 Commerce Road
                              Carlstadt, NJ 07072
                 Banks and Brokers call collect (201) 896-1900
                           All others call toll free
                                 (866) 241-2788

                               THE EXCHANGE AGENT

                    American Stock Transfer & Trust Company
                           Reorganization Department
                                 59 Maiden Lane
                                  Plaza Level
                               New York, NY 10038

                  Facsimile (for eligible institutions only):

                                 (718) 234-5001

                                   Toll Free:

                                 (877) 777-0800

                      WHERE YOU CAN FIND MORE INFORMATION

     Sybase and NEON file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room        North East Regional Office   Midwest Regional Office
450 Fifth Street, N.W.       7 World Trade Center         500 West Madison Street
Suite 1024                   Room 1300                    Suite 1400
Washington, D.C. 20549       New York, New York 10048     Chicago, Illinois
                                                          60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

     The SEC also maintains an Internet worldwide website that contains reports, proxy statements and other information about issuers, like Sybase and NEON, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     We filed a registration statement on Form S-4 to register with the SEC the shares of Sybase common stock to be issued pursuant to the offer and the merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, we also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934 to furnish additional information about the offer. You may obtain copies of the Form S-4 and the Schedule TO, and any amendments to those documents, in the manner described above.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

     The following documents listed below that we or NEON have previously filed with the SEC are incorporated by reference:

                                                                  PERIOD
                                                                  ------
Sybase's Annual Report on Form 10-K..........  Year ended December 31, 1999, as amended
Sybase's Quarterly Reports on Form 10-Q......  Quarters ended March 31, 2000, June 30, 2000 and September 30, 2000
The description of Sybase common stock set
  forth in Sybase's registration statement on
  Form 8-A, (File No. 0-19395) including any
  amendment or report filed for purposes of
  updating the description...................  Declared effective on August 13, 1991
The description of Sybase's Preferred Share
  Purchase Plan and Series A Participating
  Preferred Stock set forth in Sybase's
  registration statement on Form 8-A/A,
  including any amendment or report filed for
  purposes of updating the description.......  Filed on November 14, 1996
Sybase's Current Reports on Form 8-K.........  Filed on: February 3, 2000 (as amended by
                                                         Form 8-K/A filed on April 3, 2000,
                                                         June 19, 2000 and June 29, 2000)
                                                         April 27, 2000
NEON's Annual Report on Form 10-K............  Year ended December 31, 2000
NEON's Quarterly Report on Form 10-Q.........  Quarter ended September 30, 2000
The description of NEON's common stock, set
  forth in NEON's registration statement on
  Form 8-A, including any amendment or report
  filed for purposes of updating the
  description................................  Filed on August 14, 1998
NEON's Current Report on Form 8-K............  Filed on February 28, 2001

     All documents that either we or NEON file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the last date that shares are accepted for exchange pursuant to our offer or the merger, or the date that our offer is terminated shall also be deemed to be incorporated by reference into this prospectus.

     DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM US WITHOUT CHARGE UPON REQUEST TO OUR INFORMATION AGENT, CORPORATE INVESTOR COMMUNICATIONS, INC., 111 COMMERCE ROAD, CARLSTADT, NEW JERSEY 07072, COLLECT AT 1-201-896-1900 OR TOLL-FREE AT 1-866-241-2788. IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN APRIL 2, 2001. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

     We have not authorized anyone to give any information or make any representation about our offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                    SUMMARY

     This summary highlights selected information from the prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you in order to fully understand the offer. See "Where You Can Find More Information" on page v.

                                    GENERAL

     We are proposing a business combination of Sybase, Inc. and New Era of Networks, Inc., or NEON, under which Sybase will acquire all outstanding shares of NEON common stock. We are offering to exchange 0.3878 of a share of Sybase common stock for each share of NEON common stock validly tendered and not properly withdrawn. The expiration date is currently April 11, 2001 but we may extend the offer as described in "The Offer -- Extension, Termination and Amendment" on page 34.

     We intend, promptly after completion of the offer, to merge Neel Acquisition Corp., a wholly-owned subsidiary of Sybase and the purchaser in the offer, with and into NEON. Each share of NEON common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same fraction of a share of Sybase common stock being paid in the offer. Sybase seeks to acquire ownership of 100% of the NEON stock through the offer and the merger.

                                 THE COMPANIES

SYBASE, INC.
6475 Christie Avenue
Emeryville, CA 94608
Telephone: (510) 922-3500

     Sybase provides the "heavy lifting infrastructure" needed to consolidate, integrate and manage large enterprises on the Web. Our products and services include enterprise portal solutions, mobile and wireless solutions, and solutions in such vertical markets as financial services, telecommunications, and healthcare.

     Sybase was founded and incorporated in California on November 15, 1984, and re-incorporated in Delaware on July 1, 1991. Our business is organized into five principal operating divisions, two of which are wholly-owned subsidiaries:

     - ENTERPRISE SOLUTIONS (ESD) products and solutions let enterprises integrate, move and manage very large amounts of data and applications across diverse computing environments. ESD also provides technical support and professional services required by businesses to develop and maintain operational systems, including e-business infrastructures.

     - IANYWHERE SOLUTIONS, INC. (IAS) products and solutions extend enterprise systems to remote and wireless devices to enable e-business and m-business (mobile business) anywhere, anytime. iAS is a wholly-owned subsidiary recently created to continue the business of our former Mobile and Embedded Computing (MEC) division.

     - BUSINESS INTELLIGENCE (BID) products and solutions let businesses consolidate and analyze large amounts of information from data warehouses and data marts to facilitate better decision-making and gain a competitive edge in sales and marketing, customer satisfaction, trend and risk analysis and other critical areas.

     - INTERNET APPLICATIONS (IAD) products and solutions allow businesses to design, build and deploy distributed and Web-based applications, and to extend existing distributed client/server applications (generally unsuitable for direct access on the Internet) into the new Web environment.

     - FINANCIAL FUSION, INC. (FFI) e-finance solutions and its global service and support network enable financial institutions to integrate financial services, channels, platforms, technologies and applications for delivery to capital markets and retail clients.

     Our customers are primarily Fortune 1000 companies in North America and their equivalents in other geographic regions. Our primary markets include financial services, insurance, telecommunications, healthcare, defense and government agencies. No single customer accounted for more than 10% of total revenues during 2000, 1999, or 1998.

     NEEL ACQUISITION CORP.
c/o Sybase, Inc.
6475 Christie Avenue
Emeryville, CA 94608
Telephone: (510) 922-3500

     Neel Acquisition Corp. is a wholly-owned subsidiary of Sybase. Neel Acquisition Corp. was organized on February 5, 2001 for the purpose of acquiring the NEON shares tendered in response to our offer and merging with NEON in the merger. It has not carried on any activities other than in connection with the reorganization agreement.

     NEW ERA OF NETWORKS, INC.
6550 Greenwood Plaza Boulevard
Englewood, CO 80111
Telephone: (303) 694-3933

     NEON is a leading supplier of Internet infrastructure software and services. Specifically, NEON helps automate e-business by providing a range of products and services which integrate Internet-facing applications with core operational systems for goods and services providers, and which facilitate the creation of Net markets. By enabling information sharing between systems, businesses can automate end-to-end processes, such as fulfilling an order, at the speed and volume required in the e-business environment. NEON products enable e-markets by routing messages and transforming information at the needed speed and volume. NEON's software solutions support integration of leading Internet and core business packaged applications, application server platforms, industry standard protocols, and proprietary systems. Additionally, NEON provides design, development and implementation services through its professional services organization. To date, over 3,000 customers worldwide, spanning all major industries including financial services, healthcare, insurance, manufacturing, and telecommunications, use NEON's products.

                             REASONS FOR THE OFFER

     We believe that the offer and merger represent a compelling opportunity to enhance value for both Sybase and NEON stockholders. We believe the proposed offer and merger would achieve the following benefits:

     - Improve our e-business/Enterprise Application Integration Products.

     - Strengthen our market position.

     - Increase our selling opportunities.

     Achieving these objectives depends on successfully integrating companies that have previously operated independently and is subject to the other uncertainties described under "Risk Factors" on page 9.

     To review the reasons for the offer and merger in greater detail, see "The Offer -- Reasons for the Offer and Merger" on page 42.

                             NEON'S RECOMMENDATION

     NEON's board of directors has determined by unanimous vote of the directors participating in the meeting that the offer is fair to and in the best interests of NEON stockholders, and recommends that NEON stockholders accept the offer and tender their shares pursuant to the offer. NEON's board of directors has determined by unanimous vote of the directors participating in the meeting to approve and declare advisable the reorganization agreement and the merger. Information about the recommendation of NEON's board of directors is more fully set forth in NEON's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to NEON stockholders together with this prospectus.

                                   THE OFFER

     We have attached the reorganization agreement governing the offer and the merger as Annex A to this prospectus. We encourage you to read this agreement because it is the legal document that governs the offer and the merger.

WHAT NEON STOCKHOLDERS WILL RECEIVE

     We are offering, upon the terms and conditions set forth in this prospectus and the related letter of transmittal, 0.3878 of a share of Sybase common stock for each share of NEON common stock that is validly tendered and not properly withdrawn.

     Each share of NEON common stock which has not been exchanged or accepted for exchange in the offer would be converted in the merger into the same fraction of a share of Sybase common stock being paid in the offer.

     Sybase will not issue any fractional shares of common stock in connection with the offer or the merger. NEON stockholders will instead receive cash for any fractional shares otherwise issuable to them.

Example:

     - If you currently own 10 NEON shares of common stock, after the offer and the merger you will receive 3 Sybase shares of common stock and a check for the value of 87.8% of a share of Sybase common stock, rounded to the nearest one cent.

     - On March 14, 2001, the most recent practicable date prior to the filing of this document, the last sale price of Sybase common stock on the Nasdaq National Market was $16.88. Applying the 0.3878 exchange ratio to the Sybase closing price on that date, each holder of NEON common stock would be entitled to receive shares of Sybase common stock with a market value of approximately $6.54 for each share of NEON common stock. The actual value of the Sybase common stock to be issued in the merger, however, will depend on the market price at that time, and may be more or less than the value given in this example. We urge you to obtain current price quotations for NEON and Sybase common stock.

     The shares of Sybase common stock to be issued to NEON stockholders in the merger will be included for quotation on the Nasdaq National Market.

TIMING OF THE OFFER

     Our offer is currently scheduled to expire on April 11, 2001, but we are obligated, with some exceptions, to extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. See "The Offer -- Extension, Termination and Amendment" on page 34.

EXTENSION, TERMINATION AND AMENDMENT

     We expressly reserve the right, subject to the provisions of the reorganization agreement, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of an extension to the Exchange Agent. We are not making any assurance that we will exercise our right to extend our offer, although we are obligated, with certain exceptions, to do so until all conditions have been satisfied or, where permissible, waived. During any extension, all NEON common stock previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to properly withdraw your NEON shares.

     We reserve the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer by giving notice of such change to the Exchange Agent and by making a public announcement provided that, without the prior written consent of NEON, we cannot (a) amend or waive the minimum tender conditions or (b) change the form or amount of consideration to be paid, decrease the number of shares sought in the offer, impose conditions to the offer in addition to those set forth in the reorganization agreement, extend the expiration date of the offer beyond the initial expiration date of the offer (except as provided in the reorganization agreement) or make any other change that is adverse to the holders of the NEON shares.

     We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Any announcement about an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to the stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate the public announcement other than by making a release to the Dow Jones News Service.

EXCHANGE OF SHARES; DELIVERY OF SYBASE COMMON STOCK

     Upon the terms and subject to the conditions of our offer, including, if the offer is extended or amended, the terms and conditions of any extension or amendment, we will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period.

WITHDRAWAL RIGHTS

     Your tender of NEON common stock pursuant to the offer is irrevocable, except that, other than during any subsequent offering period, NEON shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them for exchange pursuant to the offer, may also be withdrawn at any time after May 13, 2001.

     If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw NEON shares that you tender in the subsequent offering period.

SUBSEQUENT OFFERING PERIOD

     We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of NEON common stock pursuant to the offer if the requirements under Rule 14d-11 of the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any shares of NEON common stock that you tender in the subsequent offering period. If we elect to provide a subsequent offering period, we will make a public announcement to that effect no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date.

PROCEDURE FOR TENDERING SHARES

     For you to validly tender NEON shares pursuant to our offer, either:

     - a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the Exchange Agent at the address set forth on the back cover of this prospectus. In addition, certificates for tendered shares of NEON common stock must be received by the Exchange Agent at that address, or those shares of NEON common stock must be tendered pursuant to the procedures for book-entry tender, in each case before the expiration date. See the procedures for tendering shares on page 37 under "The
       Offer -- Procedure for Tendering" for more details; or

     - you must comply with the guaranteed delivery procedures as set forth in "The Offer -- Guaranteed Delivery" on page 38.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 45)

     The offer and the merger will qualify as a tax-free reorganization for United States federal income tax purposes, if (1) the offer and the merger are completed under the current terms of the reorganization agreement, (2) the minimum tender condition for the offer is satisfied and (3) the merger is completed promptly after the offer. Based on these assumptions, a NEON stockholder's receipt of Sybase common stock in the offer or the merger will be tax-free for United States federal income tax purposes (except for taxes, if any, resulting from the receipt of cash instead of a fraction of a Sybase common share).

     The above described tax treatment of the offer and the merger to NEON stockholders depends on, among other things, some facts that will not be known before the completion of the merger. NEON stockholders are urged to carefully read the discussion under "The Offer -- Material Federal Income Tax Consequences" beginning on page 45. That discussion includes a summary of the tax consequences of participation in the offer and the merger in the event the assumptions described above are not satisfied. NEON stockholders are urged to consult their tax advisors as to the consequences of participation in the offer and/or the merger.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION (SEE PAGE 54)

     Sybase common stock and NEON common stock are listed on the Nasdaq National Market under the symbols "SYBS" and "NEON," respectively. On February 20, 2001, the last full trading day before the public announcement of the proposed offer and merger, the last sale price per share of Sybase common stock on the Nasdaq National Market was $24.50 and the last sale price per share of NEON common stock on the Nasdaq National Market was $6.94. On March 14, 2001, the most recent practicable date prior to the filing of this document, the last sale price per share of Sybase common stock was $16.88 and the last sale price per share of NEON common stock was $6.34.

WHAT SYBASE STOCKHOLDERS WILL HOLD AFTER THE MERGER

     Sybase stockholders will continue to own their existing shares of Sybase common stock after the merger. Sybase stockholders should not send in their stock certificates in connection with the merger.

OWNERSHIP OF SYBASE AFTER THE MERGER

     Sybase will issue approximately 14,289,957 shares of Sybase common stock to NEON stockholders in the offer and merger. These shares of Sybase common stock will represent approximately 14% of the outstanding shares of Sybase common stock after the merger. This information is based on the number of shares of Sybase and NEON common stock outstanding on March 8, 2001 and does not take into account stock options of NEON or Sybase.

STOCKHOLDER VOTE REQUIRED AFTER THE OFFER TO APPROVE THE MERGER

     The merger requires the affirmative vote of at least a majority of the shares of NEON common stock outstanding on the record date for the meeting to approve the merger, unless we have acquired 90% or more of these outstanding shares, in which case the merger can be accomplished without a vote.

     If the minimum tender condition, as described under the heading "The
Offer -- Conditions of the Offer -- Minimum Tender Condition" on page 50, is satisfied and we acquire the tendered NEON shares, we will own a majority of the NEON common stock and approval of the merger by NEON stockholders will be assured, subject to the other conditions to the merger.

THE STOCKHOLDER AGREEMENTS

     As of the date of the reorganization agreement, certain directors and officers and affiliated stockholders of NEON have agreed to tender 4,408,112 shares of NEON common stock representing approximately 12% of the outstanding common stock of NEON as of February 15, 2001 (approximately 14% after giving effect to all options which become exercisable within 60 days of February 15,
2001). See "The Reorganization Agreement and the Stockholders Agreements -- The Stockholder Agreements" on page 64.

NO APPRAISAL OR DISSENTERS' RIGHTS (SEE PAGE 48)

     The offer does not entitle you to appraisal rights with respect to your NEON shares.

     If at the end of the offer the minimum tender condition has been met but we have received less than 90% of the outstanding shares of NEON common stock, we will effect a long-form merger as permitted under Delaware law, which would require notice to and approval of NEON stockholders. NEON stockholders who did not tender their shares of NEON common stock during the offer would not have appraisal rights in connection with a long-form merger.

     If, however, at the end of the offer we have received 90% or more of the outstanding shares of NEON common stock, we will effect a short-form merger as permitted under Delaware law. In the event that we complete the transaction through a short-form merger, stockholders who did not tender their shares of NEON common stock would have the right under Delaware law to dissent and demand appraisal rights with respect to their shares of NEON common stock, but only if they comply with certain statutory requirements. Dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their shares of NEON common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of this fair value in cash, together with a fair rate of interest, if any. In the event of a short-form merger, information regarding these requirements will be provided to NEON stockholders who have not tendered their shares of NEON common stock.

NEON BOARD OF DIRECTORS

     The reorganization agreement provides that, upon acceptance for payment of NEON shares, we will be entitled to designate a number of directors of NEON (rounded up to the next whole number) equal to the product of the total number of directors on NEON's board and the percentage of outstanding NEON shares of common stock beneficially owned by us.

INTERESTS OF NEON'S OFFICERS AND DIRECTORS IN THE TRANSACTION (SEE PAGE 55)

     When you consider the NEON board's recommendation that NEON stockholders tender their shares in the offer, you should be aware that some NEON directors and executive officers may have interests in the offer and the merger that may be different from, or in addition to, yours, such as option acceleration, cash bonuses and employment agreements with the surviving corporation. See "Interests of NEON Officers and Directors in the Transaction" on page 56 as well as NEON's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to NEON stockholders together with this prospectus.

ACCOUNTING TREATMENT (SEE PAGE 53)

     Sybase will account for the merger as a purchase for financial reporting purposes.

REGULATORY CLEARANCES (SEE PAGE 51)

     Consummation of the merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain international antitrust authorities. The notifications required under the HSR Act to the Federal Trade Commission and the Antitrust Division of the Department of Justice have been filed and we received notice of early termination on March 9, 2001. The notifications required by any foreign jurisdiction have been or will be furnished in due course.

CONDITIONS TO THE OFFER (SEE PAGE 50)

     We shall complete the offer only if specific conditions are satisfied or, in some cases, waived, including the following:

     - a majority of the outstanding shares of NEON common stock, on a fully-diluted basis, having been tendered and not properly withdrawn;

     - the expiration or termination of the applicable waiting period under the HSR Act;

     - the registration statement of which this prospectus is a part having been declared effective by the SEC;

     - receipt of opinions of counsel that the offer and merger will be a tax-free reorganization for federal income tax purposes;

     - absence of any law, court order or regulatory action seeking to delay or prohibit the offer or the merger;

     - NEON having not materially breached any covenant, obligation or agreement under the reorganization agreement;

     - representations and warranties shall have been true in all material respects as of the date of the reorganization agreement and shall be true and correct on the date of the expiration of the offer except for certain breaches which would not have a material adverse effect; and

     - the reorganization agreement not having been terminated in accordance with its terms.

     These conditions are for our sole benefit and may be waived in our sole discretion (other than the minimum tender condition, the condition relating to regulatory clearance, conditions relating to the absence of legal impediments to the offer or the merger and the condition that our registration statement is declared effective by the SEC).

TERMINATION OF THE REORGANIZATION AGREEMENT (SEE PAGE 61)

     Sybase's and NEON's boards of directors can jointly agree to terminate the reorganization agreement at any time prior to the effective time of the merger. In addition, either Sybase or NEON can terminate the reorganization agreement if:

     - the offer shall have expired or been terminated in accordance with the reorganization agreement without our having accepted any shares of NEON common stock pursuant to the offer, other than as a result of our breach of the reorganization agreement;

     - we do not consummate the offer by June 30, 2001 (a party in material breach of its obligations under the reorganization agreement cannot terminate it for this reason);

     - a law or court order prohibits the merger; or

     - any representation or warranty of the other party shall have become inaccurate in a material manner, or the other party shall fail to perform a material covenant.

     NEON may terminate the reorganization agreement at any time prior to acceptance of shares for exchange pursuant to the offer in order to enter into a letter of intent or similar arrangement with respect to a Superior Proposal (as defined in the reorganization agreement) provided that:

     - NEON is not in breach of certain of its obligations under the reorganization agreement;

     - NEON's board of directors has authorized NEON to enter into a Superior Proposal;

     - NEON notifies Sybase that it has received a Superior Proposal and that it intends to enter into a definitive agreement with respect to such Superior Proposal;

     - Sybase does not make an offer that NEON's board of directors determines is at least as favorable to NEON's stockholders as the Superior Proposal, within five business days after receipt of notice of the Superior Proposal;

     - during such period, NEON has fully cooperated with Sybase regarding information about the Superior Proposal;

     - prior to such termination, NEON pays to Sybase the termination fee described below; and

     - immediately following such termination NEON enters into a definitive agreement to effect such Superior Proposal.

     Sybase can terminate the reorganization agreement if, prior to acceptance of shares for exchange pursuant to the offer:

     - NEON's board of directors approves or recommends to the NEON stockholders an Acquisition Proposal (as defined in the reorganization agreement);

     - NEON's board of directors withholds, withdraws, modifies or changes in any way adverse to Sybase its recommendation to the NEON stockholders that they accept the offer and approve and adopt the reorganization agreement and the merger;

     - NEON fails to include in various documents relating to the offer its recommendation;

     - NEON's board of directors fails to reaffirm its recommendations within 10 days of a Sybase request for such reaffirmation, if such request is made following the receipt by NEON of an Acquisition Proposal;

     - NEON enters into any letter of intent accepting any Acquisition Proposal;

     - NEON does not recommend rejection of a competing tender or exchange offer for 15% or more of NEON's shares; or

     - NEON violates the nonsolicitation provisions of the reorganization agreement.

TERMINATION FEE (SEE PAGE 63)

     NEON must pay Sybase a termination fee of $15 million in cash if:

     - the reorganization agreement is terminated by Sybase for any of the reasons described in the preceding seven bullet points;

     - the reorganization agreement is terminated by NEON to enter into a letter of intent or similar arrangement with respect to a Superior Proposal; or

     - the reorganization agreement is terminated by Sybase or NEON where the offer is not completed, prior to such termination an acquisition proposal for NEON, other than the offer and the merger, is publicly announced and NEON subsequently enters into an agreement to be acquired by a party other than Sybase within 9 months of the termination of the reorganization agreement.

OPINION OF NEON FINANCIAL ADVISOR

     In deciding to approve the offer and merger, NEON's board of directors considered the opinion of its financial advisor, Credit Suisse First Boston Corporation, to the effect that, as of February 20, 2001 and based upon and subject to various considerations set forth in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of NEON common stock. A copy of the opinion is included in NEON's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to NEON stockholders together with this prospectus. NEON stockholders should read the opinion carefully in its entirety. The opinion does not constitute a recommendation to any stockholder as to whether or not stockholders should tender shares pursuant to the offer.

                                  RISK FACTORS

     NEON's stockholders should consider the following matters in deciding whether to tender their shares of NEON common stock in the offer. You should consider these matters in connection with the other information that we have included or incorporated by reference in this prospectus.

RISKS RELATED TO THE PROPOSED OFFER AND MERGER

THE SYBASE COMMON STOCK TO BE RECEIVED BY NEON STOCKHOLDERS IN THE OFFER AND THE MERGER WILL FLUCTUATE IN VALUE

     The market price of the shares of our common stock to be issued in the offer and merger for NEON common stock may change as a result of changes in our or NEON's business, operations or prospects, market assessments of the impact of the offer and merger or general market conditions. Our results of operations, as well as the market price of our common stock, may be affected by factors different from those affecting NEON's results of operations and the market price of NEON common stock. Because the market price of our common stock fluctuates, the value of the Sybase shares to be received by NEON stockholders in the offer or the merger will depend upon the market price of such shares at the time they are received pursuant to the offer or the merger. There can be no assurance as to this value. In addition, because the fraction of a Sybase share being offered for each NEON share is fixed, the amount by which the value of the consideration actually received by you in the offer or the merger could decline is not limited. For historical and current market prices of our shares, see "Comparative Per Share Market Price and Dividend Information" on page 54. On March 14, 2001, the last practicable date prior to the filing of this document, the last sale price of Sybase common stock on the Nasdaq National Market was $16.88. On the basis of this price, the hypothetical value of the consideration for each share of NEON common stock in the offer and the merger would be $6.54. The actual market value of the consideration to be received by you for each NEON share you surrender as of the closing of the offer or the merger could be materially more or less than $6.54 per share, depending on the market price of our shares at such time.

WE MAY FACE CHALLENGES IN INTEGRATING NEON'S BUSINESS WITH OURS AND, AS A RESULT, MAY NOT REALIZE THE EXPECTED BENEFITS OF THE ANTICIPATED MERGER

     We may not be successful in integrating NEON's business with ours. Integrating our operations and personnel with NEON's will be a complex process. The integration may not be completed rapidly or achieve the anticipated benefits of the merger. The successful integration of NEON's business with ours will require, among other things, integration of our two companies' products and services, sales and marketing, information and software systems, coordination of employee retention, hiring and training and coordination of ongoing and future research and development efforts. The diversion of the attention of management and any difficulties encountered in the process of combining the companies could cause the disruption of, or a loss of momentum in, the activities of the combined company's business. Further, the process of combining NEON's business with ours could negatively affect employee morale and our ability to retain some of our or NEON's key employees after the merger.

     In addition, we intend after the merger to develop new products and services that combine NEON's assets with ours. This may result in longer sales cycles and product implementations, which may cause revenue and operating income to fluctuate and fail to meet expectations. To date, we have not completed our investigation into the obstacles, technological, market-driven or otherwise, to developing and marketing these new products and services in a timely and efficient way. There can be no assurance that we will be able to overcome these obstacles, or that a market for such new Sybase products and services will develop after the merger.

     Also, we could face additional risks inherent in NEON's business that we were not previously subject to, such as additional requirements in the future to fund our operations could be significantly increased due to the capital requirements of NEON's business.

OFFICERS AND DIRECTORS OF NEON HAVE POTENTIAL CONFLICTS OF INTEREST IN THE TRANSACTION

     NEON stockholders should be aware of potential conflicts of interest and the benefits available to NEON directors when considering NEON's board of directors' recommendation to approve the transaction. NEON officers and directors have stock options, employment agreements and/or benefit plans that provide them with interests in the transaction that are different from, or in addition to, interests of NEON stockholders. See "Interests of NEON Officers and Directors in the Transaction" on page 55.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     We have made forward-looking statements in this prospectus about Sybase, NEON and the proposed combined company that are subject to risks and uncertainties. Forward-looking statements include the information regarding:

synergies                                  capital spending
efficiencies                               the timetable for completing the merger
cost savings                               allocation of intangibles
revenue enhancements                       integration of operations
capital productivity                       product integration

     The sections in this document that have forward-looking statements include "Questions and Answers About the Proposed Combination," "Summary," "Selected Historical and Pro Forma Financial Data," "The Offer -- Background of the Offer," "The Offer -- Reasons for the Offer and Merger," "Unaudited Pro Forma Combined Condensed Financial Statements" and "The Offer -- Opinion of NEON Financial Advisor." Our forward-looking statements are also identified by such words as "anticipates," "believes," "estimates," "expects," "intends" or similar expressions.

     The safe harbor provided by the Private Securities Litigation Reform Act of 1995 is not available for forward-looking statements made in the context of the offer. In making these statements, we believe that our expectations are based on reasonable assumptions. Yet you should understand that the following important factors (some of which are beyond our and NEON's control), in addition to those discussed elsewhere in this prospectus and in the documents that we have incorporated by reference, could affect the future results of Sybase and NEON, and of the proposed combined company after completion of the merger. These factors could also cause the results or other outcomes to differ materially from those expressed in our forward-looking statements:

     Economic and Industry Conditions

     - materially adverse changes in economic or industry conditions generally or in the markets served by our companies;

     - product and labor prices, fluctuations in exchange rates and currency values;

     - capital expenditure requirements;

     - volatility in the stock market;

     Political/Governmental Factors

     - political developments and law and regulations, such as legislative or regulatory requirements, particularly concerning privacy and electronic commerce;

     - political stability in relevant areas of the world;

     Technology Advances

     - the development and use of new technology;

     Operating Factors

     - changes in operating conditions and costs;

     - interest rates;

     - access to capital markets;

     Transaction or Commercial Factors

     - our ability to integrate the businesses of Sybase and NEON successfully after the merger;

     - the challenges inherent in diverting management's focus and resources from other strategic opportunities and from operational matters during the integration process;

     - the process of, or conditions imposed in connection with, obtaining regulatory clearance for the merger;

     Competitive Factors

     - the actions of competitors;

THE RECEIPT OF SYBASE SHARES COULD BE TAXABLE TO YOU, DEPENDING ON FACTS SURROUNDING THE OFFER AND MERGER

     We and NEON have structured the offer and the merger to qualify as a tax-free reorganization for federal income tax purposes. As a condition to the consummation of the offer, we and NEON will obtain opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Cooley Godward LLP, respectively, that, although there is limited authority, the offer and the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, if (1) the offer and the merger are completed under the current terms of the reorganization agreement,
(2) the minimum tender condition for the offer is satisfied and (3) the merger is completed promptly after the offer. However, the ability to satisfy these factual assumptions, and therefore the federal income tax consequences of the offer and the merger, depend in part on facts that will not be available before the completion of the merger. There can be no assurance that the merger will be completed, or that these factual assumptions will be satisfied.

     If these factual assumptions are not satisfied, a NEON stockholder's exchange of shares of NEON common stock for shares of our common stock in the offer or the merger could be a taxable transaction, depending on surrounding facts. You are urged to carefully read the discussion under "The Offer -- Material Federal Income Tax Consequences" on page 45, and to consult your tax advisor on the consequences of participation in the offer and/or the merger.

SYBASE WILL INCUR LARGE DEPRECIATION AND AMORTIZATION EXPENSES

     In connection with the offer and the merger, large non-cash charges may make our results of operations more difficult to interpret and may be viewed unfavorably by investors and the financial community.

POTENTIALLY SIGNIFICANT INCREASES IN AMORTIZATION EXPENSE FROM PRELIMINARY ESTIMATES REFLECTED IN THE UNAUDITED PRO FORMA FINANCIAL INFORMATION MAY OCCUR ONCE THE PURCHASE CONSIDERATION IS FINALLY ALLOCATED TO NEON'S NET ASSETS

     Pro forma results of operations reflect adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase consideration to the acquired assets and liabilities of NEON. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of NEON's tangible assets, liabilities and identifiable intangible assets at the time of the merger. Accordingly, the final determination of tangible and intangible assets may result in amortization expense that is significantly higher than the preliminary estimates of these amounts, which would cause our depreciation and amortization expenses to increase. See "Notes to Unaudited Pro Forma Combined Condensed Financial Statements" on page 32.

NEED FOR GOVERNMENTAL CLEARANCES MAY DELAY CONSUMMATION OF THE OFFER AND THE MERGER

     The offer is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for which we received notice of early termination on March 9, 2001. In addition, other filings with, notifications to and authorizations and approvals of, various governmental agencies with respect to the offer, the merger and other transactions contemplated by the reorganization agreement and the stockholder agreements, relating primarily to antitrust issues, must be made and received prior to the consummation of the offer and merger. We and NEON are seeking to obtain all required regulatory clearances prior to the scheduled completion of these transactions. You should be aware that all required regulatory clearances may not be obtained on that timetable, restrictions on the combined operations of the two companies may be sought by governmental agencies as a condition to obtaining these clearances and operating restrictions imposed could adversely affect the value of the combined company. Please refer to the "The Offer -- Conditions of the Offer" and "-- Regulatory Clearances" on pages 50 and 51, respectively, for more information.

PARTNERS OR CUSTOMERS MAY REACT UNFAVORABLY TO THE PROPOSED COMBINATION

     Both we and NEON partner with numerous other technology companies including software and services firms to deliver Sybase and NEON products to customers. Some of these partners may feel that the combined company poses new competitive threats to their businesses and as a result may break their relationships with us or NEON. For example, the consummation of the offer and the merger will give IBM the right to terminate its joint development, marketing and reseller arrangement with NEON. In 2000, 1999 and 1998, royalty revenue from IBM sales of NEON products accounted for 17%, 8% and 8%, respectively, of NEON's total revenues. In addition, some of our customers or customers of NEON may view the combined company as a competitor and, therefore, cancel orders with Sybase or NEON.

RISKS RELATED TO OUR BUSINESS

THE MARKET FOR OUR STOCK IS HIGHLY VOLATILE

     The trading price of our common stock has fluctuated widely over the last five years and may continue to fluctuate in the future. Several factors have caused, and in the future may cause, the market price of our common stock to fluctuate, including:

     - quarterly variations in our operating and financial results;

     - announcements by others of technological innovations;

     - our ability, as compared to the ability of our competitors, to develop new products or win customer contracts;

     - changes in prices of our products and services or our competitors' products and services;

     - changes in our product mix;

     - changes in our revenues and revenue growth rates, as a whole or for individual geographic areas;

     - changes in our business units, products or product categories; and

     - statements or changes in opinions, ratings or earnings estimates made by brokerage firms and industry analysts relating to us, our products, the market in which we do business, and/or our competitors.

     In addition, the stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market price for many high-technology companies and that often have been unrelated to the operating performance of these companies.

THE TIMING AND AMOUNT OF OUR REVENUES VARIES SIGNIFICANTLY AND ESTIMATION OF OUR REVENUES IS DIFFICULT

     The timing and amount of our revenues from license fees are subject to a number of factors that make estimation of revenues and operating results before the end of a quarter extremely uncertain. We have generally experienced a seasonal pattern of a decline in license fees from the fourth quarter to the succeeding first quarter of each fiscal year. This contributes to lower total revenues and poorer operating results in the first quarter compared to the prior fourth quarter.

     Historically, we have operated with little or no backlog. As a result, license fee revenues in any quarter are primarily dependent on orders that are booked and shipped in the same quarter. In addition, the uncertain timing of closing of large license agreements increases the risk of quarter-to-quarter fluctuations and the uncertainty of estimating quarterly operating results. We have experienced a pattern of recording 50 percent to 70 percent of our quarterly license fee revenues in the third month of each quarter, with a concentration of our license fee revenues in the last two weeks of the third month. Our operating expenses, however, are based on projected annual and quarterly revenue levels and are incurred approximately ratably throughout each quarter.

     Because our operating expenses are relatively fixed in the short term, if projected revenues are not realized in the expected period, our operating results for that period would be adversely affected and could result in an operating loss.

     Failure to achieve revenues, earnings, and other operating and financial results as forecast or anticipated by brokerage firms and industry analysts has previously resulted in, and in the future could result in, an immediate and substantial adverse effect on the market price of our stock.

WE MAY NOT ACHIEVE A GROWTH RATE CONSISTENT WITH GROWTH IN THE MARKETS IN WHICH WE COMPETE

     In the future, we may not achieve rates of growth projected for the software markets in which we compete, which could have a material adverse effect on our business. The factors that influence our growth rate include the following:

     - The market for our software products and services is extremely competitive and characterized by dynamic customer demands, rapid technological and marketplace changes, and frequent product enhancements and new product introductions.

     - To compete successfully against other software providers, our products and services in each aspect of our business need to be competitive with the products and services offered by our competitors in each line of business.

     - We may not successfully provide competitive solutions to customers of our products and services and failure to do so could result in the loss of existing customers or the inability to attract and retain new customers.

     - A number of our competitors, such as Oracle Corporation, Microsoft Corporation, IBM Corporation and Computer Associates, Inc., and our potential competitors have or may have significantly greater financial, technical, sales and marketing resources, and a larger installed product base than ours.

     - Many of our competitors offer additional categories of products, such as applications or operating systems that we do not offer, which may provide those companies with a competitive advantage in various circumstances.

     - New or enhanced products, many of which have been announced and many of which are continually introduced by existing or future competitors in the software industry, could increase the competition faced by our products and result in greater price pressure on some of our products, especially to the extent that market acceptance for personal computer-oriented and Windows NT technologies increases at the expense of UNIX-based systems upon which many of our products are based.

     - Many products we offer contain components developed by third parties. If third party components prove to be defective or are not properly supported, market acceptance of our products could be adversely affected.

     - Commercial acceptance of our products and services could be adversely affected by critical or negative statements or reports by brokerage firms, industry and financial analysts, and industry periodicals concerning Sybase and our products, business or competitors, or by the advertising or marketing efforts of competitors that could affect customer perception.

     - Customer perception could be adversely affected by financial results, particularly revenues and profitability, we report, by reductions in the applicable market share of our products and by related press reports.

IF WE ARE UNABLE TO ENHANCE EXISTING PRODUCTS AND INTRODUCE NEW PRODUCTS, OUR OPERATING RESULTS WILL SUFFER

     Our future results of operations will depend in part on our ability to enhance existing products, to introduce new products on a timely and cost-effective basis that will meet dynamic customer requirements and ultimately to gain market acceptance for those products. Customer requirements for products can rapidly change as a result of innovations or changes within the computer hardware and software industries. For example, the widespread use of the Internet is rapidly giving rise to new customer requirements as well as new methods and practices of selling, marketing and distributing products and services.

OUR INTRODUCTION OF NEW OR ENHANCED PRODUCTS COULD REDUCE REVENUES FROM EXISTING PRODUCTS

     In recent years, we have announced the general availability of a variety of new products and integrated sets of package applications for customer-specific customization and data warehouse management. These announcements were intended to enhance the ability of our partners and direct sales force to market and sell more complete solutions to customers in a single package and to improve productivity, revenues and profitability. The associated elimination of the availability of individual products subsumed within integrated product sets, however, could have an adverse effect on our other license fees and service revenue, particularly if integrated product sets are not well received in the marketplace.

OUR RESULTS OF OPERATIONS WILL DEPEND INCREASINGLY ON THE COMPATIBILITY OF OUR PRODUCTS WITH OTHER SOFTWARE DEVELOPED BY THIRD PARTIES

     The compatibility of our products with existing and future leading, industry-standard application software products intended to be used in connection with relational database management systems is important to our success. Failure to meet existing or future interoperability and performance requirements of independent vendors marketing software applications in a timely manner has in the past and could in the future adversely affect the market for our products. Certain leading applications are not interoperable with our relational data base management systems, and others may never be available on our systems.

     In addition, we have designed our application development tools, database design tools and some of our connectivity products for use with relational data base management systems offered by our competitors. Vendors of relational data base management systems and related products supplied by others may become less willing in the future to provide us with access to products, technical information and marketing and sales support. If existing and potential customers, who use relational data base management systems and related products supplied by others, refrain from purchasing our products due to concerns that the development, quality and support of our products will diminish over time, our business could be materially and adversely affected.

CUSTOMER MOVEMENT TOWARD PREPACKAGED SOFTWARE APPLICATIONS MAY REDUCE THE DEMAND FOR OUR PRODUCTS

     Many customers use our products to build and deploy their own custom applications. Increased reliance on prepackaged applications has and may in the future continue to have the effect of reducing the internal development of custom applications overall. This type of reduction has and may in the future continue to have a material and adverse impact on the market for the products we provide for custom applications.

DELAYS IN PRODUCT INTRODUCTION SCHEDULES COULD HURT OUR FINANCIAL RESULTS

     Delays in the scheduled availability of our products, a lack of or decrease in market acceptance of new or enhanced products, our failure to accurately anticipate customer demand or to meet customer performance requirements or our inability to anticipate competitive products and developments could have a material adverse effect on our business and financial results. We have experienced delays in introducing some new products in the past. Unanticipated delays in product availability schedules could result from various factors including:

     - development or testing difficulties;

     - feature changes;

     - software errors;

     - shortages in appropriately skilled software engineers; and

     - project management problems.

OUR GROWTH IS IN PART DEPENDENT UPON A ROBUST INTERNET INDUSTRY

     Because global commerce and the online exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be and remain a viable commercial marketplace for our products and services. Our ability to derive revenues from Internet products and services will depend in part upon a robust Internet industry and our ability to respond to the software development challenges it presents. Moreover, critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use and access, and quality of service, remain unresolved and may impact the growth of Internet use and our products. If the Internet does not continue to grow as a commercial marketplace, our business could be materially and adversely affected.

A SIGNIFICANT PORTION OF OUR REVENUES ARE DERIVED FROM INTERNATIONAL OPERATIONS

     We derive a significant portion of our revenues from our international operations. For example in 2000, revenues from international operations represented 39 percent of our total revenues for that period. In 1998 and 1999, we determined that our operations in several foreign countries did not generate sufficient revenue to support the cost of maintaining separate subsidiaries in those countries. Consequently, we closed our foreign subsidiaries in Mexico, Thailand, Chile, Peru and Venezuela and moved the sales function in those countries to distributors. In September 2000, we acquired certain assets and assumed certain liabilities of our distributor in Mexico in light of changing conditions. If the distributor relationships in these countries are not successful or we experience other downturns in our international business, our total revenue could be seriously harmed. Our operations and financial results also could be significantly affected by factors associated with international operations, such as:

     - changes in foreign currency exchange rates;

     - uncertainties relative to regional economic circumstances;

     - strength of local economies;

     - political instability in emerging markets;

     - the introduction of the Euro currency units;

     - difficulties in staffing and managing foreign operations; and

     - the general volatility of international software markets.

     In addition, there have been several recent management and organizational changes within our international operations. International revenues in absolute dollars and as a percentage of total revenues may fluctuate in part due to the growth and, in some cases, the relative immaturity or closure of our international organizations.

FOREIGN CURRENCY EXCHANGE RATES CAN AFFECT OUR PROFITABILITY

     Although the pricing strategy for our international operations takes into account changes in exchange rates over time, we face exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve and could have a material adverse impact on our financial position and results of operations. Historically, our primary exposures have related to non-U.S.-dollar denominated sales and expenses in Europe, Asia Pacific, Australia and Latin America.

     In order to reduce the effect of foreign currency fluctuations, we hedge our exposure on some transactional balances that are denominated in foreign currencies through the use of foreign currency forward exchange contracts. For the most part, these exposures consist of intercompany amounts owed by our international subsidiaries to us, their parent company, as a result of local sales of software licenses. The majority of these exposures are denominated in European and Asia Pacific currencies, primarily the Euro and the Hong Kong dollar. These forward exchange contracts are recorded at fair value and are short-term in nature (primarily 30 days or less). The success of this activity depends upon our accurate estimation of future transactions denominated in various currencies. To the extent that these estimates are overstated or understated during periods of currency volatility, unanticipated currency gains or losses could affect our financial position and results of operations. At December 31, 1999, we had forward exchange contracts to exchange various foreign currencies for U.S. dollars in the amount of $9.2 million and to exchange U.S. dollars, Euros and Hong Kong dollars into various foreign currencies in the amounts of $16.4 million, $10.5 million and $0.9 million, respectively. Neither the cost nor the fair value of these foreign currency forward exchange contracts was material at December 31, 1999. Further, two major U.S. multinational banks are a counter party to substantially all of these contracts and their default on these exchange contracts could have an adverse impact on our financial position and results of operations.

OUR PRODUCTS CANNOT BE COMPLETELY FREE OF ERRORS AND DEFECTS

     New products or new versions of existing products may, despite testing, contain undetected errors or "bugs." This could delay the introduction, or adversely affect commercial acceptance, of these products or give rise to warranty or other customer claims, which could, in turn, adversely affect our financial results. Complex software products, such as the type licensed by us and our competitors, generally are not completely free from "bugs" and other errors and defects. The existence of these "bugs" may cause our customers to bring legal claims against us, notwithstanding standard provisions in our license agreements disclaiming express and implied warranties against errors and defects. Moreover, not all products or modified versions of products previously licensed by us meet current standards for Year 2000 compliance, and many of these are still in use by our customers. Customers using our older software that is not Year 2000 compliant could have received, or in the future may receive, erroneous data or experience other software failures of which we or our customers are not yet aware. Any legal claims that our products are not Year 2000 compliant or are otherwise defective could have a materially adverse impact on our business and results of operations.

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

WE HAVE IN THE PAST AND MAY IN THE FUTURE ACQUIRE OTHER BUSINESSES AND MAKE STRATEGIC INVESTMENTS, WHICH WILL INVOLVE NUMEROUS RISKS AND COULD NEGATIVELY AFFECT OUR FINANCIAL RESULTS

     We have made, and in the future may make, acquisitions of, or significant investments in, other software businesses such as the proposed acquisition of NEON described in this prospectus. For example: in February 1998, we acquired Intellidex Systems, L.L.C., a provider of meta data management technology for deploying and managing data warehouse environments, for cash and contingent future payments of cash based on specified performance criteria. We accounted for this transaction as a purchase. As a result $5 million has been paid, and upon satisfaction of certain conditions, an additional $10 million may be paid. Such payments are reflected as purchased software, intangible assets or goodwill on our balance sheet and amortized to expense over a period of no more than three years. In February 1999, we acquired Data Warehouse Network, an Ireland-based, privately held provider of packaged, industry-specific business intelligence applications, for cash and contingent future payments of cash based on specified performance criteria. We accounted for the transaction as a purchase. As a result, $4.5 million has been paid and, upon satisfaction of certain conditions, an additional $3.5 million may be paid. Such payments are reflected as purchased software, intangible assets or goodwill on our balance sheet and amortized to expense over a period of no more than three years. In March 1999, we paid $5.4 million for Convertible Secured Promissory Notes due December 31, 2002, issued by Demica PLC, a provider of a wholesale banking application using our technology. The notes bear interest at 8.0% per annum and, at the time of issuance, were convertible into 29.9% of the total equity of Demica. On July 13, 2000, we converted the notes, then sold 10% of the resulting shares for $1.7 million. Following conversion of the notes, another investor paid Sybase approximately $1.5 million for 348,240 Demica shares. As a result, we hold 1,816,035 Demica shares (18% of Demica's total equity, after giving effect to the dilutive impact of Demica's current stock option plan). We account for this investment using the cost method of accounting. In January 2000, we acquired Home Financial Network, a financial services company specializing in the development of customized e-finance Internet sites, for approximately $25.9 million cash and approximately 7.8 million shares of our common stock. In addition, we assumed the options (vested and unvested) held by former Home Financial Network option holders. We accounted for the acquisition as a purchase. The historical results of operations for Home Financial Network and pro forma financial statements of the combined companies have been included in our current report on Form 8-K dated February 3, 2000, as amended, which are incorporated by reference in this prospectus. The acquisition resulted in an excess of the purchase price over the fair value of the net assets acquired of approximately $167.6 million. Of this excess, $20.0 million was allocated to customer lists, $18.0 million was allocated to developed technology, $119.1 million was allocated to goodwill, and $8.0 million was allocated to in-process research and development. The amount allocated to in-process research and development will be charged to expense as a non-recurring charge during 2000 since the in-process research and development has not yet reached technological feasibility and has no alternative future uses. The amount allocated to customer list, developed technology and goodwill will be amortized on a straight-line basis over an average of 7 years. The achievement of the desired benefits of these and future acquisitions and the successful combination of businesses will depend upon, among other things:

     - whether the integration of the acquired businesses is achieved in an efficient manner;

     - successful integration of the companies' related product offerings and coordination of their sales, marketing, and research and development efforts; and

     - the ability to manage geographically distant organizations.

     Our prior or future acquisitions or investments also face risks commonly encountered with respect to acquisitions of businesses which may affect the stability of revenues generated from customers or have a material adverse effect on our financial results. In connection with the Home Financial Network acquisition and any other acquisitions, we may incur:

     - costs, liabilities or additional expenses that could adversely affect our results of operations and financial condition;

     - difficulties of assimilating the operations and personnel of the acquired businesses;

     - disruption of our ongoing business;

     - the inability of management to maximize our financial and strategic position through the successful integration of the acquired business;

     - an inability to maintain uniform standards, controls, procedures and policies, impairment of relationships with existing and future customers and other business associates, and revision of our business plans, which in turn could result in unplanned expenses or a loss of anticipated benefits from past investments; and

     - additional charges to earnings for amortization of goodwill, because each acquisition accounted for as a purchase can increase the amount of goodwill and other intangible assets recorded as an asset on our financial statements.

OUR FUTURE SUCCESS DEPENDS IN PART ON THE CONTINUED SERVICE OF OUR KEY EXECUTIVE AND TECHNICAL PERSONNEL AND OUR ABILITY TO IDENTIFY, HIRE AND RETAIN ADDITIONAL PERSONNEL

     Our success and ability to achieve future revenue and earnings growth depends in part on our ability to effectively recruit, retain and, in some cases, train qualified officers, directors and other personnel and on our officers and key personnel to manage growth and expenses successfully, through the implementation of appropriate management systems and controls. High rates of turnover, particularly among management, consulting, engineering or sales staff and failure to effectively implement or maintain appropriate systems and controls could materially and adversely affect our product development efforts, sales of products and services, business and results of operations.

     The competition for officers, directors, and personnel is intense in the software industry and has increased substantially in recent years. We have experienced a high rate of employee turnover and there have been a number of changes in our board of directors and in our executive management team. Although not anticipated at this time, if in the future there were significant changes in management, significant increases in employee turnover or adverse comparisons between our financial and stock price performance relative to companies with which we compete for employees, there could be a resulting increase in employee turnover, which could make attraction of quality management and other employees more difficult.

WE COULD BE HARMED BY COSTLY LITIGATION

     We were a defendant in several class action lawsuits that alleged violations of federal and state securities laws by us and our officers and directors and a purported stockholder derivative lawsuit which alleged that present and former officers and/or directors of Sybase breached fiduciary duties they owed to us in connection with the underlying circumstances alleged in the securities class actions. These lawsuits have been settled and will have no financial impact on us going forward.

     We are a party to various legal disputes and proceedings arising from the ordinary course of business. In the opinion of management, resolution of these matters is not expected to have a material adverse effect on our consolidated financial position. However, depending on the amount and timing, a nonfavorable resolution of some or all of these matters could materially affect our future results of operations or cash flows in a particular period.

INTELLECTUAL PROPERTY

     An inability to obtain adequate copyright, patent or trade secret protection for our products in certain countries may have a material adverse impact on future operating results. Also, as the number of software products and associated patents increase, it is possible that software developers will become subject to more frequent infringement claims.

     In the past, third parties have claimed that their patents or other proprietary rights were violated by Sybase products. It is possible that such claims will be asserted in the future. Regardless of whether these claims have merit, they can be time consuming and expensive to defend or settle and can harm our business and reputation. We do not believe our products infringe any third party patents or proprietary rights but there is no guarantee that we can avoid claims or findings of infringement in the future.

MEASURES TAKEN TO PROTECT PROPRIETARY INFORMATION MAY NOT BE SUFFICIENT TO DETER MISAPPROPRIATION AND INFRINGEMENT BY US OF OTHERS' RIGHTS COULD OCCUR

     Our business depends in part on the quality of our technological expertise and proprietary technologies. In order to protect proprietary information and intellectual property, we enter into license agreements with clients in the ordinary course of business which contain terms prohibiting unauthorized reproduction or use of our products and services and those of third parties, requiring confidentiality agreements with associates, contractors, clients, potential clients and suppliers who have access to sensitive information, and limiting access to, and distribution of, our proprietary information. We cannot assure you that these steps or other procedures we follow will be adequate to deter misappropriation or infringement of our proprietary rights or independent third party development of substantially similar products and technology. In addition, we cannot assure you that our current and future products will not infringe the proprietary rights of others. Infringement by us of others' rights could result in lawsuits against us, liabilities to others and adverse effects on our business, financial condition and operating results.

OUR INDUSTRY IS HIGHLY COMPETITIVE

     The software industry is highly competitive and we face intense competition. The combined company may encounter competition from new competitors, including established software companies with substantial resources. Some of our competitors may have financial, technical, marketing or other capabilities more extensive than ours or may be able to respond more quickly to new or emerging technologies and other competitive pressures. We may not be able to compete successfully against our present or future competitors and competition may adversely affect our business, financial condition or operating results.

UNTIMELY CLOSURE OF OUR EMERYVILLE, CALIFORNIA OR MASSACHUSETTS DISTRIBUTION FACILITIES COULD ADVERSELY AFFECT FINANCIAL RESULTS

     Most of the products we ship in North America come from our Emeryville, California and Massachusetts distribution facilities. Because of the pattern of recording a high percentage of quarterly revenues within the last week or two weeks of the quarter, the closure or inoperability of one or more of the facilities or a disruption of business operations generally during these weeks, due to a natural calamity or due to a systems or power failure, could have a material adverse effect on our ability to record revenues for the quarter and, therefore, on the overall results of operations for the quarter. Our facilities in the State of California have recently been subject to electrical blackouts as a consequence of a shortage of available electrical power. In the event these blackouts recur, they could disrupt the operations of our affected facilities.

OUR REVENUES ARE SUSCEPTIBLE TO FLUCTUATIONS BASED ON GENERAL ECONOMIC
CONDITIONS

     If a general economic downturn or a recession occurs in the United States or other countries where we have substantial operations, then our customers and potential customers may substantially and immediately reduce their software budgets. If this type of an economic downturn occurs, there can be no assurance that our business will not be materially and adversely affected.

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CHANGES IN ACCOUNTING STANDARDS AND IN THE WAY WE CHARGE FOR LICENSES COULD
AFFECT OUR FUTURE OPERATING RESULTS

     In October 1997, the American Institute of Certified Public Accountants, or AICPA, issued its Statement of Position 97-2, "Software Revenue Recognition," and later amended its position by its Statement of Position 98-4 and Statement of Position 98-9. Based on our interpretation of the AICPA's position, we believe our current revenue recognition policies and practices are consistent with Statement of Position 97-2, Statement of Position 98-4 and Statement of Position 98-9. However, Technical Practice Aids for these standards continue to be issued by various accounting standard setters. Any such Technical Practice Aids could lead to unanticipated changes in our current revenue accounting practices, which could materially adversely affect our business, financial condition and operating results.

     Accounting standard setters, including the SEC and the Financial Accounting Standards Board, are also currently reviewing the accounting standards related to business combinations and other areas. Any changes to these accounting standards or the way these standards are interpreted or applied could require us to change the way we account for any acquisitions we may pursue, or other aspects of our business, in a manner that could adversely affect our reported financial results.

REALIZATION OF OUR DEFERRED TAX ASSET IS DEPENDENT UPON GENERATION OF SUFFICIENT TAXABLE INCOME IN FUTURE PERIODS

     At December 31, 1999, we had net deferred tax assets of $41.1 million. Deferred tax assets are net of a valuation allowance of $20.6 million. Realization of our net deferred tax assets is dependent upon the generation of sufficient taxable income in future years in appropriate tax jurisdictions to obtain benefit from the reversal of temporary differences and from tax credit carry-forwards. The amount of deferred tax assets considered realizable is subject to adjustment in future periods, if estimates of future taxable income are reduced. These adjustments could have a material adverse impact on our effective tax rate and results of operations in future periods.

INTEREST RATE FLUCTUATIONS CAN ADVERSELY AFFECT THE PERFORMANCE OF OUR INVESTMENT PORTFOLIO

     We maintain an investment portfolio containing the securities of various issuers, types and maturities. These securities are generally classified as available for sale and, consequently, are recorded on the balance sheet at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax, if material. Unrealized gains and losses at December 31, 1999 were not material. Our cash, cash equivalent and short-term cash investment balances of $309.2 million at December 31, 1999 consisted primarily of short-term money market instruments with 81% having maturity dates of less than 90 days, and 19% having maturities of 90 days to one year. Our long-term cash investments of $43.7 million at December 31, 1999 primarily consisted of commercial paper, bonds and mid-term notes that have maturity dates of more than one year but less than two years. We do not believe that our exposure to interest rate risk is material given the short-term nature of our investment portfolio. However, there can be no assurance that this exposure will not have an adverse effect on our financial performance.

THE ANTI-TAKEOVER PROVISIONS WE HAVE ADOPTED MAY DELAY, DEFER OR PREVENT A CHANGE OF CONTROL

     We have adopted anti-takeover measures designed to prevent hostile takeovers that are not approved by the board of directors, but that some, or a majority of, our stockholders might nevertheless consider to be in their best interests, including acquisition offers or attempted takeovers that might otherwise result in the stockholders receiving a premium over the market price of our common stock. Each outstanding share of our common stock includes a right to purchase one one-thousandth of a share of our Series A Participating Preferred Stock, which will generally be afforded economic rights similar to one share of our common stock in specified events. In the event of the acquisition of or announcement of a tender or exchange offer for, 15% or more of our common stock, the rights separate from the common stock and become exercisable. In such event, holders of the rights will generally be able to purchase, for an exercise price of $250 a share, an amount of common stock (and in certain circumstances securities of the acquirer), having a then current market value of two times the exercise price. The shares of Series A Participating Preferred Stock are redeemable, at our option, for a specified period at a price of $0.01 per share and expire in March 2002.

     In addition, certain provisions of Delaware Law, our Certificate of Incorporation and our Bylaws contain provisions that could delay, deter or prevent a merger, tender offer or other business combination or a change in control of Sybase. Our Certificate of Incorporation and Bylaws, among other things, restrict the ability of stockholders to call stockholders meetings by allowing only stockholders holding, in the aggregate, not less than 10% of the capital stock entitled to cast votes at these meetings to call a meeting, preclude stockholders from raising new business for consideration at stockholder meetings unless the proponent has provided us with timely advance notice of the new business, and limit business that may be conducted at stockholder meetings to those matters properly specified in notices delivered to us. Moreover, we have not opted out of Section 203 of the Delaware General Corporation Law, which prohibits mergers, sales of material assets and some types of self-dealing transactions between a corporation and a holder of 15% or more of the corporation's outstanding voting stock for a period of three years following the date the stockholder became a 15% holder, unless an applicable exemption from the rule is available.

FUTURE ISSUANCE OF ADDITIONAL SHARES OF SYBASE CAPITAL STOCK COULD ADVERSELY AFFECT THE SELLING PRICE OF OUR STOCK

     We may issue additional capital stock, warrants and/or other securities to raise capital in the future, or in order to attract and retain essential personnel.

     The increase in the number of outstanding shares of common stock that are available for sale without restriction due to the registration of these shares and the perception that a substantial number of these shares may be sold by certain stockholders, or the actual sale of a substantial number of these shares by stockholders, could adversely affect the market price of the common stock. We cannot predict the effect, if any, that future sales of our common stock may have on the market price of the common stock prevailing from time to time.

THERE IS SUBSTANTIAL RISK THAT FUTURE REGULATIONS COULD BE ENACTED THAT EITHER DIRECTLY RESTRICT OUR BUSINESS OR INDIRECTLY IMPACT OUR BUSINESS BY LIMITING THE GROWTH OF INTERNET COMMERCE

     As Internet commerce evolves, we expect that federal, state or foreign agencies will adopt regulations covering issues such as user privacy, pricing, content and quality of products and services. If enacted, these laws, rules or regulations could limit the market for our products and services, which could materially adversely affect our business, financial condition and operating results. Although many of these regulations may not apply to our business directly, we expect that laws regulating the solicitation, collection or processing of personal/consumer information could indirectly affect our business. The Telecommunications Act of 1996 prohibits certain types of information and content from being transmitted over the Internet. The prohibition's scope and the liability associated with a Telecommunications Act violation are currently unsettled. In addition, although substantial portions of the Communications Decency Act were held to be unconstitutional, we cannot be certain that similar legislation will not be enacted and upheld in the future. It is possible that this type of legislation could expose companies involved in Internet commerce to liability, which could limit the growth of Internet commerce generally. Legislation like the Telecommunications Act and the Communications Decency Act could dampen the growth in Web usage and decrease its acceptance as a communications and commercial medium.

     The United States government also regulates the export of encryption technology, which our products incorporate. If our export authority is revoked or modified, if our software is unlawfully exported or if the United States government adopts new legislation or regulation restricting export of software and encryption technology, our business, operating results and financial condition could be materially adversely affected. Current or future export regulations may limit our ability to distribute our software outside the United States. Although we take precautions against unlawful export of our software, we cannot effectively control the unauthorized distribution of software across the Internet.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA OF SYBASE

     The following selected historical financial data should be read in conjunction with Sybase's financial statements incorporated by reference in this prospectus. The statement of operations data for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the balance sheet data as of December 31, 1995, 1996, 1997, 1998 and 1999 have been derived from Sybase's audited financial statements not included in this prospectus. The statement of operations data for the nine months ended September 30, 1999 and 2000 and the balance sheet data as of September 30, 2000 are derived from Sybase's unaudited financial statements which are incorporated by reference in this prospectus. In the opinion of Sybase's management, such unaudited financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the audited financial statements and notes thereto. Results for the nine months ended September 30, 2000 are not necessarily indicative of the expected results for the full year.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                             NINE MONTHS
                                                                                                                ENDED
                                                               YEAR ENDED DECEMBER 31,                      SEPTEMBER 30,
                                                ------------------------------------------------------   -------------------
                                                  1995        1996        1997       1998       1999       1999       2000
                                                --------   ----------   --------   --------   --------   --------   --------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  License fees................................  $615,642   $  605,491   $471,036   $421,454   $421,645   $298,189   $335,911
  Services....................................  $340,944   $  406,054   $432,901   $446,015   $449,988   $336,369   $364,012
                                                --------   ----------   --------   --------   --------   --------   --------
Total revenues................................   956,586    1,011,545    903,937    867,469    871,633    634,558    699,923
Cost and expenses:
  Cost of license fees........................    29,736       29,859     31,356     37,573     46,241     29,992     32,934
  Cost of services............................   205,019      246,273    248,625    235,574    217,053    162,032    183,054
  Sales and marketing(1)......................   473,523      511,316    457,441    377,774    310,774    230,786    251,774
  Product development and engineering.........   151,902      164,676    138,590    148,583    136,272    107,387     98,930
  General and administrative..................    67,888       72,561     62,607     65,406     68,876     51,417     50,110
  Amortization of goodwill and other purchased
    intangibles(1)............................     7,881       11,843     11,720     15,205     13,920     10,519     24,578
  Cost of merger..............................    24,017           --         --         --         --         --         --
  Cost (reversals) of restructuring...........        --       49,232         --     74,167     (8,528)    (5,619)        --
  In process research & development...........    19,965           --         --         --         --         --      8,000
                                                --------   ----------   --------   --------   --------   --------   --------
    Total costs and expenses..................   979,931    1,085,760    950,339    954,282    784,608    586,514    649,380
                                                --------   ----------   --------   --------   --------   --------   --------
Operating income (loss).......................   (23,345)     (74,215)   (46,402)   (86,813)    87,025     48,044     50,543
Interest income and expense, net..............     8,603        7,507      5,646      7,748     13,773     11,351     14,815
Minority interest.............................        --           --         --         --         --         --         24
                                                --------   ----------   --------   --------   --------   --------   --------
Income (loss) before income taxes.............   (14,742)     (66,708)   (40,756)   (79,065)   100,798     59,395     65,382
Provision for income taxes....................     4,760       12,298     14,668     14,063     38,303     23,164     28,768
                                                --------   ----------   --------   --------   --------   --------   --------
    Net Income (loss).........................  $(19,502)  $  (79,006)  $(55,424)  $(93,128)  $ 62,495   $ 36,231   $ 36,614
                                                ========   ==========   ========   ========   ========   ========   ========
Basic net income (loss) per share.............  $  (0.27)  $    (1.05)  $  (0.70)  $  (1.15)  $   0.76   $   0.44   $   0.42
                                                --------   ----------   --------   --------   --------   --------   --------
Shares used in computing basic net income
  (loss) per share............................    71,292       75,160     78,794     80,893     81,817     81,861     87,636
                                                ========   ==========   ========   ========   ========   ========   ========
Diluted net income (loss) per share...........  $  (0.27)  $    (1.05)  $  (0.70)  $  (1.15)  $   0.74   $   0.43   $   0.40
                                                --------   ----------   --------   --------   --------   --------   --------
Shares used in computing diluted net income
  (loss) per share............................    71,292       75,160     78,794     80,893     84,156     83,717     92,311
                                                ========   ==========   ========   ========   ========   ========   ========

---------------

(1) Certain previously reported amounts have been reclassified to conform to current presentation format.

                                                                   AS OF DECEMBER 31,                          AS OF
                                                  ----------------------------------------------------     SEPTEMBER 30,
        CONSOLIDATED BALANCE SHEET DATA:            1995       1996       1997       1998       1999            2000
        --------------------------------          --------   --------   --------   --------   --------   ------------------
Cash, cash equivalents and cash investments.....  $223,721   $174,522   $246,137   $249,613   $352,899        $344,377
Working capital.................................   140,306     93,056     67,510     84,179    127,229         103,230
Total assets....................................   766,292    751,891    781,625    696,604    737,335         869,526
Long-term obligations...........................     5,452      2,871      1,959      2,011      5,799           5,843
Stockholders' equity............................   439,649    396,808    371,515    301,072    336,110         463,813
Cash dividends declared per common share........        --         --         --         --         --              --

SELECTED HISTORICAL FINANCIAL DATA OF NEON

     The following selected historical financial data should be read in conjunction with NEON's financial statements incorporated by reference in this prospectus. The statement of operations data for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 and the balance sheet data as of December 31, 1996, 1997, 1998, 1999 and 2000 have been derived from NEON's audited financial statements not included in this prospectus. This financial data should be read with the consolidated financial statements for the years ended December 31, 1998, 1999 and 2000, which are incorporated by reference in this prospectus.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              YEAR ENDED DECEMBER 31,
                                                 -------------------------------------------------
                                                  1996      1997      1998       1999     2000(2)
                                                 -------   -------   -------   --------   --------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  Software licenses............................  $ 3,383   $15,970   $40,976   $ 59,564   $104,664
  Software maintenance.........................       24       755     4,912     16,178     21,663
  Professional services........................    3,738     5,921    19,926     50,482     62,021
                                                 -------   -------   -------   --------   --------
Total revenues.................................  $ 7,145   $22,646   $65,814   $126,224   $188,348
Cost of revenues...............................    3,328     5,343    14,607     40,301     55,081
Gross profit...................................    3,817    17,303    51,207     85,923    133,267
                                                 -------   -------   -------   --------   --------
Operating expenses:
  Sales and marketing..........................    4,425     8,824    21,942     54,862     89,755
  Research and development.....................    3,658     7,730    15,839     34,873     42,505
  General and administrative...................    1,467     2,334     6,571     15,620     16,942
Loss from operations...........................   (5,733)   (4,251)  (12,521)   (71,426)   (64,376)
Net loss.......................................  $(5,672)  $(3,507)  $(8,499)  $(46,312)  $(60,870)
                                                 =======   =======   =======   ========   ========
Net loss per common share, basic and
  diluted(1)...................................  $ (2.10)  $ (0.32)  $ (0.38)  $  (1.44)  $  (1.71)
                                                 =======   =======   =======   ========   ========
Weighted average shares of common stock
  outstanding(1)...............................    2,707    10,958    22,277     32,248     35,691

                                                                AS OF DECEMBER 31,
                                                 -------------------------------------------------
                                                  1996     1997       1998       1999     2000(3)
                                                 ------   -------   --------   --------   --------
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents, short-term and
  long-term investments........................  $3,387   $22,724   $196,091   $ 94,815   $ 51,195
Working capital................................   2,586    25,928    195,856     86,368     43,990
Total assets...................................   7,073    40,229    298,678    359,520    349,484
Long-term obligations..........................     442        --         --         --         --
Stockholders' equity...........................   3,515    34,731    275,615    320,641    295,971
Cash dividends declared per common share.......      --        --         --         --         --

---------------
(1) All share and per share information has been adjusted to reflect a two-for-one stock split that was effected in the form of a 100% stock dividend to stockholders of record as of November 23, 1998.

(2) On January 23, 2001, NEON announced in a press release, net losses for the year and quarter ended December 31, 2000 of $57.9 million and $39.3 million, respectively. On February 20, 2001, NEON disclosed an additional provision for uncollectible receivables of $3.0 million was subsequently made and reflected in the final audited results for the year ended December 31, 2000 from which this information has been derived.

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The following selected unaudited pro forma combined condensed financial data should be read in conjunction with Sybase's unaudited pro forma combined condensed financial statements and related notes thereto included in this prospectus. The selected unaudited pro forma combined condensed financial data gives effect to the proposed merger of Sybase and NEON and the acquisition of Home Financial Network ("HFN") by Sybase on January 20, 2000.

     The selected unaudited pro forma combined condensed statement of operations data for the year ended December 31, 1999 and the nine months ended September 30, 2000 give effect to the above transactions as if they occurred on January 1, 1999, and January 1, 2000, respectively. The selected unaudited pro forma combined condensed statement of operations data for the year ended December 31, 1999 has been derived by combining the audited historical statement of operations of NEON for the year ended December 31, 1999 with the pro forma statement of operations combining the audited historical statements of operations for Sybase and HFN for the year ended December 31, 1999. The selected unaudited pro forma combined condensed statement of operations data for the nine months ended September 30, 2000 has been derived by combining the unaudited historical statements of operations of Sybase and NEON for the nine months ended September 30, 2000, and the unaudited historical statement of operations for HFN for the period from January 1, 2000 to January 20, 2000.

     The selected unaudited pro forma combined condensed financial data do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings that may result from the merger.

     The selected unaudited pro forma combined condensed balance sheet as of September 30, 2000 gives effect to the proposed merger of Sybase and NEON as if it occurred on September 30, 2000. The selected unaudited pro forma combined condensed balance sheet data as of September 30, 2000 has been derived by combining the unaudited historical consolidated balance sheets of Sybase and NEON as of September 30, 2000. Results for the nine months ended September 30, 2000 are not necessarily indicative of the expected results for the full year. We direct you to NEON's audited financial statements for the year ended December 31, 2000 incorporated by reference in this prospectus.

     The selected unaudited pro forma combined condensed information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the assumed dates, nor is it necessarily indicative of future operating results or financial position of the combined companies. The pro forma adjustments are based upon information and assumptions available at the time of filing of this document.

                                                                             NINE MONTHS
                                                            YEAR ENDED          ENDED
                                                           DECEMBER 31,     SEPTEMBER 30,
                                                               1999             2000
                                                           ------------   -----------------
                                                                    (IN THOUSANDS,
                                                              EXCEPT PER SHARE AMOUNTS)
PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
  DATA:
Total revenues...........................................   $1,003,193        $848,112
Net income (loss)........................................      (11,330)         15,327
Basic net income (loss) per share........................   $    (0.11)       $   0.15
Diluted net income (loss) per share......................   $    (0.11)       $   0.14

                                                              SEPTEMBER 30, 2000
                                                              ------------------
                                                                (IN THOUSANDS)
PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
Cash, cash equivalents and cash investments, including
  long-term investments.....................................      $  408,775
Working capital.............................................         109,898
Total assets................................................       1,306,272
Long-term debt and capital lease obligation, less current
  portion...................................................           6,103
Total stockholders' equity..................................         803,615

COMPARATIVE PER SHARE DATA

     The following table reflects (a) the historical net income (loss) and book value per share of Sybase common stock and the historical net income (loss) and book value per share of NEON common stock in comparison with the unaudited pro forma net income (loss) and book value per share after giving effect to Sybase's proposed merger with NEON, and (b) the equivalent historical net income (loss) and book value per share attributable to .3878 shares of Sybase common stock which will be received for each share of NEON.

     The historical book value per share is computed by dividing common stockholders' equity as of December 31, 1999 and September 30, 2000, respectively, by the actual common shares outstanding. The pro forma net income
(loss) per share is computed by dividing the pro forma net income (loss) by the pro forma weighted average number of shares outstanding, assuming Sybase had merged with NEON at the beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at September 30, 2000, assuming the merger had occurred on that date. The NEON equivalent pro forma combined per share amounts are calculated by multiplying the Sybase pro forma combined per share amounts by the exchange ratio of 0.3878.

     The following information should be read in conjunction with (a) the separate historical financial statements and related notes of Sybase and the unaudited interim condensed consolidated financial statements of Sybase incorporated by reference in this prospectus, (b) the separate historical financial statements and related notes of NEON and the unaudited condensed interim financial statements of NEON incorporated by reference in this prospectus, and (c) the unaudited pro forma combined condensed financial information and related notes of Sybase and the selected historical and selected unaudited pro forma financial data included elsewhere in this prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the assumed dates, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                                                         YEAR ENDED     NINE MONTHS ENDED
                                                        DECEMBER 31,      SEPTEMBER 30,
                                                            1999              2000
                                                        ------------    -----------------
Historical Sybase:
  Basic net income per share..........................     $ 0.76            $ 0.42
  Diluted net income per share........................     $ 0.74            $ 0.40
  Book value per share at the end of the period.......     $ 4.15            $ 5.24
Historical NEON:
  Basic and diluted net (loss) per share..............     $(1.44)           $(0.52)
  Book value per share at the end of the period.......     $ 9.42            $ 9.33
Sybase and NEON Pro Forma Combined:
  Pro forma basic net income (loss) per Sybase
     share............................................     $(0.11)           $ 0.15
  Pro forma diluted net income (loss) per Sybase
     share............................................     $(0.11)           $ 0.14
  Pro forma basic net income (loss) per NEON share....     $(0.04)           $ 0.06
  Pro forma diluted net income (loss) per NEON
     share............................................     $(0.04)           $ 0.05
  Pro forma book value per Sybase share at September
     30, 2000.........................................                       $ 7.81
  Pro forma book value per NEON share at September 30,
     2000.............................................                       $ 3.03

COMPARATIVE MARKET PRICE INFORMATION

     The following table sets forth the last sale prices per share of Sybase common stock and NEON common stock on the Nasdaq National Market on February 20, 2001, the last trading day prior to the public announcement of the proposed merger, and on March 14, 2001, the most recent date for which prices were practically available prior to filing this document. The table also sets forth the value of the shares of Sybase common stock that a NEON stockholder would have received for one share of NEON common stock, assuming that the merger had taken place on those dates. These numbers have been calculated by multiplying 0.3878, the exchange ratio of Sybase shares for each NEON share, by the last sale price per share of Sybase common stock on those dates. The actual value of the shares of Sybase common stock a stockholder will receive on the date of the merger may be higher or lower than the prices set forth below.

                                                      LAST SALE         LAST SALE      VALUE OF SYBASE
                                                   PRICE OF SYBASE    PRICE OF NEON     COMMON STOCK
                                                    COMMON STOCK      COMMON STOCK        RECEIVED
                                                   ---------------    -------------    ---------------
February 20, 2001................................      $24.50             $6.94             $9.50
March 14, 2001...................................       16.88              6.34              6.54

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the merger between Sybase and NEON proposed on February 20, 2001 and the acquisition of HFN on January 20, 2000, both accounted for as purchase business combinations.

     On February 20, 2001 Sybase entered into a reorganization agreement with NEON for consideration preliminarily valued at $361.0 million, consisting of
14.3 million shares of Sybase common stock valued at $316.6 million as of such date and 3.1 million options to purchase Sybase common stock valued at an estimated $32.6 million, and estimated direct acquisition costs of $11.8 million. The estimated direct acquisition costs consist primarily of investment banker, legal and accounting fees, regulatory filing and printing costs to be incurred by Sybase and NEON which are directly related to the merger. The actual value of the consideration for the merger with NEON cannot yet be determined since the merger has not yet been completed. There can be no assurance that Sybase and NEON will not incur additional charges related to the merger or that management will be successful in its efforts to integrate the operations of the two companies. For the purpose of the following pro forma financial information, the number of shares of Sybase common stock assumed to be issued in the merger with NEON is approximately 14.3 million. This amount is based on the number of common shares of NEON outstanding as of February 20, 2001, the date of the reorganization agreement. Similarly, the estimated value of options to purchase Sybase common stock to be issued in the merger with NEON is based on the outstanding options to purchase shares of NEON common stock as of February 20, 2001. The actual number of shares of Sybase common stock and options to be issued will be based on the actual outstanding common shares and options of NEON as of the date of completion of the merger.

     The unaudited pro forma combined condensed balance sheet combines the unaudited historical condensed balance sheets of Sybase and NEON as of September 30, 2000. Results for the nine months ended September 30, 2000 are not necessarily indicative of the expected results for the full year.

     The unaudited pro forma combined condensed statements of operations give effect to the proposed merger between Sybase and NEON, and the completed acquisition of HFN, as if it had occurred on January 1 of each period presented. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2000 combines the unaudited historical statement of operations of Sybase and NEON for the nine months ended September 30, 2000, along with the unaudited historical statement of operations for HFN for the period January 1, 2000 to January 20, 2000. The unaudited pro forma combined statement of operations for the year ended December 31, 1999 combines audited historical statements of operations of NEON for the year ended December 31, 1999 together with pro forma statement of operations combining the audited historical statements of operations for Sybase and HFN for the year ended December 31, 1999.

     The unaudited pro forma combined condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of NEON. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of NEON's tangible assets acquired, liabilities assumed, identifiable intangible assets and goodwill at the time of the acquisition. The final determination of tangible and intangible assets may result in depreciation and amortization expenses that are different from the preliminary estimates of these amounts. To the extent that a portion of the purchase price is allocated to in-process research and development as is anticipated, a charge will be recognized for the period in which the acquisition occurs. Any change to depreciation and amortization expenses may be material to Sybase's results of operations.

     The unaudited pro forma combined condensed financial statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings that may result from the mergers.

     The unaudited pro forma combined condensed information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger and the acquisition had been consummated as of the assumed dates, nor is it necessarily indicative of future operating results or financial position of the combined companies. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document.

     The pro forma information should be read in conjunction with the accompanying notes thereto, Sybase's historical financial statements and related notes thereto incorporated by reference in this prospectus, NEON's historical financial statements and related notes thereto incorporated by reference in this prospectus, and other information pertaining to Sybase and NEON included or incorporated by reference in this prospectus, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" of each company included or incorporated by reference in this prospectus.

                                  SYBASE, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                                   PRO FORMA       PROFORMA
                                             SYBASE       NEON       COMBINED     ADJUSTMENTS      COMBINED
                                            --------    --------    ----------    -----------     ----------
Current assets
  Cash and cash equivalents...............  $230,765    $ 22,623    $  253,388                    $  253,388
  Restricted cash.........................        --          13            13                            13
  Short-term cash investments.............    36,711       6,209        42,920                        42,920
                                            --------    --------    ----------                    ----------
     Total cash, cash equivalents and
       short-term cash investments........   267,476      28,845       296,321                       296,321
  Accounts receivable, net................   198,194      63,943       262,137                       262,137
  Third-party software purchased for
     resale, at cost......................        --       3,601         3,601                         3,601
  Deferred income taxes...................    16,015          --        16,015                        16,015
  Other current assets....................    19,478       6,963        26,441                        26,441
                                            --------    --------    ----------                    ----------
     Total current assets.................   501,163     103,352       604,515                       604,515
Long-term cash investments................    76,901      35,553       112,454                       112,454
Property, equipment and improvements,
  net.....................................    57,313      25,464        82,777                        82,777
Deferred income taxes.....................    25,220      11,968        37,188                        37,188
Capitalized software, net.................    32,977          --        32,977                        32,977
Goodwill and other purchased intangibles,
  net.....................................   159,785     200,348       360,133     $(200,348)(2)     403,317
                                                                                     243,532(2)
Other assets..............................    16,167      16,877        33,044                        33,044
                                            --------    --------    ----------     ---------      ----------
     Total Assets.........................  $869,526    $393,562    $1,263,088     $  43,184      $1,306,272
                                            ========    ========    ==========     =========      ==========
Current liabilities
  Accounts payable........................  $ 20,689    $ 12,203    $   32,892                    $   32,892
  Accrued compensation and related
     expenses.............................    47,404       7,826        55,230                        55,230
  Accrued income taxes....................    43,187          --        43,187                        43,187
  Other accrued liabilities...............    98,605      14,784       113,389     $  11,800(1)      163,457
                                                                                      38,268(2)
  Deferred revenue........................   188,048      19,786       207,834        (7,983)(2)     199,851
                                            --------    --------    ----------     ---------      ----------
     Total current liabilities............   397,933      54,599       452,532        42,085         494,617
Other liabilities.........................     5,843         260         6,103                         6,103
Minority interest.........................     1,937          --         1,937                         1,937
Stockholders' equity
  Common stock............................        91           4            95            (4)(5)         106
                                                                                          15(1)
  Additional paid-in capital..............   576,190     434,204     1,010,394      (434,204)(5)     925,343
                                                                                     349,153(1)
  Accumulated deficit.....................   (41,701)    (84,938)     (126,639)       84,938(5)      (41,701)
  Accumulated other comprehensive loss....   (28,807)     (5,010)      (33,817)        5,010(5)      (28,807)
  Deferred stock-based compensation.......        --      (1,345)       (1,345)        1,345(5)       (9,366)
                                                                                      (9,366)(2)
  Treasury stock..........................   (41,960)     (4,212)      (46,172)        4,212(5)      (41,960)
                                            --------    --------    ----------     ---------      ----------
     Total stockholders' equity...........   463,813     338,703       802,516         1,099         803,615
                                            --------    --------    ----------     ---------      ----------
     Total liabilities and stockholders'
       equity.............................  $869,526    $393,562    $1,263,088     $  43,184      $1,306,272
                                            ========    ========    ==========     =========      ==========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                                  SYBASE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                         TOTAL
                                                         PRO FORMA                                       PRO FORMA     PRO FORMA
                             SYBASE         HFN         ADJUSTMENTS    COMBINED     NEON     COMBINED   ADJUSTMENTS    COMBINED
                            --------   --------------   -----------    --------   --------   --------   -----------    ---------
Revenues:
  License fees............  $421,645           948             --      $422,593   $ 59,564   $482,157    $     --      $482,157
  Services................   449,988         4,388             --       454,376     66,660    521,036          --       521,036
                            --------      --------       --------      --------   --------   --------    --------      --------
Total revenues............   871,633         5,336             --       876,969    126,224   1,003,193         --      1,003,193
Cost and expenses:
  Cost of license fees....    46,241            --          3,000(10)    49,241      1,405     50,646          --        50,646
  Cost of services........   217,053         2,714             --       219,767     38,896    258,663          --       258,663
  Product development and
    engineering...........   136,272         4,964             --       141,236     34,873    176,109          --       176,109
  Sales and marketing.....   310,774         6,137                      316,911     54,861    371,772          --       371,772
  General and
    administrative........    68,876         3,145             --        72,021     15,620     87,641          --        87,641
  Acquisition charges.....        --            --             --            --     25,148     25,148     (25,148)(3)        --
  Stock-based
    compensation..........        --            --             --            --         --         --       3,122(7)      3,122
  Amortization of goodwill
    and other purchased
    intangibles...........    13,920            --         18,789(9)     32,709     19,397     52,106     (19,397)(3)    73,298
                                                                                                           40,589(6)
  Cost (reversal) of
    restructuring.........    (8,528)           --             --        (8,528)     7,450     (1,078)         --        (1,078)
                            --------      --------       --------      --------   --------   --------    --------      --------
Total costs and
  expenses................   784,608        16,960         21,789       823,357    197,650   1,021,007       (834)     1,020,173
                            --------      --------       --------      --------   --------   --------    --------      --------
Operating income (loss)...    87,025       (11,624)       (21,789)       53,612    (71,426)   (17,814)        834       (16,980)
Interest income...........    13,626           536             --        14,162      6,837     20,999          --        20,999
Interest expense and
  other, net..............       147         1,000             --         1,147        295      1,442          --         1,442
                            --------      --------       --------      --------   --------   --------    --------      --------
Income (loss) before
  income taxes............   100,798       (10,088)       (21,789)       68,921    (64,294)     4,627         834         5,461
Provision (benefit) for
  income taxes............    38,303            --         (3,530)(12)   34,773    (17,982)    16,791          --(4)     16,791
                            --------      --------       --------      --------   --------   --------    --------      --------
  Net income (loss).......  $ 62,495      $(10,088)      $(18,259)     $ 34,148   $(46,312)  $(12,164)   $    834      $(11,330)
                            ========      ========       ========      ========   ========   ========    ========      ========
  Pro forma net income
    (loss) per share --
    Basic(8)..............  $   0.76      $  (1.25)                    $   0.38   $  (1.44)                            $  (0.11)
                            ========      ========                     ========   ========                             ========
  Pro forma net income
    (loss) per share --
    Diluted(8)............  $   0.74      $  (1.25)                    $   0.37   $  (1.44)                            $  (0.11)
                            ========      ========                     ========   ========                             ========
  Number of shares used in
    pro forma per share
 calculation -- Basic(8)..    81,817         8,087          7,382        89,199     32,248                 14,291       103,490
                            ========      ========       ========      ========   ========               ========      ========
  Number of shares used in
    pro forma per share
    calculation --
    Diluted(8)............    84,156         8,087          7,641        91,797     32,248                 11,693       103,490
                            ========      ========       ========      ========   ========               ========      ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                                  SYBASE, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          HFN(12)                                                        PRO FORMA     PRO FORMA
                             SYBASE    UNCONSOLIDATED   ADJUSTMENTS    COMBINED     NEON     COMBINED   ADJUSTMENTS    COMBINED
                            --------   --------------   -----------    --------   --------   --------   -----------    ---------
Revenues:
  License fees............  $335,911      $    --         $    --      $335,911   $ 84,733   $420,644    $     --      $420,644
  Services................   364,012           --              --       364,012     63,456    427,468          --       427,468
                            --------      -------         -------      --------   --------   --------    --------      --------
    Total revenues........   699,923           --              --       699,923    148,189    848,112          --       848,112
Cost and expenses:
  Cost of license fees....    32,934            4             167(10)    33,105      1,635     34,740          --        34,740
  Cost of services........   183,054          215              --       183,269     37,106    220,375                   220,375
  Product development and
    engineering...........    98,930          316              --        99,246     31,294    130,540                   130,540
  Sales and marketing.....   251,774          381                       252,155     59,301    311,456                   311,456
  General and
    administrative........    50,110        2,109              --        52,219     12,269     64,488                    64,488
  Stock-based
    compensation..........        --           --              --            --      1,880      1,880       2,341(7)      4,221
  Amortization of goodwill
    and other purchased
    intangibles...........    24,578           --           1,056(9)     25,634     26,353     51,987     (26,353)(3)    56,076
                                                                                                           30,442(6)
  In-process research and
    development...........     8,000           --          (8,000)(14)       --         --         --          --            --
                            --------      -------         -------      --------   --------   --------    --------      --------
    Total costs and
      expenses............   649,380        3,025          (6,777)      645,628    169,838    815,466       6,430       821,896
                            --------      -------         -------      --------   --------   --------    --------      --------
Operating income (loss)...    50,543       (3,025)          6,777        54,295    (21,649)    32,646      (6,430)       26,216
Interest income...........    13,095           --              --        13,095      3,801     16,896          --        16,896
Interest expense and
  other, net..............     1,720           --              --         1,720       (156)     1,564          --         1,564
Minority interest.........        24           --              --            24         --         24          --            24
                            --------      -------         -------      --------   --------   --------    --------      --------
Income (loss) before
  income taxes............    65,382       (3,025)          6,777        69,134    (18,004)    51,130      (6,430)       44,700
Provision for income
  taxes...................    28,768           --              --        28,768        605     29,373          --(4)     29,373
                            --------      -------         -------      --------   --------   --------    --------      --------
Net income (loss).........  $ 36,614      $(3,025)        $ 6,777      $ 40,366   $(18,609)  $ 21,757    $ (6,430)     $ 15,327
                            ========      =======         =======      ========   ========   ========    ========      ========
Pro forma net income
  (loss) per share --
  Basic(8)................  $   0.42      $ (0.04)                     $   0.46   $  (0.52)                            $   0.15
                            ========      =======                      ========   ========                             ========
Pro forma net income
  (loss) per share --
  Diluted(8)..............  $   0.40      $ (0.04)                     $   0.44   $  (0.52)                            $   0.14
                            ========      =======                      ========   ========                             ========
Shares used in pro forma
  per share calculation --
  Basic(8)................    87,636       80,893                        87,636     35,473                 14,291       101,927
                            ========      =======                      ========   ========               ========      ========
Shares used in pro forma
  per share calculation --
  Diluted(8)..............    92,311       80,893                        92,311     35,473                 15,028       107,339
                            ========      =======                      ========   ========               ========      ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

     The unaudited pro forma combined condensed consolidated balance sheet has been prepared as if the acquisition occurred on September 30, 2000, the date of the pro forma balance sheet. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 have been prepared to reflect the acquisition of NEON by Sybase as if the acquisition had occurred on January 1, 1999 and January 1, 2000, respectively. Sybase will account for the acquisition of NEON as a purchase business combination. The pro forma combined condensed consolidated statement of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 reflect the combination of the separate historical statement of operations of NEON with the pro forma results of Sybase. The Sybase pro forma statement of operations for the year ended December 31, 1999, and nine-months ended September 30, 2000, combines the results of Sybase with HFN, a company acquired by Sybase on January 20, 2000. The pro forma combined condensed balance sheet reflects the combination of the separate historical balance sheets of NEON and Sybase as of September 30, 2000.

     The total estimated purchase cost of the acquisition has been allocated on a preliminary basis to assets and liabilities based on management's determination of their fair values. The excess of the purchase cost over the fair value of the net tangible assets acquired has been preliminarily allocated by management to goodwill and other purchased intangibles. The estimated purchase price, the excess of the purchase cost over the fair value of the net tangible assets and the allocation to intangible assets is subject to change pending completion of the final analysis of the fair values of the stock options assumed, the assets acquired and the liabilities assumed. The impact of these changes could be material.

     Pro forma adjustments for the unaudited pro forma combined condensed balance sheet as of September 30, 2000 and statements of operations for the year ended December 31, 1999 and nine months ended September 30, 2000 are as follows:

 (1) To reflect the acquisition of all of the outstanding capital stock of NEON for a total estimated purchase cost of approximately $361.0 million. The purchase consideration consists of the following:

     (a) Issuance of approximately 14,291,000 shares of Sybase common stock with a fair value of approximately $316.6 million. The fair value per share of common stock issued is based on the average of the closing prices on the two days prior to and after the acquisition agreement announcement, February 16, February 20, February 21 and February 22, 2001, respectively.

     (b) Assumption of options to purchase approximately 3,128,000 shares of Sybase common stock with a fair value of approximately $32.6 million. The fair value of the options assumed was determined based on the Black-Scholes model. Assumptions used in determining the fair value of the options assumed under the Black-Scholes model are as follows:

          - Fair market value of the underlying shares is based on the average closing price of Sybase shares for February 16, February 20, February 21, and February 22.

          - Expected life -- .25 to 4.25 years

          - Expected volatility -- .7093

          - Risk-free interest rate -- 6.18%

          - Expected dividend rate -- 0%

     (c) Merger related costs of approximately $11.8 million consisting primarily of fees for investment bankers, attorneys, accountants, regulatory filings and financial printing. No pro forma adjustments have been made to reflect costs associated with combining the operations of the two companies, or severance benefits and costs associated with discontinuing some redundant business activities, as the nature and amount of these costs have not yet been determined.

 (2) The preliminary allocation of the purchase price over the fair value of net tangible assets acquired, using an assumed December 31, 2000 closing date for purposes of determining net tangible assets has been determined as follows (in millions):

Total purchase price........................................  $361.0
Fair value of identifiable net tangible assets acquired.....  $117.5
Excess of purchase price over fair value of identifiable net tangible assets...........................................  $243.5

     The above represents the allocation of the purchase price over the estimated fair value of NEON's net tangible assets at September 30, 2000, adjusted by $38.3 million to reflect the decrease in NEON's net tangible assets between September 30, 2000 and December 31, 2000.

     The intrinsic value of the unvested options assumed is approximately $9.4 million. This amount has been allocated to deferred stock compensation and will be amortized to stock compensation expense over the remaining vesting periods of the related unvested options. The actual amount of deferred compensation will be determined by the intrinsic value of unvested NEON options assumed as of the date the merger is consummated and may be materially different than the amount assumed for purposes of these pro forma financial statements.

 (3) To reflect the elimination of NEON's amortization and acquisition charges related to historical acquisitions and purchases of technology.

 (4) No adjustment to the pro forma tax provision was necessary to estimate the tax provision for the combined group.

 (5) To reflect the elimination of NEON's historical stockholders' equity accounts.

 (6) To reflect the amortization of the goodwill and other purchased intangibles acquired in connection with the NEON acquisition. The goodwill and other purchased intangibles are being amortized over 6 years and is subject to change pending completion of the evaluation currently being performed by an independent third party. To the extent that a portion of the purchase price is allocated to in-process research and development, as is anticipated, a charge will be recognized for the period in which the acquisition occurs. The impact of any change could be material.

 (7) To reflect the amortization of deferred compensation related to unvested stock options acquired. The deferred stock compensation is being amortized over the unvested stock options' remaining vesting periods assumed to be three years.

 (8) Pro forma net income (loss) per share reflects the impact of the adjustments above. Pro forma basic net income (loss) per share is computed using the weighted-average number of shares of common stock outstanding after the issuance of Sybase common stock to acquire the outstanding shares of NEON. Pro forma diluted net income (loss) per share is computed as described above and also gives effect to any dilutive options. Stock options are excluded from the calculation during loss periods as their effect is antidilutive.

 (9) To reflect the amortization of goodwill and other purchased intangibles acquired in the HFN acquisition.

(10) To reflect the amortization of developed technology acquired in the HFN acquisition.

(11) The pro forma operating results presented do not include any operating revenues, costs or expenses of NEON or Sybase subsequent to September 30, 2000. NEON reported a net loss for the quarter ended December 31, 2000, of approximately $42.3 million, including provisions for asset impairments and restructuring costs of $5.0 million and $4.8 million, respectively.

(12) To reflect the pro forma tax provision of the Sybase/HFN combined group.

(13) Pro forma reclassifications have been made to conform the NEON presentation to the Sybase presentation.

(14) To eliminate the one time charge relating to the write off of in-process research and development acquired in the HFN acquisition.

                                   THE OFFER

GENERAL

     We are offering to exchange 0.3878 of a share of Sybase common stock for each outstanding share of NEON common stock validly tendered and not properly withdrawn, subject to the terms and conditions described in this prospectus and the related letter of transmittal.

     You will not receive any fractional shares of Sybase common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive as described below.

     The expiration date shall refer to 12:00 midnight, New York City time, on April 12, 2001, unless we extend the period of time for which the offer is open, in which case the term expiration date means the latest time and date on which the offer, as so extended, expires.

     If you are the record owner of your shares and you tender your shares directly to the Exchange Agent, you will not incur any brokerage commissions. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. We will be responsible for any transfer taxes on the exchange of NEON common stock pursuant to the offer that are imposed on the acquiror of the NEON stock. You will be responsible for any such transfer taxes that are imposed on the transferor.

     We are making this offer in order to acquire at least a majority of the total number of outstanding shares of NEON common stock on a fully diluted basis (assuming the exercise of all currently exercisable options, rights and convertible securities and the issuance of all NEON shares NEON is obligated to issue thereunder). We intend, as soon as possible after completion of the offer, to have Neel Acquisition Corp., the purchaser in the offer, merge with and into NEON. The purpose of the merger is to acquire all NEON shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding share of NEON common stock, except for treasury shares of NEON and shares that we hold for our own account, and, if applicable, NEON shares held by stockholders exercising appraisal rights, would be converted into the same number of Sybase shares per NEON share as is paid in the offer.

     Our obligation to exchange shares of Sybase common stock for NEON shares pursuant to the offer is subject to several conditions referred to below under "Conditions of the Offer," including the minimum tender condition, the regulatory clearance condition and other conditions that are discussed below.

TIMING OF OUR OFFER

     Our offer is scheduled to expire at 12:00 midnight, New York City time, on April 11, 2001, but we are obligated, with some exceptions, to extend our offer from time to time as necessary until all the conditions to the offer have been satisfied or, where permissible, waived. For more information, you should read the discussion immediately below under the caption "-- Extension, Termination and Amendment."

EXTENSION, TERMINATION AND AMENDMENT

     We expressly reserve the right (subject to the provisions of the reorganization agreement), at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of an extension to the Exchange Agent. If we decide to so extend our offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to the provisions of the reorganization agreement, we are not making any assurance that we will exercise our right to extend our offer, although the reorganization agreement, subject to exceptions, currently obligates us to do so until all conditions to the offer have been satisfied or waived. During an extension, all NEON shares previously tendered and not properly withdrawn will remain subject to the offer, subject to your right to withdraw your NEON shares. You should read the discussion below under the caption "Withdrawal Rights" for more details.

     We reserve the right to increase the exchange ratio or to make any other changes in the terms and conditions of the offer by giving oral or written notice of such change to the Exchange Agent and by making a public announcement provided that, without the prior written consent of NEON, we cannot (a) amend or waive the minimum tender condition or (b) change the form or amount of consideration to be paid, decrease the number of shares sought in the offer, impose conditions to the offer in addition to those set forth in the reorganization agreement, extend the expiration date of the offer beyond the initial expiration date of the offer (except as provided in the reorganization agreement) or make any other change that is adverse to the holders of the NEON shares.

     We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

     We confirm to you that if we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of NEON shares being sought or the consideration offered to you, that change will apply to all holders whose NEON shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, we will extend the offer until the expiration of that ten business day period. For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

SUBSEQUENT OFFERING PERIOD

     We may, although we do not currently intend to, elect to provide a subsequent offering period of three to 20 business days after the acceptance of NEON shares in the offer if the requirements under Exchange Act Rule 14d-11 have been met. You will not have the right to withdraw any shares of NEON Common Stock that you tender in the subsequent offering period. If we elect to provide a subsequent offering period, we will make a public announcement to that effect no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date.

EXCHANGE OF NEON SHARES; DELIVERY OF SYBASE COMMON STOCK

     Upon the terms and subject to the conditions of our offer including, if the offer is extended or amended, the terms and conditions of the extension or amendment, we will accept for exchange, and will exchange, NEON shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange or the exchange of NEON shares in order to comply with any applicable law. In all cases, exchange of NEON shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the Exchange Agent of certificates for those NEON shares (or a confirmation of a book-entry transfer of those NEON shares in the Exchange Agent's account at The Depository Trust Company, which we refer to as "DTC"), a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document and any other required documents.

     For purposes of the offer, we will be deemed to have accepted for exchange NEON shares validly tendered and not properly withdrawn as, if and when we notify the Exchange Agent of our acceptance of the tenders of those NEON shares pursuant to the offer. The Exchange Agent will deliver Sybase common stock (and cash instead of any fractional shares of Sybase common stock) in exchange for NEON shares pursuant to the offer as soon as practicable after receipt of our notice. The Exchange Agent will act as agent for Sybase for the purpose of receiving Sybase common stock and any cash to be paid instead of any fractional shares of Sybase common stock and transmitting the stock and cash, if any, to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

     If we do not accept any tendered NEON shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more NEON shares than are tendered, we will return certificates for the unexchanged NEON shares to the tendering stockholder or, in the case of NEON shares tendered by book-entry transfer of unexchanged NEON shares into the Exchange Agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering," those NEON shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

CASH INSTEAD OF FRACTIONAL SHARES OF SYBASE COMMON STOCK

     We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction multiplied by the closing price of Sybase common stock, as reported on the Nasdaq National Market, on the first date on which we accept shares for exchange in the offer.

WITHDRAWAL RIGHTS

     Your tender of NEON shares pursuant to the offer is irrevocable, except that, other than during a subsequent offering period, NEON shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them for exchange pursuant to the offer, may also be withdrawn at any time after May 13, 2001. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw NEON shares that you tender in the subsequent offering period.

     For your withdrawal to be effective, the Exchange Agent must receive from you a written, telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of NEON shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those NEON shares.

     A financial institution must guarantee all signatures on the notice of withdrawal unless those NEON shares have been tendered for the account of any eligible institution. Most banks, savings and loan associations and brokerage houses are able to provide these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, an "eligible institution." If NEON shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption below entitled "-- Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn NEON shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the Exchange Agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the NEON shares withdrawn must also be furnished to the Exchange Agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

     Neither we, the Exchange Agent, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any NEON shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn NEON shares by following one of the procedures discussed under the captions entitled "Procedure for Tendering" or "Guaranteed Delivery" at any time prior to the expiration date.

PROCEDURE FOR TENDERING

     For you to validly tender NEON shares pursuant to the offer, (a) the enclosed letter of transmittal, properly completed and duly executed (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the Exchange Agent at the address set forth on the back cover of this prospectus, and certificates for tendered NEON shares must be received by the Exchange Agent at that address or those NEON shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of the tender received, which confirmation we refer to below as a "book-entry confirmation"), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below.

     The term "agent's message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the NEON shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.

     The Exchange Agent will establish accounts with respect to the NEON shares at DTC for purposes of the offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the NEON shares by causing DTC to transfer tendered NEON shares into the Exchange Agent's account in accordance with DTC's procedure for the transfer. However, although delivery of NEON shares may be effected through book-entry at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

     Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which NEON shares are tendered either by a registered holder of NEON shares who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

     If the certificates for NEON shares are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged NEON shares are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

     THE METHOD OF DELIVERY OF NEON SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

GUARANTEED DELIVERY

     If you wish to tender NEON shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the Exchange Agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your NEON shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

     - You make your tender by or through an eligible institution;

     - The enclosed notice of guaranteed delivery, properly completed and duly executed, substantially in the form enclosed with this prospectus, is received by the Exchange Agent as provided below on or prior to the expiration date; and

     - The certificates for all tendered NEON shares (or a confirmation of a book-entry transfer of tendered securities into the Exchange Agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the Exchange Agent within three Nasdaq trading days after the date of execution of the notice of guaranteed delivery.

     You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the Exchange Agent and you must include a signature guarantee by an eligible institution in the form set forth in that notice.

     In all cases, we will exchange NEON shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the Exchange Agent of certificates for NEON shares (or timely confirmation of a book-entry transfer of tendered securities into the Exchange Agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

     By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your NEON shares tendered and accepted for exchange by us and with respect to any and all other NEON shares and other securities (other than the shares of Sybase common stock) issued or issuable in respect of the NEON shares on or after April 11, 2001. That appointment is effective if and when, and only to the extent that, we accept the shares of NEON common stock for exchange pursuant to the offer. All of these proxies shall be considered coupled with an interest in the tendered NEON shares and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the NEON shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of NEON's stockholders or otherwise. We reserve the right to require that, in order for NEON shares to be deemed validly tendered, immediately upon our exchange of those NEON shares, we must be able to exercise full voting rights with respect to the tendered NEON shares.

     We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of NEON shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of NEON shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any NEON shares. No tender of those NEON shares will be deemed to have been validly made until all defects and irregularities in tenders of those NEON shares have been cured or waived. Neither we, the Exchange Agent, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any NEON shares or will incur any liability for failure to give notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

     The tender of NEON shares pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

BACKGROUND OF THE OFFER

     In the fourth quarter of 2000, the Corporate Development Group at Sybase, under the direction of Marty Beard, Sybase's Vice President, Corporate Development, researched companies offering enterprise application integration products and identified NEON as a potential candidate for a strategic relationship.

     In December 2000, NEON engaged Credit Suisse First Boston Corporation ("CSFB") to provide financial advisory services in connection with a possible business combination involving NEON. In December 2000 and January 2001, CSFB and officers of NEON contacted approximately seven parties to determine their interest in engaging in a business combination with NEON.

     On December 27, 2000, Mr. Beard placed a telephone call to George F. (Rick) Adam, Jr., NEON's Chairman and Chief Executive Officer, inviting Mr. Adam to participate in an initial discussion regarding a possible strategic relationship.

     On January 1, 2001, Mr. Beard and Mr. Adam had an initial discussion by telephone. During that conversation, Mr. Beard introduced the possibility of a business combination transaction, and Mr. Adam expressed an interest in exploring such a transaction.

     On January 3, 2001, Mr. Adam met, at Sybase's offices in Emeryville, California, with Mr. Beard, John S. Chen, Sybase's President and Chief Executive Officer, Raj Nathan, Sybase's General Manager, Internet Applications Division, and Billy Ho, Sybase's Vice President of Research and Development to discuss a possible business combination. At the meeting, Mr. Adam and Mr. Chen presented each other with strategic overviews of their respective companies and confirmed their mutual interest in pursuing further discussions regarding a possible business combination.

     On January 12, 2001, Mr. Chen conveyed to Mr. Adam Sybase's proposed terms for a possible business combination involving Sybase and NEON.

     On January 15, 2001, NEON's board of directors authorized NEON to continue discussions with Sybase regarding a possible business combination.

     On January 16, 2001, at the direction of Mr. Adam, CSFB contacted Mr. Chen to express NEON's desire to continue discussions regarding a potential business combination. At this time, Mr. Chen expressed Sybase's desire to continue discussions as well.

     On January 17, 2001 NEON and Sybase entered into a mutual nondisclosure agreement pursuant to which they agreed to exchange confidential information regarding their respective businesses.

     On January 19, 2001, Mr. Adam, Dr. Patrick Fortune, NEON's President and Chief Operating Officer, Stephen Webb, NEON's Chief Financial Officer, and Peter Hoversten, NEON's Chief Technology Officer, met with Pieter Van der Vorst, Sybase's Chief Financial Officer, Mr. Beard and Mark Wilson, Sybase's Senior Director, Corporate Development, in San Francisco, California to review strategic, financial, product and operational information about NEON, and to continue discussions regarding the merits of a business combination. That night, Mr. Adam and Mr. Chen continued discussions of a possible business combination.

     On January 22, 2001, Merrill Lynch & Co. ("Merrill Lynch") was engaged to act as Sybase's financial advisor in connection with a possible transaction with NEON.

     On January 24, 2001, Merrill Lynch began its due diligence review of NEON, which continued through the signing of the reorganization agreement. Representatives of Merrill Lynch met with representatives of NEON management at NEON's offices in Englewood, Colorado to review background historical information on NEON's strategy, products and financial and operational performance.

     On January 26, 2001, Sybase transmitted a proposed term sheet and certain ancillary documents to NEON.

     On January 27, 2001, Mr. Adam notified Mr. Beard that NEON was interested in continuing discussions with Sybase regarding a possible business combination.

     On January 30 and 31, 2001, several discussions took place among representatives of Sybase, Merrill Lynch, CSFB and NEON with respect to the proposed financial terms of the business combination transaction.

     On February 1, 2001, NEON retained Cooley Godward LLP to act as its outside legal counsel in connection with the possible business combination transaction. Later that evening, management of the two companies agreed to continue discussions regarding a business combination transaction and directed their outside legal counsel to commence negotiation of a definitive reorganization agreement.

     On February 5, 2001, representatives from Sybase, Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside legal counsel to Sybase, and Ernst & Young LLP, independent accountants to Sybase, began their due diligence review of NEON which continued through the signing of the reorganization agreement.

     Between February 5 and February 7, 2001, Mr. Adam, Dr. Fortune, Mr. Webb, Mr. Hoversten, Fred Horn, NEON's Executive Vice President of Operations, Leonard Goldstein, NEON's Senior Vice President, Senior Counsel and Secretary, Leslie Lundberg, NEON's Vice President of Human Resources, Brian Duff, NEON's Controller, and other members of NEON management met with Mr. Van der Vorst, Mr. Beard, Mr. Nathan, Dan Carl, Sybase's General Counsel, Pamela George, Sybase's Vice President of Marketing, Nita White-Ivy, Sybase's Vice President of Human Resources, and other members of Sybase management, at the offices of Cooley Godward in San Francisco, California. During these meetings, the parties discussed the business, financial condition and organization of the two companies. Simultaneously, Scott Powell, NEON's Group President of Engineering, and Mr. Ho met in Denver, Colorado, to discuss both companies' product architecture and specifications.

     On February 6, 2001, the NEON board of directors held a special telephonic meeting to discuss the potential business combination. Members of NEON's management and representatives of CSFB explained the background and status of the negotiations. At this meeting, representatives of Cooley Godward reviewed the responsibilities of the board of directors in considering the proposed business combination transaction. The NEON board of directors discussed the strategic rationale for a proposed business combination and authorized management to continue negotiations with Sybase. Later that evening, Wilson Sonsini Goodrich & Rosati delivered drafts of the reorganization agreement and related agreements to Cooley Godward.

     From February 9, 2001 through February 20, 2001, negotiations on the terms of the reorganization agreement and related agreements continued among Sybase, NEON and their respective legal counsel and financial advisors. These negotiations covered all aspects of the transaction, including, among other things, the representations and warranties made by the parties, the restrictions on the conduct of their businesses, the conditions to completion of the offer and the merger, the provisions regarding termination, the details of the "no shop" clause, the amount, triggers and payment of the termination fee and the consequences of termination, and the delivery and terms of the stockholder agreements. During this period, executive officers of NEON who were asked to enter into employment and non-competition agreements and agreements amending certain change of control severance agreements negotiated the terms of these agreements with Sybase.

     On February 14, 2001, the NEON board of directors held a special telephonic meeting during which the NEON board of directors discussed the proposed business combination with Sybase. Mr. Adam reviewed the background of NEON's discussions with Sybase as well as the current status of negotiations and reviewed the terms of the proposed business combination transaction. Representatives of CSFB reviewed the financial terms of the transaction as proposed at that time. In addition, representatives of Cooley Godward outlined the board's fiduciary duties and other applicable legal principles in the context of business combination transactions and reviewed the reorganization agreement and stockholder agreements and related matters. The NEON board of directors discussed the strategic, business and financial merits and the timing of a possible transaction with Sybase and the terms of Sybase's proposal, and directed management to continue negotiations with Sybase.

     From February 12, 2001 to February 14, 2001, Mr. Chen, Mr. Van der Vorst, Mr. Beard and representatives of Merrill Lynch had several conversations with the individual members of the Sybase board of directors regarding the proposed business combination with NEON, including the strategic rationale for the transaction and the proposed financial and other transaction terms.

     On February 15, 2001, the Sybase board of directors met and reviewed the proposed transaction terms and the results of Sybase's due diligence investigation. Representatives of Merrill Lynch and Wilson Sonsini Goodrich & Rosati also participated. The Sybase board of directors received a presentation from its financial advisor, Merrill Lynch, concerning the transaction. Representatives of Wilson Sonsini Goodrich & Rosati reviewed the proposed principal terms of the reorganization agreement and outlined the legal principles applicable to the Sybase board of directors' consideration and approval of the proposed transaction. The Sybase board of directors, by unanimous vote of the directors present and voting at the meeting, authorized Sybase to enter into a reorganization agreement with NEON in substantially the form proposed at the meeting consistent with the Sybase board of directors' guidance on certain open issues, including the completion of the audit of NEON's financial statements for the year ended December 31, 2000.

     On February 19, 2001, a representative of Merrill Lynch telephoned a representative of CSFB to discuss open issues in the negotiations, including valuation and the potential exchange ratio. In addition, on February 19, 2001, Mr. Chen telephoned Mr. Adam to discuss open issues in the negotiations, including valuation and the potential exchange ratio.

     On February 19, 2001, the NEON board of directors held a special telephonic meeting to review the status of negotiations and discussions with Sybase since the board's February 14, 2001 meeting and reviewed revised drafts of the reorganization agreement and related agreements. Representatives of CSFB and Cooley Godward also participated. Representatives of Cooley Godward reviewed with the NEON board of directors the main legal principles applicable to the proposed business combination transaction (including the board's fiduciary duties and authority in considering the transaction). Representatives of Cooley Godward also reviewed in detail the principal terms of the proposed reorganization agreement and related agreements and summarized the remaining open issues and responded to questions by the NEON board of directors. The NEON board of directors reviewed and discussed the principal terms of the proposed transaction, including the exchange ratio, closing conditions, termination rights, the termination fee, the stockholder agreements and NEON's ability to consider alternative proposals. Also at this meeting, CSFB reviewed with NEON's board of directors the financial terms of the transaction proposed at that time and indicated that, subject to agreement on the final exchange ratio consistent with the financial terms as proposed at that time, it was prepared to render an opinion to the NEON board of directors that, as of such date and based upon and subject to various considerations, the exchange ratio in the transaction was fair, from a financial point of view, to the holders of NEON common stock. After further deliberation, the NEON board of directors, by the unanimous vote of all directors present and voting at the meeting:

     - determined that the reorganization agreement and the transactions contemplated thereby, including the offer and the merger, are consistent with and in furtherance of the long-term business strategy of NEON and are advisable and are fair to and in the best interest of NEON and its stockholders,

     - approved and adopted the reorganization agreement and the transactions contemplated thereby, including the offer and the merger and the stockholder agreements and the transactions contemplated thereby, together with such changes as were discussed at the meeting,

     - resolved to recommend acceptance of the offer and approval and adoption of the reorganization agreement by NEON's stockholders, and

     - authorized Mr. Adam to execute, on behalf of NEON, the reorganization agreement and such other documents that certain of NEON's officers find necessary or advisable in their sole discretion, together with any changes, deletions, additions and alterations that such officers approve consistent with the resolutions of the NEON board of directors.

     After the close of trading on the Nasdaq National Market on February 20, 2001, Sybase and NEON agreed on the final exchange ratio of 0.3878 and entered into the reorganization agreement. Following agreement on the final exchange ratio, CSFB rendered to the NEON board of directors its written opinion that, as of February 20, 2001, and based upon and subject to various considerations set forth in its opinion, the exchange ratio in the transaction was fair, from a financial point of view, to the holders of NEON common stock, other than Sybase and its affiliates. CSFB was not aware of any ownership of shares of NEON common stock by Sybase or its affiliates. A copy of CSFB's opinion is included in NEON's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to NEON stockholders together with this prospectus. Stockholders should read CSFB's opinion carefully in its entirety.

     Also on February 20, 2001, the directors and certain officers and stockholders of NEON entered into stockholder agreements with Sybase, pursuant to which they agreed to tender their NEON shares in the offer and vote their NEON shares in favor of the approval and adoption of the reorganization agreement. In addition, the directors and certain officers and stockholders of NEON entered into affiliate agreements with Sybase, acknowledging the restrictions imposed by the federal securities laws, in some instances, on their ability to sell Sybase shares following the completion of the offer or the merger, as applicable. In addition, certain officers of NEON also signed amendments to the change of control severance agreements to which such officers are party to, among other things, waive certain severance and other rights that may be triggered as a direct or indirect result of the transactions contemplated by the reorganization agreement. Messrs. Adam, Fortune, Horn and Hoversten each entered into employment and non-competition agreements with Sybase, effective upon consummation of the merger, under which they agreed not to engage in certain activities or make certain investments, and not to solicit Sybase employees, during the period of their employment by the surviving corporation and for eighteen months following their termination of employment with the surviving corporation. See the section entitled "Interests of NEON Officers and Directors in the Transaction" beginning on page 55 of this prospectus, specifically "-- Certain Executive Agreements" beginning on page 56 of this prospectus, for a further description of some of these agreements.

     After the parties signed the reorganization agreement, Sybase issued a press release announcing the transaction.

     On March 15, 2001 Neel Acquisition Corp. commenced the offer.

REASONS FOR THE OFFER AND MERGER

Improve our e-Business/Enterprise Application Integration Products

     - We believe the combination of Sybase and NEON furthers our strategy of improving and expanding our product offerings in the e-business/enterprise application integration marketplace. This marketplace is demanding the integration of new e-business applications with existing and older legacy applications on the web to facilitate seamless e-business. Enterprise application integration is one of the fastest growing areas of the information technology industry and Sybase's acquisition of NEON would provides us with processes, integration technology, portal servers and other elements critical for our growth in this area.

Strengthen our Market Position

     - We believe the combination of Sybase and NEON will strengthen our position in the emerging e-business marketplace. Acquisition of NEON's technology would broaden Sybase's e-business platform, enabling it to respond to customer demand by providing products complimentary to Sybase's application server, replication server and messaging middleware. We believe an enhanced e-business platform would meet the needs of customers interested in maximizing and integrating all business interactions, from the consumer to suppliers and the back-office.

     - We believe the combination of Sybase and NEON will enable us to strengthen our market presence by broadening the total number of products available to customers and allowing customers to develop e-business solutions faster.

     - NEON's strength in the manufacturing, distribution, retail and utilities vertical markets should provide an opportunity for us to expand our presence into those vertical markets.

Increase Our Selling Opportunities

     - We believe enterprises will increasingly demand e-business implementation and integration services from one vendor. The combined products of Sybase and NEON will allow us to meet this demand and offer our customers additional products and capabilities, as well as reach new customers who are seeking a broad e-business/enterprise application integration solution.

     - NEON has over 3,000 worldwide customers, mostly in the Fortune Global 2000, which we believe will provide opportunities for cross-selling of other Sybase products.

Improve Organizational Capabilities

     - NEON had approximately 1,000 employees as of February 23, 2001. Many of these employees, including 260 engineers, 280 consultants, and 85 sales representatives, we believe will strengthen Sybase's development, professional services and sales capabilities.

     - We believe that the combined company's capabilities will allow us to deliver new e-business solutions to the market faster, in months instead of years.

RECOMMENDATION OF THE NEON BOARD; FACTORS CONSIDERED

     In approving the offer, the merger, the reorganization agreement and the transactions contemplated by the reorganization agreement and recommending that all holders of NEON shares accept the offer and tender their NEON shares pursuant to the offer, the NEON board of directors considered a number of factors, including:

     - the complementary strategies and direction of NEON, a leading supplier of e-business integration software and services, and Sybase, a leading global provider of software solutions that help businesses manage and deliver information across distributed mixed computing environments, including the Internet;

     - the combination of Sybase's e-business platform products and NEON's suite of e-business integration products, creating a complete e-business infrastructure solution for companies building on-line businesses;

     - the opportunity for NEON to access Sybase's installed base of 40,000 customers for cross-selling opportunities, and to leverage Sybase's distribution channels to drive sales of NEON's e-business integration products;

     - Sybase offers a more significant international presence for the distribution of NEON products;

     - the exchange ratio for the offer and the merger representing a premium of 65.2% over the closing price of the NEON common stock on the Nasdaq National Market on February 16, 2001, the last trading day prior to the NEON board's approval of the reorganization agreement, as well as 80.2% and 82.5% premiums over the average of the closing prices for the ten and 30 trading days, respectively, ending on February 16, 2001;

     - the presentations of CSFB regarding the financial terms of the proposed transaction and the opinion of CSFB that, as of February 20, 2001 and based upon and subject to the various considerations set forth in the CSFB opinion, the exchange ratio in the transaction was fair, from a financial point of view, to the holders of NEON common stock, other than Sybase and its affiliates. A copy of the opinion is included in NEON's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to NEON stockholders together with this prospectus. NEON stockholders should read the opinion carefully in its entirety;

     - the financial and other terms of the offer, the merger and the reorganization agreement, including the benefits of the transaction being structured as a first-step exchange offer and second-step merger, which may provide NEON's stockholders with an opportunity to receive shares of Sybase common stock on an accelerated basis;

     - the opportunity for the holders of the NEON shares to participate in a significantly larger and more diversified company and, as stockholders of the combined company, to have greater liquidity in their shares and to benefit from any future growth of the combined company;

     - the strengths and weaknesses of Sybase's and NEON's businesses and the key attributes and opportunities of the combined company in terms of, among other things, products, sales, customers, management, and financial and competitive position;

     - the nature of the e-business software industry and the belief of NEON's board of directors that greater size and resources are increasingly required for companies to successfully compete in this industry;

     - the increasing competition that NEON faces from both existing and potential competitors, many of which have greater assets and resources than NEON, which has occurred as a result of, among other reasons, the consolidation taking place in the software industry in general;

     - historical information concerning Sybase's and NEON's respective businesses, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations filed with the SEC;

     - the consideration to be received by NEON stockholders in the offer and the merger and an analysis of the market value of the Sybase common stock to be issued in exchange for the NEON common stock in light of comparable transactions;

     - current financial market conditions and historical market prices, volatility and trading information with respect to Sybase common stock and the NEON common stock;

     - the belief that the terms of the reorganization agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable;

     - the impact of the offer and the merger on NEON's customers and employees; and

     - reports from management, legal advisors and financial advisors as to the results of their due diligence investigation of Sybase.

     NEON's board of directors also considered the terms of the reorganization agreement regarding NEON's rights to consider and negotiate other acquisition proposals, as well as the possible effects of the provisions regarding termination fees. In addition, NEON's board of directors noted that the offer and merger are expected to be a tax-free transaction. NEON's board of directors also considered various alternatives to the offer and the merger, including remaining as an independent company. NEON's board of directors believed that these factors, including the NEON board's review of the terms of the reorganization agreement, supported the board's recommendation of the offer and the merger when viewed

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

together with the risks and potential benefits of the offer and the merger. NEON's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the offer and the merger, including, but not limited to:

     - the risk that the potential benefits sought in the offer and the merger might not be fully realized;

     - certain risks applicable to Sybase's business (see the section of this prospectus under the heading "Risk Factors -- Risks Related to Our Business" on page 12);

     - the possibility that the offer and the merger might not be completed and the effect of public announcement of the offer and the merger on NEON's sales and operating results, and its ability to attract and retain key technical, marketing and management personnel;

     - the risk that the terms of the transaction could be dilutive to Sybase's earnings and that such potential dilution could negatively impact the trading price of Sybase common stock.

     - the substantial charges to be incurred in connection with the offer and the merger, including costs of integrating the businesses and transaction expenses arising from the offer and the merger;

     - the risk that despite the efforts of the combined company, key technical, marketing and management personnel might not remain employed by the combined company; and

     - the difficulty of managing separate operations at different geographic locations.

     NEON's board of directors believed that these risks were outweighed by the potential benefits of the offer and the merger.

     The NEON board of directors did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the NEON board of directors viewed its position and recommendations as being based on the totality of the information presented to and considered by the NEON board of directors. In addition, individual members of the NEON board of directors may have given different weights to different factors.

     The foregoing discussion of the information and factors considered by the NEON board of directors is not intended to be exhaustive but is believed to include the material factors considered by the NEON board of directors. In view of the wide variety of factors, both positive and negative, considered by the NEON board of directors, the NEON board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

OPINION OF NEON FINANCIAL ADVISOR

     On February 20, 2001, CSFB delivered its opinion to NEON's board of directors that, as of that date, based upon and subject to the various considerations set forth in the CSFB opinion, the exchange ratio in the transaction was fair, from a financial point of view, to holders of NEON common stock, other than Sybase and its affiliates. CSFB was not aware of any ownership of shares of NEON common stock by Sybase or its affiliates.

     WE INCORPORATE BY REFERENCE THE FULL TEXT OF THE CSFB OPINION DATED FEBRUARY 20, 2001. THE FULL TEXT OF THE WRITTEN OPINION OF CSFB, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION IS ATTACHED AS SCHEDULE II TO NEON'S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, WHICH IS BEING MAILED TO NEON STOCKHOLDERS TOGETHER WITH THIS PROSPECTUS. WE URGE NEON STOCKHOLDERS TO READ THE OPINION IN ITS ENTIRETY AND THE DISCUSSION IN NEON'S SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OPINION.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material United States federal income tax consequences of the offer and the merger to holders of NEON shares who exchange their NEON shares for Sybase shares in the offer and/or the merger. This discussion and the tax opinions described below are based on the

Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), applicable Treasury regulations, administrative interpretations and court decisions in effect as of the date of this prospectus, all of which may change, possibly with retroactive effect. Any such change could alter the tax consequences described in this summary and the tax opinions.

     This discussion of material federal income tax consequences of the offer and the merger is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the offer and/or the merger. It does not address all aspects of federal income taxation that may be important to a holder of NEON shares in light of that holder's particular circumstances or to a holder subject to special rules, such as:

     - a foreign entity or an individual stockholder who is not a citizen or resident of the United States;

     - a financial institution or insurance company;

     - a tax-exempt organization;

     - a dealer or broker in securities;

     - a stockholder who is subject to the alternative minimum tax provisions of the Code;

     - a stockholder whose shares are qualified small business stock for purposes of Section 1202 of the Code;

     - a stockholder who holds NEON shares as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction;

     - a stockholder who acquired NEON shares pursuant to the exercise of incentive stock options or who holds NEON shares that are subject to a substantial risk of forfeiture; or

     - a stockholder who does not hold NEON shares as capital assets.

     In addition, this discussion does not address any state, local or foreign income tax or non-income tax consequences of the offer and/or the merger or of any transactions other than the offer and the merger. We urge holders of NEON shares to consult their own tax advisors to determine the particular federal income tax or other tax consequences to them of participation in the offer and/or the merger.

     Although there is limited authority, the offer and the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code if, among other things, all of the following factual assumptions (which we refer to as the supporting conditions) are met:

     - the offer and the merger are completed under the current terms of the reorganization agreement;

     - the minimum tender condition for the offer is satisfied; and

     - the merger is completed promptly after the offer.

     The consummation of the offer is conditioned upon the receipt by Sybase and NEON of tax opinions to the foregoing effect from Wilson Sonsini Goodrich & Rosati, Professional Corporation and Cooley Godward LLP, respectively. These opinions will rely upon, and the consequences summarized below under "-- Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization" are based upon, representations and covenants made by Sybase and NEON, and those contained in certificates of officers of Sybase and NEON to be delivered to tax counsel prior to the consummation of the offer, and upon certain assumptions, including the absence of changes in facts or in law between the date of the consummation of the offer and the effective time of the merger. If any of those representations, covenants or assumptions is inaccurate, the tax consequences of the offer and the merger could differ materially from those summarized below under "-- Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." In addition, the ability to satisfy the supporting conditions, and therefore the federal income tax consequences of the offer and the merger, depend in part on facts that will not be available before the completion of the merger. There can be no assurance that the merger will be completed, or that the supporting conditions will be satisfied. If the supporting conditions are not satisfied, the opinions of
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

Cooley Godward and Wilson Sonsini Goodrich & Rosati described above may not be relied upon. Furthermore, Cooley Godward's and Wilson Sonsini Goodrich & Rosati's opinions will neither bind the IRS nor preclude the IRS or the courts from adopting a contrary position. NEON stockholders should be aware that neither the IRS nor any court has ruled on the tax treatment of a combination of transactions identical to the offer and the merger and no ruling has been or will be requested from the IRS in connection with the offer and the merger. Accordingly, it is possible that the offer and/or the merger may not qualify as a reorganization, and the tax consequences of the offer and the merger could differ materially from those summarized below under "-- Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." See
"-- Federal Income Tax Consequences If the Offer and Merger Do Not Qualify As a Reorganization."

     Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization. Assuming that the offer and the merger qualify as a tax-free reorganization, for federal income tax purposes:

     - A holder of NEON shares will not recognize any gain or loss on its exchange in the offer or the merger of its NEON shares for Sybase shares.

     - If a holder of NEON shares receives cash instead of a fraction of a Sybase share, the holder will be required to recognize capital gain or loss, measured by the difference between the amount of cash received instead of that fraction of a share and the portion of the tax basis of that holder's NEON shares allocable to that fraction of a share. This gain or loss will be long-term capital gain or loss if the holder has held the NEON shares exchanged for that fraction of a Sybase share for more than one year at the time such NEON shares are accepted in the offer or at the effective time of the merger, as the case may be. The deductibility of capital losses is subject to limitations for both individuals and corporations.

     - A holder of NEON shares will have a tax basis in the Sybase shares received in the offer or the merger equal to (1) the tax basis in the NEON shares surrendered by that holder in the offer or merger, reduced by
       (2) any tax basis in such NEON shares that is allocable to a fraction of a Sybase share for which cash is received.

     - The holding period for Sybase shares received in exchange for NEON shares in the offer or the merger will include the holding period for NEON shares surrendered in the offer or the merger.

     - Under specified circumstances, holders of NEON shares may be entitled to appraisal rights in connection with the merger. See "-- Purpose of the Offer; The Merger; Appraisal Rights" below. If appraisal rights are available and a holder of NEON shares receives cash pursuant to the exercise of appraisal rights, such holder will recognize gain or loss, measured by the difference between the amount realized and such holder's tax basis in such NEON shares. Holders of NEON shares who exercise appraisal rights are urged to consult their own tax advisors.

     - NEON will not recognize gain or loss as a result of the offer and the merger.

     Federal Income Tax Consequences If the Offer and Merger Do Not Qualify as a Reorganization. The tax consequences described above are based on factual assumptions, representations and covenants, including the satisfaction of the supporting conditions. If any of those factual assumptions, representations or covenants are not satisfied or observed, or in the event of a contrary ruling by the IRS or a court, the federal income tax consequences of the offer and the merger to holders of NEON shares could differ materially from those summarized above under "-- Federal Income Tax Consequences If the Offer and Merger Qualify As a Reorganization." In that event, exchanges by NEON stockholders pursuant to the offer and/or the merger could be taxable transactions for federal income tax purposes depending on the particular facts surrounding the offer and/or the merger, some of which may not be known before the completion of the merger or later points in time.

     If the offer and/or the merger is taxable, each NEON stockholder participating in the offer and/or the merger, as applicable, will recognize capital gain or loss, measured by the difference between the fair market value of the Sybase shares (together with any cash instead of a fraction of a Sybase common share) received by such stockholder and such stockholder's tax basis in the NEON shares surrendered. This gain or loss will be long-term capital gain or loss if such stockholder had held such NEON shares for more than one year at the time such NEON shares are accepted in the offer or at the effective time of the merger, as applicable.

     Federal Income Tax Consequences If the Merger Is Not Consummated. In addition to the limitations, assumptions and qualifications described above, no opinion has been given concerning any tax consequences of the offer if the merger is not consummated, or if the merger is not consummated promptly after the offer. Except as described under this heading, if the merger is not consummated, exchanges pursuant to the offer generally will be taxable transactions for federal income tax purposes with the consequences described above under "-- Federal Income Tax Consequences If the Offer and Merger Do Not Qualify As a Reorganization."

     Even if the merger is not consummated, the offer will still be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code so long as the following factual assumptions are met:

     - in general, Neel Acquisition Corp. must acquire at least 80% of the NEON shares in the offer;

     - any acquisition of additional NEON shares from other stockholders that Sybase or Neel Acquisition Corp. may decide to effect must not be for consideration other than Sybase voting stock; and

     - the representations and covenants made by Sybase and NEON to Cooley Godward and Wilson Sonsini Goodrich & Rosati must remain effective.

     Whether these factual assumptions will be satisfied will not be known at the time of the offer and there can be no assurances that such factual assumptions will be satisfied.

     We urge each holder of NEON shares to consult his or her own tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences of participation in the offer and/or the merger.

     Federal Backup Withholding. To prevent backup federal income tax withholding with respect to cash, if any, received pursuant to the offer and/or the merger, you must either provide the exchange agent with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal or establish a basis for exemption from backup withholding. Some stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit a Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as appropriate, signed under penalties of perjury, attesting to that individual's exempt status. NEON stockholders that fail to provide their taxpayer identification numbers and the appropriate certifications or that fail to establish an exemption as described above will be subject to backup withholding of 31% on cash amounts received in the offer and/or the merger and may be subject to a $50 penalty imposed by the IRS. If withholding is made and results in an overpayment of taxes, a refund may be obtained. Cash amounts paid pursuant to the tender offer and/or the merger will be reported to the extent required by the Code to NEON stockholders and the IRS.

     Each NEON stockholder that receives our common shares in the offer and/or the merger is required to file a statement with his, her or its federal income tax return setting forth the stockholder's basis in the NEON shares surrendered and the fair market value of our common shares and the proceeds from the cash in lieu of fractional shares received in the offer and the merger and is required to retain permanent records of these facts relating to the offer and the merger.

PURPOSE OF THE OFFER; THE MERGER; APPRAISAL RIGHTS

     Purpose. We are making the offer in order to acquire control of at least a majority of the common stock of NEON on a fully diluted basis. The offer is the first step in our acquisition of NEON and is
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

intended to facilitate the acquisition of all of the outstanding shares of NEON common stock. We intend, as soon as practicable after completion of the offer, to have Neel Acquisition Corp. merge with and into NEON. The purpose of the merger is to acquire all NEON shares not tendered and exchanged pursuant to the offer. In the merger, each then outstanding NEON share (except for NEON shares held in NEON's treasury and NEON shares owned by Sybase or Neel Acquisition Corp. and, if applicable, NEON stockholders exercising appraisal rights) would be converted into the right to receive the same number of Sybase shares as is paid in the offer subject to appraisal rights that may be exercised under the Delaware General Corporation Law ("DGCL").

     Approval of the Merger. Under Section 251 of the DGCL, the approval of the board of directors of a company and the affirmative vote of the holders of a majority of its outstanding shares are required to approve and adopt a merger and a reorganization agreement. The NEON board of directors has previously approved the merger. Accordingly, if we complete the offer, we would have a sufficient number of NEON shares to approve the merger without the affirmative vote of any other holder of NEON shares. Therefore, unless the merger is consummated in accordance with the short-form merger provisions under the DGCL described below (in which case no action by the stockholders of NEON, other than by Sybase acting in its capacity as the majority shareholder, will be required to consummate the merger), the only remaining corporate action of NEON will be the approval and adoption of the reorganization agreement by the affirmative vote of a majority of the outstanding NEON shares.

     Possible Short-Form Merger. Section 253 of the DGCL would permit the merger to occur without a vote of NEON's stockholders (a "short-form merger") if Sybase were to acquire at least 90% of the outstanding NEON shares in the offer or otherwise (including as a result of purchases by Sybase during any subsequent offering period). If, however, we do not acquire at least 90% of the then outstanding NEON shares pursuant to the offer or otherwise, and a vote of NEON's stockholders is required under the DGCL, a longer period of time will be required to effect the merger.

     Appraisal Rights. NEON stockholders do not have appraisal rights in connection with the offer.

     If we complete the offer but less than 90% of the outstanding NEON shares are validly tendered and not properly withdrawn in the offer, we will effect a long-form merger (as described above) as permitted under Section 251 of the DGCL. NEON stockholders who have not exchanged their NEON shares in the offer will not have appraisal rights in connection with a long-form merger.

     However, if at least 90% of the outstanding NEON shares are validly tendered and not properly withdrawn in the offer, we will effect a short-form merger (as described above) as permitted under Section 253 of the DGCL, NEON stockholders at the time of a short-form merger will have the right under
Section 262 of the DGCL to dissent and demand appraisal of their NEON shares. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their NEON shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of this fair value in cash, together with a fair rate of interest, if any. In Cede & Co. and Cinerama, Inc. v. Technicolor, Inc., the Supreme Court of the State of Delaware construed Section 262 of the DGCL and held that the "accomplishment or expectation" exclusion from the calculation of fair value set forth in the preceding sentence is narrow and is designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. The court held that it is appropriate to include in the calculation of fair value any known elements of value. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in such a determination.

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

CONDITIONS OF THE OFFER

     The offer is subject to a number of conditions, which are described below:

Minimum Tender Condition

     There must be validly tendered and not properly withdrawn prior to the expiration of the offer a number of NEON shares which will constitute at least a majority of the total number of outstanding NEON shares on a fully diluted basis (as though all currently exercisable options or other securities convertible into or exercisable or exchangeable for NEON shares had been so converted, exercised or exchanged) as of the date that we accept the NEON shares pursuant to our offer. Based on information supplied by NEON, the number of NEON shares needed to satisfy the minimum tender condition would have been approximately 19,898,416 as of February 15, 2001.

Regulatory Clearance Condition

     This condition has been satisfied as the waiting period under the HSR Act has been terminated.

Registration Statement Effectiveness Condition

     The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

Nasdaq Listing Condition

     The shares of Sybase common stock issuable to NEON stockholders in the offer and the merger must have been approved for listing on the Nasdaq National Market, subject to official notice of issuance, or be exempt from such requirement under the applicable laws, regulations and rules of the Nasdaq Stock Market, Inc.

Tax Opinion Conditions

     Sybase and NEON must have received opinions from their respective counsel, reasonably satisfactory to both, on the basis of customary facts, representations and assumptions, that the offer and the merger will be a tax-free reorganization for federal income tax purposes; provided that if NEON's counsel does not render the opinion, this condition shall still be considered satisfied if counsel to Sybase renders the opinion to NEON.

Other Conditions of the Offer

     The offer is also subject to the conditions that, at the time of acceptance for exchange of NEON shares pursuant to the offer:

          (1) There shall not have been any action taken, law enacted, judgment entered or similar barrier imposed, by any governmental entity, other than the application of the waiting period provisions of the HSR Act to the offer or the merger, and there shall not be pending any action, suit or proceeding by any governmental entity against Sybase, NEON, Neel Acquisition Corp. or any of their respective subsidiaries, that, in the reasonable judgment of Sybase, is likely, directly or indirectly, to:

             (i) prohibit, or make illegal, the acceptance for payment of or payment for NEON common stock or the consummation of the offer or the merger,

             (ii) render Neel Acquisition Corp. unable to accept for payment or pay for some or all of the shares of NEON common stock,

             (iii) impose material limitations on the ability of Sybase effectively to exercise full rights of ownership of the NEON shares, including the right to vote the NEON common stock purchased by it on all matters properly presented to NEON's stockholders,

             (iv) prohibit or impose any material limitations on Sybase's direct or indirect ownership or operation (or that of any of its affiliates) of all or a material portion of its or NEON's businesses or assets,

             (v) compel Sybase or its affiliates to dispose of or hold separate any portion of the business or assets of NEON or Sybase and their respective subsidiaries which would be material in the context of NEON and its subsidiaries taken as a whole,

             (vi) oblige NEON, Sybase or any of their respective subsidiaries to pay material damages in connection with the transactions contemplated by the reorganization agreement or

             (vii) otherwise constitute a material adverse effect on NEON or, as a result of the transactions contemplated by the reorganization agreement, Sybase;

          (2) NEON shall not have materially breached any of its covenants, obligations or agreements under the reorganization agreement; the representations and warranties of NEON contained in the reorganization agreement shall have been true and correct in all material respects as of the date of the reorganization agreement and shall be true and correct in all respects on and as of the date of the expiration of the offer with the same force and effect as if made on that date, except for certain breaches which individually or in the aggregate do not constitute a material adverse effect;

          (3) all change of control severance agreements entered into between selected NEON officers and NEON and Amendment No. 1 to the Preferred Shares Right Agreement, dated August 5, 1998 shall be in full force and effect; and

          (4) the reorganization agreement shall not have been terminated in accordance with its terms.

REGULATORY CLEARANCES

     We and NEON have agreed pursuant to the reorganization agreement to use all reasonable efforts to take whatever actions are required to obtain necessary regulatory approvals with respect to the offer and the merger. Other than clearance under the antitrust laws applicable to the offer and the merger which are described below, the SEC declaring the effectiveness of the registration statement of which this prospectus is a part and the filing of a certificate of merger under the DGCL with respect to the merger, we do not believe that any additional material governmental filings are required with respect to the offer and the merger.

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the related rules, the merger may not be completed until we and NEON notify and furnish information to the FTC and the Antitrust Division of the United States Department of Justice and specified waiting period requirements have been satisfied. The notifications required under the HSR Act to the Federal Trade Commission and the Antitrust Division of the Department of Justice have been filed and we received notice of early termination on March 9, 2001.

     We and NEON also conduct operations in Germany where other regulatory filings or approvals are required in connection with the completion of the offer or the merger. We and NEON have made all necessary filings required by the German regulatory authorities. With respect to such filings, we cannot be certain that the German approvals or consents will be granted and, if these approvals or consents are received, we cannot be certain as to the date of those approvals or consents. In addition, we cannot be certain that we will be able to cause NEON or its subsidiaries to satisfy or comply with those laws or that compliance or noncompliance will not have adverse consequences for NEON or any subsidiary of NEON after purchase of the shares of NEON common stock pursuant to the offer or the merger.

POSSIBLE EFFECTS OF OUR OFFER

     Reduced Liquidity; Possibly no Longer Included for Quotation. The tender of NEON shares pursuant to the offer will reduce the number of holders of NEON shares and the number of NEON shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining

NEON shares held by the public. NEON shares are included for quotation and principally traded on the Nasdaq National Market. Depending on the number of NEON shares acquired pursuant to the offer, following consummation of the offer, NEON shares may no longer meet the requirements of the Nasdaq National Market for continued quotation. The NASD's requirements for continued inclusion in the Nasdaq National Market, among other things, require that an issuer have either:

     - at least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $5 million and net tangible assets of at least $4 million and at least two registered and active market makers for the shares; or

     - at least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15 million and at least four registered and active market markers, and either:

       - a market capitalization of at least $50 million; or

       - total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

     The shares might nevertheless continue to be included in the Nasdaq National Market with quotations published in the Nasdaq "additional list" or in one of the "local lists," but if the number of holders of the shares were to fall below 300, the number of publicly held shares were to fall below 500,000 or there were not at least two registered and active market makers for the shares, the NASD's rules provide that the shares would no longer be "qualified" for Nasdaq reporting and Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the closing of offer, the shares of NEON no longer meet the requirements of the NASD for continued inclusion in the Nasdaq National Market or in any other tier of Nasdaq and the shares were no longer included in the Nasdaq National Market or in any other tier of Nasdaq, the market for NEON shares could be adversely affected.

     If the NEON shares no longer meet the requirements of the NASD for continued inclusion in any tier of the Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the NEON shares and the availability of quotations for NEON shares would, however, depend upon the number of holders of shares remaining at that time, the interest in maintaining a market in NEON shares on the part of securities firms, the possible termination of registration of the shares under the Exchange Act, as described below, and other factors. We cannot predict whether the reduction in the number of NEON shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the NEON shares.

     According to NEON, there were, as of March 8, 2001, approximately 36,848,779 shares of NEON common stock outstanding.

     Status as "Margin Securities." The NEON shares are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of NEON shares. Depending on the factors similar to those described above with respect to market quotations, following consummation of the offer, the NEON shares may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the NEON shares would not be eligible as collateral for margin loans made by brokers.

     Registration Under the Exchange Act. NEON shares are currently registered under the Exchange Act. NEON can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange, quoted on an automated inter-dealer quotation system or if there are fewer than 300 holders of record of NEON shares. Termination of registration of the NEON shares under the Exchange Act would reduce the information that NEON must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to NEON shares. In addition, if NEON shares are no longer registered under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions would no longer be applicable to NEON. Furthermore, the ability of "affiliates" of NEON and persons holding "restricted securities" of NEON to dispose of these securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board's list of "margin securities."

RELATIONSHIPS WITH NEON

     Except as set forth herein, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of NEON, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described herein, there have been no contacts, negotiations or transactions since January 1, 1997, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and NEON or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has since January 1, 1997 had any transaction with NEON or any of its officers, directors or affiliates that would require disclosure under the rules and regulations of the SEC applicable to the offer.

     Neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any NEON shares and neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has effected any transaction in the NEON shares during the past 60 days.

ACCOUNTING TREATMENT

     The merger of Sybase and NEON will be accounted for as a "purchase," as that term is used under generally accepted accounting principles, commonly referred to as "GAAP", for accounting and financial reporting purposes. NEON will be treated as the acquired corporation for these purposes. NEON's assets, liabilities and other items will be adjusted to their estimated fair value on the closing date of the merger and combined with the historical book values of the assets and liabilities of Sybase. Applicable income tax effects of these adjustments will be included as a component of the combined company's deferred tax asset or liability. The difference between the estimated fair value of the assets, liabilities and other items (adjusted as discussed above) and the purchase price will be recorded as an intangible asset and amortized against the combined company's earnings over six years following completion of the merger. For further information concerning the amount of goodwill or other intangibles to be recorded in connection with the merger and the amortization of that goodwill, see "Notes to Unaudited Pro Forma Combined Condensed Financial Statements on page 32."

     Sybase has prepared the unaudited pro forma financial information contained in this prospectus using the purchase accounting method to account for the offer and the merger. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 27.

FEES AND EXPENSES

     We have retained Merrill Lynch to provide certain financial advisory services to us in connection with the offer and the merger. Merrill Lynch will receive customary compensation for these services. We have agreed to indemnify Merrill Lynch and related persons against certain liabilities and expenses in connection with its services as financial advisor, including certain liabilities and expenses under the federal securities laws. From time to time, Merrill Lynch and its affiliates may actively trade the debt and equity securities of NEON for their own account or for the accounts of customers and, accordingly, may hold a long or short position in these securities.

     We have retained Corporate Investor Communications, Inc. to act as Information Agent in connection with the offer. The Information Agent may contact holders of NEON shares by mail, telephone, telex, telegraph, e-mail and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of NEON shares. We will pay the Information Agent reasonable and customary compensation for these services in addition to reimbursing the Information Agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the Information Agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

     In addition, we have retained American Stock Transfer & Trust Company as the Exchange Agent. We will pay the Exchange Agent reasonable and customary compensation for its services in connection with the offer, will reimburse the Exchange Agent for its reasonable out-of-pocket expenses and will indemnify the Exchange Agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

     Except as set forth above, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of NEON shares pursuant to the offer. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Sybase common stock and NEON common stock are listed on the Nasdaq National Market. Sybase's ticker symbol is "SYBS" and NEON's ticker symbol is "NEON." The following table shows, for the periods indicated, the highest and lowest last sale prices for shares of Sybase common stock and shares of NEON common stock on the Nasdaq National Market for the quarters indicated. Neither Sybase nor NEON have paid any cash dividends during the periods presented.

                                                          SYBASE
                                                       COMMON STOCK         NEON COMMON STOCK
                                                    ------------------      ------------------
                                                       MARKET PRICE            MARKET PRICE
                                                    ------------------      ------------------
                                                     HIGH        LOW         HIGH        LOW
                                                    ------      ------      ------      ------
1999
  First Quarter...................................  $11.00      $ 5.53      $74.75      $41.50
  Second Quarter..................................   11.00        6.48       73.38       34.94
  Third Quarter...................................   13.19       10.00       44.06       13.00
  Fourth Quarter..................................   18.50       10.63       59.00       20.50
2000
  First Quarter...................................  $29.75      $16.50      $91.63      $39.00
  Second Quarter..................................   24.94       18.25       42.50       19.81
  Third Quarter...................................   28.50       21.13       45.38       21.00
  Fourth Quarter..................................   24.31       17.56       21.44        4.47
2001
  First Quarter (through March 14, 2001)..........  $25.88      $16.81      $ 7.50      $ 2.59

     According to NEON, there were, as of March 8, 2001, approximately 36,848,779 shares of NEON common stock outstanding, held by 750 holders of record.

     There were, as of February 15, 2001, approximately 87,881,136 shares of Sybase common stock outstanding held by 1,505 holders of record.

     On February 20, 2001, the last full trading day prior to the public announcement of the offer and the merger, the last sale price per share of Sybase common stock on the Nasdaq National Market was $24.50 and the last sale price per share of NEON common stock was $6.94. On March 14, 2001, the most recent practicable date prior to the filing of this document, the last sale price per share of Sybase common stock was $16.88 and the last sale price per share of NEON common stock was $6.34. We urge you to obtain current market quotations for Sybase and NEON shares of common stock before making any decision on the offer and the merger.

     Neither Sybase nor NEON has ever declared or paid any cash dividends on their common stock nor other securities and neither anticipates paying cash dividends in the foreseeable future.

          INTERESTS OF NEON OFFICERS AND DIRECTORS IN THE TRANSACTION

     The information contained in the Information Statement attached as Schedule I to the Schedule 14D-9 of NEON dated March 15, 2001 is incorporated herein by reference.

     Except as described in this prospectus or incorporated herein by reference as a result of the previous sentence, as of the date of this prospectus, there exists no material agreement, arrangement or understanding or any actual or potential conflict of interest between NEON or its affiliates and (1) NEON's executive officers, directors or affiliates or (2) Sybase or Neel Acquisition Corp. or their respective executive officers, directors or affiliates.

TREATMENT OF STOCK OPTIONS

     The reorganization agreement provides that each outstanding option to purchase shares of NEON common stock under the NEON stock option plans will be assumed upon consummation of the merger by Sybase and shall thereafter be exercisable for that number of shares of Sybase common stock equal to the number of shares of NEON common stock for which it is exercisable multiplied by the exchange ratio rounded down to the nearest whole number of shares of Sybase common stock. In addition, the per share exercise price of each assumed option shall be determined by dividing the original exercise price by the exchange ratio rounded up to the nearest whole cent.

     According to the terms of the NEON 1995 Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Director Option Plan, 12 months of unvested options held by employees, directors and officers of NEON shall accelerate in the event that the employee, director or officer is terminated without cause or as a result of constructive termination at any time within 12 months following consummation of the offer.

     In addition, George F. (Rick) Adam, Jr., Frederick T. Horn, Peter Hoversten, Leonard Goldstein and Stephen E. Webb and Dr. Patrick J. Fortune hold unvested options that will become exercisable in full upon consummation of the Offer. (See "-- Certain Executive Agreements" below.)

     The following table sets forth, with respect to each of the executive officers and non-employee directors of NEON:

     - the number of shares of NEON common stock subject to options held by such persons that will be exercisable immediately upon the consummation of the merger (including options that are currently exercisable as well as options which will become exercisable in connection with the transactions contemplated by the reorganization agreement);

     - the range of exercise prices of the options held by such persons;

     - the weighted average exercise price of the options held by such persons; and

     - the cash value (i.e., the total stock value less the exercise price) of all options held by such persons which are in-the-money (i.e. represent a positive spread between the respective exercise prices of the options and the per share of NEON common stock value of the consideration to be received in the offer and the merger), based upon an assumed per share of NEON common stock amount of consideration to be received by NEON stockholders in the offer and the merger of $6.54 in Sybase common stock, based on the last sales price of Sybase common stock on March 14, 2001 of $16.88.

                                                                                              AGGREGATE
                                    OPTIONS WHICH        RANGE OF        WEIGHTED AVERAGE      VALUE OF
                                       WILL BE        EXERCISE PRICES     EXERCISE PRICE     IN-THE-MONEY
               NAME                 EXERCISABLE(1)       PER SHARE          PER SHARE          OPTIONS
               ----                 --------------    ---------------    ----------------    ------------
George F. Adam, Jr. ..............     302,905(2)      $5.25 - 54.45          $10.60         $316,357.02
Melvyn Bergstein..................      25,886(3)     13.00 - 20.62            14.08                  --
Patrick J. Fortune................     754,683(2)      4.78 - 49.50            24.20          410,144.52
Mark L. Gordon....................      30,332(3)      6.00 - 38.88            17.07               5,400
Joseph Kasputys...................      43,664(3)     19.25 - 38.88            22.36                  --
Steven Lazarus....................      56,998(3)      6.28 - 38.88            12.07            9,487.33
Robert I. Theis...................     129,270         3.62 -  7.00             5.52          156,264.60
Leonard Goldstein.................     107,023(2)      4.78 -  7.00             5.88           89,365.92
Frederick T. Horn.................     423,665(2)      3.62 - 49.50            11.91          425,765.33
Peter Hoversten...................     201,828(2)      4.50 -  7.00             5.60          219,163.44
Franz Koepper.....................       3,125            7.00                  7.00                  --
Stephen E. Webb...................     235,448(2)      4.50 - 49.50            10.07          222,180.21

---------------
(1) Assumes a closing date of April 16, 2001.

(2) Includes options which will become exercisable upon consummation of the offer.

(3) Includes options which will become exercisable if these individuals are deemed to no longer serve as directors of NEON following the consummation of the offer.

CERTAIN EXECUTIVE AGREEMENTS

     In connection with the negotiation of the reorganization agreement, Sybase required that the change of control severance agreements between NEON and each of Messrs. Adam, Horn, Hoversten, Goldstein and Webb and Dr. Fortune be amended with new terms to be effective upon the consummation of the offer. Each of the amended change of control severance agreements provides that all NEON options granted to such person prior to the date of the amended agreements will vest and all restrictions on restricted stock held by such person will lapse upon consummation of the offer. The amended agreements of Mr. Goldstein and Mr. Webb provide for a cash payment of $750,000 to be paid to each of them upon consummation of the offer. The amended agreements of Mr. Horn, Mr. Hoversten and Dr. Fortune provide cash payments of $1,092,000, $390,000 and $1,560,000, respectively, based upon their continued employment with Sybase following the consummation of the offer. The cash payments to Mr. Horn, Mr. Hoversten and Dr. Fortune are payable as follows: 5/13 on the 12-month anniversary of the consummation of the offer, 3/13 on the 18-month anniversary of the consummation of the offer, and the remaining 5/13 on the 24-month anniversary of the consummation of the offer. If any of Mr. Horn, Mr. Hoversten or Dr. Fortune is terminated by Sybase without cause prior to the 24-month anniversary of the consummation of the offer, he will receive his respective cash payment (less any amounts previously paid) in a lump sum payment. The amended agreement of Mr. Adam does not provide for a cash payment.

     This summary of the terms of the amended change of control severance agreements is qualified in its entirety by reference to the complete text of the amended change of control severance agreements, which have been filed as exhibits (e)(6) through (e)(11) of NEON's Solicitation/Recommendation Statement on Schedule 14D-9 and are incorporated herein by reference. Information regarding the prior change of control severance agreements with certain executive officers is included in Schedule I of NEON's
Solicitation/Recommendation Statement on Schedule 14D-9 .

     Also, Dr. Franz Koepper is a party to a Change of Control Severance Agreement with NEON, dated January 30, 2001, which provides that if Dr. Koepper is terminated other than "for cause" (as defined therein) within 18 months following the consummation of the offer, Dr. Koepper will receive a lump sum cash payment equal to 100% of his annual compensation, accelerated vesting of all NEON options held and, for a period of one year following the date of termination, continued employee benefits. This summary of the terms of Dr. Koepper's Change of Control Severance Agreement is qualified in its entirety by reference to the complete text of the Change of Control Severance Agreement, which has been filed as exhibit (e)(12) of NEON's Solicitation/Recommendation Statement on Schedule 14D-9 and is incorporated herein by reference. Information regarding Dr. Koepper's employment agreement with NEON is included in Schedule I of NEON's Solicitation/Recommendation Statement on Schedule 14D-9.

     In connection with the negotiation of the reorganization agreement, Sybase required that Messrs. Adam, Horn and Hoversten and Dr. Fortune enter into employment and non-competition agreements in order to help retain these officers following the merger. These agreements, which become effective only upon the effective date of the merger, provide for initial base salaries of $400,000 for Mr. Adam, $400,000 for Dr. Fortune, $300,000 for Mr. Horn and $250,000 for Mr. Hoversten. The agreements provide for annual target bonuses of up to $200,000 in the cases of Mr. Adam and Dr. Fortune, up to $120,000 in the case of Mr. Horn, and up to $100,000 in the case of Mr. Hoversten. The agreements provide that upon the effective date of the merger, Messrs. Adam, Horn and Hoversten and Dr. Fortune will be granted stock options to purchase 155,000, 125,000, 125,000 and 125,000 shares of Sybase common stock, respectively, 1/8 of which will vest on the six-month anniversary of the merger (based upon continued employment) and 1/48 of which will vest monthly thereafter through the 48th month following the effective date of the Merger (based upon continued employment). The agreements for Messrs. Adam, Horn and Hoversten and Dr. Fortune provide that in the event they are terminated "without cause," they will receive (provided the officer executes a release in favor of Sybase) a severance payment as follows: an amount equal to 18 months of salary and bonus in the case of Mr. Adam, an amount equal to the senior vice president severance package then applicable to such employees in the case of Dr. Fortune and an amount equal to the vice president severance package then applicable to such employees in the cases of Mr. Horn and Mr. Hoversten. Each of the agreements also provides for certain restrictive covenants on behalf of the officers in favor of Sybase, including provisions regarding noncompetition, nonsolicitation and nondisclosure of confidential information.

     This summary of the terms of the employment and non-competition agreements is qualified in its entirety by reference to the complete text of the employment agreements (and the amendments thereto), which have been filed as exhibits
(e)(13) through (e)(20) of NEON's Solicitation/Recommendation Statement on
Schedule 14D-9 and are incorporated herein by reference. Information regarding employment agreements between NEON and certain of its executive officers is included in Schedule I of NEON's Solicitation/Recommendation Statement on
Schedule 14D-9.

INDEMNIFICATION

     From and after the effective time of the merger, Sybase will fulfill and honor in all respects the obligations of NEON pursuant to the provisions of each indemnification agreement between NEON and its directors or officers in effect prior to the effective time of the merger and the indemnification provisions of the NEON certificate of incorporation in effect as of the date of the reorganization agreement (or indemnification provisions at least as favorable as the provisions of the NEON certificate of incorporation). Furthermore, Sybase has agreed to maintain for six years after the effective time of the Merger, subject to certain cost limitations, a policy of directors' and officers' liability insurance covering the directors and officers of NEON.

          THE REORGANIZATION AGREEMENT AND THE STOCKHOLDER AGREEMENTS

     The following descriptions of the reorganization agreement and the stockholder agreements describe the material terms of such agreements but does not purport to describe all the terms of such agreements. The complete text of the reorganization agreement, and the form of the stockholder agreement are attached as Annex A and Annex B, respectively, to this prospectus. All stockholders are urged to read the reorganization agreement and the form of the stockholder agreement in their entirety because they are the legal documents that govern the offer and the merger.

THE OFFER

     Terms of the Offer. The reorganization agreement provides for the commencement by Neel Acquisition Corp., a wholly-owned subsidiary of Sybase, of this offer to exchange all outstanding shares of NEON common stock for shares of Sybase common stock. The reorganization agreement provides for the consideration that we will pay in the offer, including the exchange ratio of 0.3878 of a share of Sybase common stock for each share of NEON common stock. The reorganization agreement provides that the initial expiration date of the offer is the twentieth business day following commencement of the offer and that the offer is subject to a number of conditions, including the minimum tender condition. For a description of those matters, refer to the discussion under "The Offer" on page 34 of this prospectus.

     The reorganization agreement prohibits Neel Acquisition Corp., without the consent of NEON, from amending or waiving the minimum tender condition or amending the offer to change the form or amount of consideration to be paid, decreasing the number of shares of NEON common stock sought in the offer, imposing additional conditions to the offer, extending the expiration date of the offer except as described below or making any other change which is adverse to the holders of the shares of NEON common stock.

     Mandatory Extensions of the Offer. If any of the conditions to the offer is not satisfied or waived on any scheduled expiration date of the offer, Neel Acquisition Corp. will extend the offer for successive extension periods of not more than 10 business days until all conditions to the offer are satisfied or waived; provided that Neel Acquisition Corp. is not required to extend the offer beyond June 30, 2001.

     Optional Extensions of the Offer. Neel Acquisition Corp. will have the right to extend the offer (i) after acceptance of shares in the initial offering period, as it may be extended, for a further period of time by means of a subsequent offering period not to exceed 20 business days for the purpose of having Sybase and Neel Acquisition Corp. collectively own at least 90% of the outstanding shares of NEON common stock and (ii) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the offer.

     Prompt Payment for NEON Shares after the Closing of the Offer. Subject to the conditions of the offer, Neel Acquisition Corp. will accept for payment and pay for, as promptly as practicable after the expiration of the offer, all shares of NEON common stock validly tendered and not properly withdrawn pursuant to the offer.

THE MERGER

     The Merger. The reorganization agreement provides that Neel Acquisition Corp. will be merged with and into NEON no later than the second business day following the satisfaction or waiver of the conditions set forth in the reorganization agreement unless the parties agree to another date. Under the terms of the reorganization agreement, at the effective time of the merger, each share of NEON common stock will be converted into the right to receive from Neel Acquisition Corp. 0.3878 of a share of Sybase common stock for each share of NEON common stock, the same per share consideration paid to holders of NEON common stock who exchanged their NEON shares in the offer. Notwithstanding the foregoing, the merger consideration will not be payable in respect of NEON shares held by NEON, Sybase or Neel Acquisition Corp.

     Effective Time of the Merger. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware or such later time as is agreed by NEON and Sybase and specified in the certificate of merger. The filing of the certificate of merger will take place as soon as practicable on or after the closing date of the merger.

NEON BOARD OF DIRECTORS

     Upon the acceptance for exchange of shares of NEON common stock pursuant to the offer, Sybase will be entitled to designate a number of directors of NEON (rounded up to the next whole number) that equals the product of (i) the total number of directors on NEON's board of directors (giving effect to the election of additional directors) and (ii) the percentage that the number of shares beneficially owned by Sybase and Neel Acquisition Corp. bears to the total number of shares of NEON common stock outstanding. Until the merger has become effective, NEON's board of directors shall include at least two members who were directors of NEON prior to the consummation of the offer. The reorganization agreement provides that, prior to the effective time of the merger, the affirmative vote of a majority of the continuing NEON directors will be required for NEON to:

     - amend or terminate the reorganization agreement;

     - waive any rights, benefits or remedies under the reorganization agreement;

     - extend the time for performance of Sybase's or Neel Acquisition Corp.'s obligations under the reorganization agreement; or

     - approve any other action by NEON which is reasonably likely to adversely affect the interests of NEON's stockholders with respect to the transactions contemplated by the reorganization agreement.

TREATMENT OF NEON STOCK OPTIONS AND RESTRICTED STOCK

     At the effective time of the merger, each outstanding NEON option, regardless of the extent vested, shall become an option to acquire, on the same terms and conditions as were applicable under the NEON stock option, the same number of shares of Sybase common stock as the holder of the NEON option would have been entitled to receive pursuant to the reorganization agreement had the holder exercised the NEON option in full immediately prior to the effective time of the merger multiplied by the exchange ratio, rounded down to the nearest whole number. The price per share shall equal the per share exercise price at which the NEON option was exercisable immediately prior to the effective time, divided by the exchange ratio, rounded up to the nearest whole cent.

     Sybase has agreed to take all action necessary to implement the above, including the reservation for issuance and listing of a sufficient number of shares of Sybase common stock for delivery upon exercise of these assumed options. Sybase has agreed to file a registration statement on Form S-8 with respect to the shares of Sybase common stock subject to the above options as soon as is reasonably practicable (and in any event within 10 business days) after the effective time of the merger.

     Shares of Sybase common stock that are issued upon conversion of shares of NEON common stock that immediately prior to the effective time of the merger are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement will continue to be unvested or subject to the same options, risks or other conditions after the effective time of the merger unless the relevant agreement provides that the option, risk or condition will be altered or will terminate on consummation of the merger.

COVENANTS AND REPRESENTATIONS AND WARRANTIES

     Reasonable Efforts. The reorganization agreement provides that each of Sybase and NEON will use its reasonable efforts to take all actions necessary to close the offer and the merger.

     Conduct of Business Pending the Appointment of Directors. The reorganization agreement obligates NEON, until the first acceptance for exchange of shares of NEON common stock pursuant to the offer, to conduct its operations in the ordinary course of business. The reorganization agreement expressly restricts the ability of NEON to engage in certain material transactions, such as purchases and sales of assets or the sale or redemption of outstanding securities of NEON, without the prior written consent of Sybase.

     No Solicitation of Alternative Transactions. The reorganization agreement provides that, except in the circumstances described below, NEON will not, directly or indirectly:

     - solicit, initiate or knowingly take any action to assist, facilitate, induce or encourage the making, submission or announcement of, any Acquisition Proposal (as defined below);

     - engage or participate in any discussions or negotiations regarding, or knowingly furnish any information relating to NEON or any of NEON's subsidiaries or afford access to the business, properties, assets, books or records of NEON or any of NEON's subsidiaries to any person that has made, or knowingly take any other action to assist or facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal;

     - approve, endorse or recommend any Acquisition Proposal; or

     - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

     However, the reorganization agreement does provide that in response to an unsolicited Acquisition Proposal that did not result from a breach by NEON of its obligations not to solicit alternative transactions and following delivery to Sybase of notice of the Acquisition Proposal, NEON's board of directors may, subject to certain conditions:

     - engage or participate in discussions or negotiations with or furnish to any third party that makes a bona fide Acquisition Proposal nonpublic information relating to NEON or any of NEON's subsidiaries under a confidentiality agreement no less favorable than the confidentiality agreement between NEON and Sybase and/or

     - following receipt of such an Acquisition Proposal, withhold, withdraw, modify or change in a manner adverse to Sybase or fail to make its recommendation to its stockholders of the offer and the merger, if, in each case, the NEON board of directors concludes in good faith (after consultation with a financial advisor of nationally recognized reputation) that the Acquisition Proposal constitutes a Superior Proposal (as defined below) and determines in good faith (after consultation with its outside legal counsel) that it is necessary to take such action(s) in order to satisfy its fiduciary duties to NEON's stockholders under Delaware law.

     "Acquisition Proposal" means any offer or proposal by a third party relating to:

     - any acquisition or purchase from NEON by any person or group of more than 15% of the outstanding voting securities of NEON or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the outstanding voting securities of NEON or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving NEON pursuant to which the stockholders of NEON immediately preceding that transaction would hold less than 85% of the equity interests in the surviving or resulting entity of that transaction;

     - any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 15% of the consolidated assets of NEON; or

     - any liquidation or dissolution of NEON.

     "Superior Proposal" means a bona fide written Acquisition Proposal not received in violation of the solicitation prohibitions of the reorganization agreement for at least a majority of the outstanding shares of NEON common stock on terms that the NEON board of directors determines in good faith by a majority vote, after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to the NEON stockholders than the offer and the merger; provided that no proposal shall be deemed a "Superior Proposal" if any financing required to consummate the transaction contemplated in that offer is not committed and is not likely in the good faith judgment of the NEON board of directors to be obtained by that party on a timely basis.

     Antitrust Laws. Each of Sybase and NEON will take those lawful actions that are necessary to make the filings required under any applicable antitrust laws in connection with the reorganization agreement and the transactions contemplated by the reorganization agreement.

     Employee Benefits. To the extent permitted by applicable law, we have agreed to give credit under all employee benefit plans, programs, policies and arrangements maintained by us or the surviving corporation (other than sabbatical benefits) to each employee of NEON or its subsidiaries for all service with NEON or its subsidiaries. In addition, we have agreed to provide employees of NEON and its subsidiaries who are retained by us with the benefits substantially comparable in the aggregate to those benefits provided to our similarly situated employees; provided that such benefits are available on reasonable terms, we are permitted to make any changes required by law and there shall be no duplication of benefits.

     Representations and Warranties. The reorganization agreement contains a number of customary representations and warranties relating to each of the parties and their ability to consummate the offer and the merger. All representations and warranties of each party expire upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

CONDITIONS OF THE OFFER

     For a description of the conditions of the offer, see "The
Offer -- Conditions of the Offer" on page 50.

CONDITIONS OF THE MERGER

     The obligations of Sybase, Neel Acquisition Corp. and NEON to consummate the merger are subject to the satisfaction of the following conditions, any of which may be waived in writing by both Sybase and NEON:

     - if required by Delaware law, the reorganization agreement shall have been approved and adopted by the requisite vote of the NEON stockholders under Delaware law and NEON's certificate of incorporation and bylaws;

     - Neel Acquisition Corp. shall have accepted for exchange and exchanged all shares of NEON common stock tendered pursuant to the offer;

     - no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the merger;

     - the shares of Sybase common stock to be issued in the merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance or shall be exempt from such requirement under then applicable laws, regulations and rules of the Nasdaq Stock Market, Inc.; and

     - the registration statement on Form S-4 relating to the merger, including any post-effective amendment thereto, shall have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

TERMINATION OF THE REORGANIZATION AGREEMENT

     Termination by Mutual Agreement. The reorganization agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of the Sybase and NEON boards of directors.

     Termination by either Sybase or NEON. The reorganization agreement may be terminated by either Sybase or NEON:

          (1) at a time prior to the effective time of the merger if:

             (i) the offer expires or terminates in accordance with the terms of the reorganization agreement without Sybase or Neel Acquisition Corp. having accepted for exchange any shares of NEON common stock, except that Sybase will not be permitted to terminate the reorganization agreement for this reason if the offer expires or terminates as a result of Sybase's breach of the reorganization agreement;

             (ii) the offer has not been consummated on or before June 30, 2001, unless the failure to consummate the offer is principally caused by or results from the action or failure to act of the party seeking termination and such action or failure to act constitutes a breach of the reorganization agreement; or

             (iii) there shall be any applicable law or regulation that makes consummation of the merger illegal or otherwise prohibited or any judgment, injunction, or order which is final and nonappealable prohibiting the consummation of the merger; or

          (2) at any time prior to the first acceptance for exchange of shares of NEON common stock pursuant to the offer, if any representation or warranty of the non-terminating party contained in the reorganization agreement was when made or becomes untrue or inaccurate such that, overall, the untruths or inaccuracies would reasonably be expected to have a material adverse effect on the non-terminating party, or the non-terminating party materially breaches any covenant or agreement contained in the reorganization agreement, if that untruth, inaccuracy or breach has not been or is incapable of being cured by the non-terminating party within 30 days following receipt by the non-terminating party of written notice from the terminating party of the, untruth, inaccuracy or breach.

     Termination by Sybase. Sybase can terminate the reorganization agreement at any time prior to the first acceptance of shares of NEON common stock in the offer by Sybase if:

          (1) the NEON board of directors, or any of its committees, approves or recommends to the NEON stockholders any Acquisition Proposal other than the offer and the merger;

          (2) the NEON board of directors, or any of its committees, withholds, withdraws, modifies or changes in any way adverse to Sybase, or fails to make, its recommendation to the NEON stockholders that they accept the offer and approve and adopt the reorganization agreement;

          (3) NEON fails to include in various documents relating to the offer the recommendation of the NEON board of directors to the NEON stockholders that they accept the offer and approve and adopt the reorganization agreement;

          (4) the NEON board of directors fails to reaffirm its recommendations within ten business days after Sybase requests in writing that the recommendations be reaffirmed at any time following the announcement and during the pendency of an Acquisition Proposal;

          (5) NEON enters into any letter of intent or similar document or any agreement, contract or commitment (other than a confidentiality agreement as permitted by the reorganization agreement) accepting any Acquisition Proposal;

          (6) a tender or exchange offer relating to 15% or more of the shares of NEON common stock is commenced by a third party, and NEON does not send to its stockholders pursuant to certain rules under the Exchange Act, within 10 business days of the day that the offer is first published, sent or given, a statement that NEON recommends rejection of that tender or exchange offer; or

          (7) NEON breaches any of the terms regarding nonsolicitation contained in the reorganization agreement in any material respect.

     Termination by NEON. NEON may terminate the reorganization agreement at any time prior to the first acceptance for exchange of shares of NEON common stock pursuant to the offer, to enter into a letter of intent or similar document or any agreement, contract or commitment with respect to an Acquisition Proposal, provided that:

          (1) NEON is not in breach of its obligations under the conditions listed below and under the nonsolicitation provisions of the reorganization agreement and continues to comply with all such obligations in all respects;

          (2) the NEON board of directors has authorized, subject to complying with the terms of the reorganization agreement, NEON to enter into a definitive written agreement for a transaction that constitutes a Superior Proposal;

          (3) NEON notifies Sybase in writing that it has received a Superior Proposal and intends to enter into a definitive agreement with respect to that Superior Proposal, attaching the most current version of that agreement to the notice;

          (4) Sybase does not make, within five business days after receipt of NEON's written notice of its intention to enter into a definitive agreement for a Superior Proposal, any offer that the NEON board of directors in good faith determines, after consultation with a financial advisor of nationally recognized standing and its outside legal counsel, is at least as favorable to NEON's stockholders as such Superior Proposal;

          (5) during that period NEON has fully cooperated with Sybase, including but not limited to, informing Sybase of the terms and conditions of such Superior Proposal, and the identity of the person making such Superior Proposal, with the intent of enabling both parties to agree to a modification of the terms and conditions of the reorganization agreement so that the transactions contemplated by the reorganization agreement may be effected;

          (6) prior to NEON's termination under these circumstances, NEON pays to Sybase the termination fee as described below under "-- Termination Fee"; and

          (7) immediately following such termination NEON enters into a definitive agreement to effect the Superior Proposal.

TERMINATION FEE

     If the reorganization agreement is either terminated:

     - by Sybase prior to the first acceptance for exchange of shares of NEON common stock as described under "-- Termination of the Reorganization Agreement -- Termination by Sybase"; or

     - by NEON as described under "-- Termination of the Reorganization Agreement -- Termination by NEON,"

then NEON shall be required to pay to Sybase a termination fee in an amount equal to $15 million in immediately available funds.

     If Sybase or NEON terminates the reorganization agreement as described in paragraphs (1)(i) and (1)(ii) under "-- Termination of the Reorganization Agreement -- Termination by either Sybase or NEON" prior to the first acceptance of shares of NEON common stock in the offer and no event described under "-- Termination of the Reorganization Agreement -- Termination by Sybase" has occurred, and (i) after the date of the reorganization agreement and prior to the date of termination of the reorganization agreement any Acquisition Proposal has been publicly announced or has become publicly known and not withdrawn at least 5 business days prior to the termination by NEON and (ii) within 9 months following termination of the reorganization agreement either a Company Acquisition occurs or NEON enters into an agreement or binding letter of intent providing for a Company Acquisition (and such Company Acquisition is later consummated), then NEON shall pay to Sybase, no later than one business day after Sybase demands payment, $15 million in immediately available funds.

     For purposes of the preceding paragraph, "Company Acquisition" means any of the following transactions (other than the offer and the merger):

     - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NEON pursuant to which the NEON stockholders immediately preceding that transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of the transaction or a parent entity following the transaction;

     - a sale or other disposition by NEON of a business or assets representing 50% or more of the consolidated net revenues, net income or assets of NEON immediately prior to such sale; or

     - the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by NEON), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of NEON.

AMENDMENTS

     The reorganization agreement may be amended by action taken by Sybase, Neel Acquisition Corp. and NEON at any time prior to the closing of the merger. The reorganization agreement provides that if Sybase designates directors of NEON prior to the effective time of the merger, any amendment of the reorganization agreement, any termination of the reorganization agreement by NEON, any extension by NEON of the time for the performance of any of the obligations or other acts of Sybase or Neel Acquisition Corp. under the reorganization agreement, waiver by NEON of any rights of NEON under the reorganization agreement or any approval of any other action by NEON which is reasonably likely to adversely affect the interests of the NEON stockholders with respect to the transactions provided for under the reorganization agreement, will require the concurrence of a majority of the NEON directors then in office who were not designated by Sybase.

THE STOCKHOLDER AGREEMENTS

     Parties. As an inducement for Sybase and Neel Acquisition Corp. to enter into the reorganization agreement, immediately prior to the signing of the reorganization agreement, certain of NEON's directors and officers and affiliated stockholders entered into stockholder agreements with Sybase.

     The obligations of those stockholders under the stockholder agreements cover, in the aggregate, 4,408,112 NEON shares, which represented approximately 12% of the outstanding NEON shares as of February 15, 2001 (approximately 14% after giving effect to all options which will become exercisable within 60 days of February 15, 2001).

     Agreement to Tender. Each stockholder who signed a stockholder agreement agreed to tender in the offer and not withdraw that portion of his or her shares of NEON covered by such stockholder agreement as well as any additional NEON shares acquired by such stockholders after the date of the stockholder agreement.

     Proxy. Each stockholder who signed a stockholder agreement granted Sybase or any nominee of Sybase a proxy to vote or grant a consent with respect to that portion of that stockholder's NEON shares covered by the stockholder agreement:

     - in favor of the adoption and approval of the reorganization agreement and the merger and the other transactions contemplated by the reorganization agreement;

     - against the approval of any Acquisition Proposal;

     - against any merger, consolidation, business combination or sale of assets of NEON with any party other than Sybase;

     - against the reorganization, recapitalization, liquidation or winding up of NEON or any other extraordinary transaction involving NEON;

     - against the corporate action that would prevent or delay consummation of the offer, the merger or any other transaction contemplated by the reorganization agreement; or

     - against any other matters relating to the foregoing.

     Termination. All obligations under the stockholder agreements terminate upon the earlier of (i) the effective time of the merger or (ii) the termination of the reorganization agreement in accordance with its terms.

                COMPARISON OF SYBASE AND NEON STOCKHOLDER RIGHTS

     Set forth on the following pages is a summary comparison of material differences between the rights of a Sybase stockholder under the current Sybase certificate of incorporation and bylaws (left column) and the rights of a NEON stockholder under the current NEON certificate of incorporation and bylaws (right column). Copies of these documents will be sent to holders of shares of NEON common stock upon request. A summary by its nature is not complete. We encourage you to refer to the relevant portions of the Sybase certificate of incorporation and bylaws incorporated in this document by reference, the NEON certificate of incorporation and bylaws, and the relevant provisions of Delaware law.

--------------------------------------------------------------------------------------------------------------------------
                                                         GENERAL
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- The rights of Sybase stockholders are governed by Sybase's  - The rights of NEON stockholders are governed by NEON's
  certificate of incorporation and bylaws, in addition to       certificate of incorporation and bylaws, in addition to
  Delaware law.                                                 Delaware law.
- Upon completion of the merger, the Sybase certificate of    - Upon completion of the merger, NEON stockholders will
  incorporation and bylaws will be the same in all respects     become Sybase stockholders.
  as the present documents.
--------------------------------------------------------------------------------------------------------------------------
                                                    AUTHORIZED CAPITAL
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- The authorized capital stock of Sybase consists of:         - The authorized capital stock of NEON consists of:
  - 200,000,000 shares of Sybase common stock, with a par     - 200,000,000 shares of NEON common stock, with a par value
  value of $0.001 per share; there were 87,881,136 shares of    of $0.0001 per share; there were 36,848,779 shares of
  common stock outstanding as of February 15, 2001.             common stock outstanding as of March 8, 2001.
  - 8,000,000 shares of preferred stock, with a par value of  - 2,000,000 shares of preferred stock, with a par value of
  $0.001 per share, none issued or outstanding as of            $0.0001 per share, none issued or outstanding as of March
  February 15, 2001.                                            8, 2001.
--------------------------------------------------------------------------------------------------------------------------
                                             AMENDMENT OF GOVERNING DOCUMENTS
--------------------------------------------------------------------------------------------------------------------------
CHARTER
--------------------------------------------------------------------------------------------------------------------------

                           SYBASE                                                         NEON
- Except for the matters specified in the following section,  - Except for the matters specified in the following section,
  an authorization of the Sybase board, followed by the vote    an authorization of the NEON board, followed by the vote
  of a majority of the outstanding shares of Sybase common      of a majority of the outstanding shares of NEON common
  stock is required for an amendment to the Sybase              stock is required for an amendment to the NEON certificate
  certificate of incorporation.                                 of incorporation.

                           SYBASE                                                         NEON
- An amendment to the Sybase certificate of incorporation     - An amendment to the NEON certificate of incorporation
  providing for the following requires the affirmative vote     which substantially alters the certificate of
  of the holders of a majority or more of the outstanding       incorporation in a manner adversely and substantially
  shares of Series A Participating Preferred Stock, voting      affecting the preferred stock requires the approval of the
  separately as a class:                                        majority of outstanding shares of NEON preferred stock.
  - amending the certificate of incorporation in a manner
    materially and adversely affecting the powers and
    preferences of the Series A Participating Preferred
    Stock.

- The affirmative vote of the holders of at least  2/3 of
  the combined voting power of all of the then-outstanding
  shares of Sybase entitled to vote is required to alter,
  amend or repeal stockholder voting rights in the election
  of directors and the provision of the bylaws relating to
  stockholder action by written consent without a meeting
  unless such amendment is approved by a majority of
  directors not affiliated with any person or entity holding
  26% or more of the voting power of Sybase's outstanding
  capital stock.
BYLAWS
--------------------------------------------------------------------------------------------------------------------------

                           SYBASE                                                         NEON

  - The Sybase bylaws may be adopted, amended or repealed     - The NEON bylaws may be adopted, amended or repealed by:
     by:
     - the board of directors; or                             - the board of directors; or
     - the stockholders entitled to vote.                     - the stockholders entitled to vote.
  - The affirmative vote of at least  2/3 of the combined
    voting power of all the then-outstanding shares of
    Sybase entitled to vote is required to alter, amend or
    repeal stockholder voting rights and the provision of
    the bylaws relating to the stockholder action by written
    consent without a meeting unless such amendment is
    approved by a majority of the directors not affiliated
    or associated with any person or entity holding 26% or
    more of the voting power of Sybase's outstanding capital
    stock.

--------------------------------------------------------------------------------------------------------------------------
DIRECTORS
--------------------------------------------------------------------------------------------------------------------------
NUMBER
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- Sybase's bylaws provide that the board of directors shall   - The NEON bylaws provide that the board of directors shall
  consist of 7 directors.                                       consist of 9 members. This number may be changed by an
                                                                amendment to the certificate of incorporation or by an
                                                                amendment to the bylaws adopted by the board of directors
                                                                or by the stockholders.
- The current number of directors is 7.                       - The current number of directors is 7.

CLASSIFICATION
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- The board of directors is divided into three classes, each  - The board of directors is divided into three classes with
  as nearly equal in number as possible, with one class         overlapping three-year terms. There are two Class I
  being elected annually to a three-year term. There are two    directors, whose terms will expire at the annual meeting
  Class I directors, whose terms will expire at the annual      to be held in 2003; three Class II directors, whose term
  meeting to be held in 2002; three Class II directors,         will expire at the annual meeting to be held in 2002; and
  whose terms will expire at the annual meeting to be held      two Class III directors, whose terms will expire at the
  in 2003; and four Class III directors, whose terms will       annual meeting to be held in 2001.
  expire at the annual meeting to be held in 2001.

NOMINATIONS
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- A stockholder must make any nomination for a director in    - A stockholder must make any nomination for a director in
  writing to the secretary of Sybase at least 90 days prior     writing to the secretary of NEON not less than 90 days in
  to the annual or special meeting; however, in the event       advance of the annual meeting or special meeting;
  that less than 100 days notice or prior public disclosure     provided, however, that in the case of a meeting called by
  of the date of the meeting is given or made to                or on behalf of the board of directors of NEON where prior
  stockholders, notice by the stockholder to be timely must     notice, or public disclosure, of the meeting has not been
  be so received not later than the close of business on the    given or made at least 100 days prior to such meeting,
  tenth day following the day on which such notice of the       notice by the stockholder to be timely must be so received
  date of the meeting was mailed or such public disclosure      not later than the close of business on the tenth day
  was made.                                                     following the day on which such notice of the date of the
                                                                meeting was mailed or such public disclosure was made.

REMOVAL
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- Sybase directors may be removed with or without cause, by   - Any director or the entire board or directors may be
  the holders of a majority of shares then entitled to vote     removed, with or without cause, by the holders of a
  at an election of directors. However, so long as              majority of the shares then entitled to vote at an
  stockholders are entitled to cumulative voting, if less       election of directors.
  than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then
  cumulatively voted at an election of the entire board of
  directors.

--------------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS
--------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETINGS OF STOCKHOLDERS
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- The annual meeting of stockholders must be held on a date   - The annual meeting of stockholders shall be held on a date
  and at a place within or without Delaware as may be           and at a place fixed by the NEON board of directors. In
  designated by resolution of the board of directors.           the absence of such designation, the annual meeting of
                                                                stockholders shall be held on the third Friday in June in
                                                                each year at 3:00 p.m. However, if such day falls on a
                                                                legal holiday, then the meeting shall be held at the same
                                                                time and place on the next succeeding full business day.
SPECIAL MEETINGS OF STOCKHOLDERS
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- Special meetings of the stockholders, for any purposes,     - A special meeting of stockholders may be called at any
  may be called at any time by the board of directors, by       time by the board of directors, the chairman of the board
  the chairman of the board, by the president or by the         or the chief executive officer, or by one or more
  chief executive officer, or by one or more stockholders       stockholders holding shares in the aggregate entitled to
  holding shares in the aggregate entitled to cast not less     cast not less than 20% of the votes of all shares of stock
  than 10% of the votes at that meeting.                        owned by stockholders entitled to vote at that meeting.

STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- A Sybase stockholder wishing to bring business before the   - A NEON stockholder wishing to bring business before the
  annual or special stockholders' meeting must provide          annual stockholders' meeting must provide written notice
  written notice to the corporation's secretary. The notice     not less than 90 days in advance of the annual meeting;
  must be received not less than 90 days prior to the           provided, however, that in the case of a meeting called by
  meeting.                                                      or on behalf of the board of directors of NEON where prior notice, or public disclosure, of the meeting has not been
                                                                given or made at least 100 days prior to such meeting,
                                                                notice by the stockholder to be timely must be so received not later than the close of business on the tenth day
                                                                following the day on which such notice of the date of the
                                                                meeting was mailed or such public disclosure was made.
STOCKHOLDER RIGHTS PLANS
--------------------------------------------------------------------------------------------------------------------------
SYBASE                                                        NEON
- Sybase entered into a Preferred Shares Rights Agreement     - NEON entered into a Preferred Shares Rights Agreement
  dated as of March 24, 1992 between Sybase and The First       dated as of August 5, 1998 between NEON and Bank Boston,
  National Bank of Boston as rights agent (commonly referred    N.A. as rights agent (commonly referred to as a "poison
  to as a "poison pill").                                       pill"). NEON has amended this agreement so that it will
                                                                not apply to the offer and merger.
- Rights will separate from Sybase's common stock and become  - Rights will separate from NEON's common stock and become
  exercisable following the tenth day (or such later date as    exercisable following (a) the fifteenth day (or such later
  may be determined by a majority of the directors not          date as may be determined by a majority of the board of
  affiliated with the acquiring person or group) after a        directors) after a person or group acquires beneficial
  person or group (a) acquires beneficial ownership of 15%      ownership of 15% or more of NEON's common stock or (b) the
  or more of Sybase's common stock or (b) announces a tender    fifteenth day (or such later date as may be determined by
  or exchange offer, the consummation of which would result     a majority of the board of directors) after a person or
  in ownership by a person or group of 15% or more of           group announces a tender or exchange offer, the
  Sybase's common stock.                                        consummation of which would result in ownership by a
- There is an exception, under certain terms, for an            person or group of 15% or more of NEON's common stock.
  acquisition by Lotus Development Corporation.                 However, with respect to George F. (Rick) Adam, Jr., the
                                                                applicable percentage shall be 25% in lieu of 15% and with respect to other stockholders of record on the record
                                                                date, the applicable percentage shall be 20% in lieu of
                                                                15%.
- After the distribution date, each Right will entitle the    - After the distribution date, each Right will entitle the
  holder, other than the acquiring person or group, to          holder, other than the acquiring person or group, to
  purchase shares of Sybase common stock at a 50% discount      purchase shares of NEON common stock at a 50% discount to
  to its market price as of the purchase date.                  its market price as of the purchase date.

STATE ANTI-TAKEOVER LAWS

     Under Delaware law, a Delaware corporation generally may not engage in a "business combination" with an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. "Business combination" includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. "Interested stockholder" is a person who, together with affiliates and associates, owns, or within three years, did own 15% or more of the corporation's voting stock. This prohibition does not apply if

     - the corporation has elected not to be governed by these restrictions;

     - prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder's becoming an interested stockholder;

     - upon consummation of the transaction resulting in the stockholder's becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and certain employee stock plans; or

     - at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

     Neither Sybase nor NEON has elected not to be governed by these restrictions. The NEON board of directors has taken the necessary action to make the above restrictions on business combinations inapplicable to the offer and the merger.

                         BENEFICIAL SHARE OWNERSHIP BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of shares of NEON common stock as of February 15, 2001 for the following: (1) each person or entity who is known by NEON to own beneficially more than 5% of the outstanding Shares; (2) each of NEON's directors; (3) each of the executive officers of NEON named in the Summary Compensation Table set forth in NEON's Solicitation/Recommendation on Schedule 14D-9; and (4) all directors and executive officers of NEON as a group.

                                                                 SHARES        PERCENTAGE
                                                              BENEFICIALLY    BENEFICIALLY
    5% STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS(1)        OWNED(2)        OWNED(2)
    ----------------------------------------------------      ------------    ------------
George F. (Rick) Adam, Jr.(3)...............................   3,940,823          10.7%
Patrick J. Fortune(4).......................................     247,374             *
Melvyn E. Bergstein(5)......................................      11,110             *
Mark L. Gordon(6)...........................................      27,499             *
Joseph E. Kasputys(7).......................................      44,554             *
Steven Lazarus(8)...........................................      95,364             *
Robert I. Theis(9)..........................................     192,185             *
Stephen E. Webb(10).........................................     145,923             *
Frederick T. Horn(11).......................................     215,478             *
Franz Koepper(12)...........................................      71,667             *
All directors and executive officers as a group (12
  persons)(13)..............................................   5,197,834          13.8

---------------
  *  Less than 1%.

 (1) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act. Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o New Era of Networks, Inc., 6550 Greenwood Plaza Boulevard, Englewood, Colorado 80111.

 (2) The number and percentage of shares of NEON common stock beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares of NEON common stock as to which the individual or entity has voting power or investment power and also any shares of NEON common stock which the individual or entity has the right to acquire within 60 days of February 15, 2001 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (3) Includes an aggregate of 383,272 shares of NEON common stock held by certain entities over which Mr. Adam has voting and investment control. Also includes 122,278 shares of NEON common stock issuable upon exercise of stock options that are exercisable within 60 days of February 15, 2001.

 (4) Includes 195,931 shares of NEON common stock issuable upon exercise of stock options that are exercisable within 60 days of February 15, 2001.

 (5) Consists solely of shares of NEON common stock issuable upon exercise of stock options that are exercisable within 60 days of February 15, 2001.

 (6) Includes 3,000 shares of NEON common stock held by the Mark L. Gordon Trust and 500 shares of NEON common stock held by Mr. Gordon's wife. Also includes 19,999 shares of NEON common stock issuable upon exercise of stock options that are exercisable within 60 days of February 15, 2001.

 (7) Includes 25,554 shares of NEON common stock issuable upon exercise of stock options that are exercisable within 60 days of February 15, 2001.

 (8) Includes 5,496 shares of NEON common stock held by ARCH Venture Fund II, L.P., a limited partnership of which Mr. Lazarus is a general partner. Also includes 2,000 shares of NEON common stock held by Mr. Lazarus's wife, 16,481 shares of NEON common stock held by the Arlene Lazarus Trust and 4,100 shares of NEON common stock held by the Lazarus Investment Limited Partnership. Also includes 46,665 shares of NEON common stock issuable upon exercise of stock options that are exercisable within 60 days of February 15, 2001.

 (9) Includes 129,269 shares of NEON common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2001.

(10) Includes 100,655 shares of NEON common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2001.

(11) Includes 200 shares of NEON common stock held by Mr. Horn as custodian for his daughter and 136,997 shares of NEON common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2001.

(12) Includes 3,125 shares of NEON common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2001.

(13) Includes an aggregate of 900,015 shares of NEON common stock issuable upon exercise of stock options exercisable within 60 days of February 15, 2001.

                                 LEGAL MATTERS

     Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Sybase, will pass on the validity of the shares of Sybase common stock to be issued to NEON stockholders in the offer and merger.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of New Era of Networks, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Home Financial Network, Inc. as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999 incorporated in this registration statement by reference to the Current Report on Form 8-K dated February 3, 2000 (as amended) of Sybase, Inc. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                                                      SCHEDULE I

                      INFORMATION CONCERNING DIRECTORS AND
                       EXECUTIVE OFFICERS OF SYBASE, INC.

     Directors and Executive Officers. The following table sets forth the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Sybase. Except as indicated below, the business address of each such person is Sybase, Inc., 6475 Christie Avenue, Emeryville, California 94608.

                                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
      NAME AND BUSINESS ADDRESS        AGE               AND FIVE-YEAR EMPLOYMENT HISTORY
      -------------------------        ---   --------------------------------------------------------
John S. Chen.........................  44    Mr. Chen has been Chairman, President and Chief
                                             Executive officer of Sybase, Inc. since November 1998.
                                             From February through November 1996, he served as
                                             co-Chief Executive Officer. Mr. Chen joined Sybase in
                                             August 1997 as Chief Operating Officer and served in
                                             that capacity until February 1998. From March 1995 to
                                             July 1997, Mr. Chen was President of the Open Enterprise
                                             Computing Division, Siemens Nixdort, a computer and
                                             electronics company, and Chief Executive Officer and
                                             Chairman of Siemens Pyramid, a subsidiary of Siemens
                                             Nixdorf. He has also served as a Board member of Beyond.
                                             com since March 1999.
Alan B. Salisbury....................  62    Dr. Salisbury has served as a director since July 1993.
                                             He is also a member of the Audit Committee. From April
                                             1993 through August 1998, he served as President and
                                             General Manager of Learning Tree International USA,
                                             Inc., a provider of advanced technology and technical
                                             management training. Since August 1998, he has served as
                                             Chairman of Learning Tree International USA, Inc.
                                             Between June 1991 and April 1993, Dr. Salisbury served
                                             as Executive Vice President and Chief Operating Officer
                                             of Microelectronics and Computer Technology Corp., an
                                             information technology research and development
                                             consortium. From November 1984 through September 1987,
                                             Dr. Salisbury served as the Commanding General of the
                                             U.S. Army Information Systems Engineering Command. Dr.
                                             Salisbury is also a director of TelePad Corp., Template
                                             Software, Inc. and Learning Tree International.
Linda K. Yates.......................  37    Ms. Yates is a founder of Strategos, an international
                                             strategy consulting firm, where she served as Chief
                                             Executive Officer from January 1995 through August 1999.
                                             Ms. Yates currently serves in various advisory and board
                                             roles with approximately 10 Silicon Valley start-ups.
                                             Prior to founding Strategos in 1995, Ms. Yates spent six
                                             years with the Mac Group/Gemini Consulting where she
                                             served as Vice President and head of the West Coast from
                                             1992 to 1994.

                                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
      NAME AND BUSINESS ADDRESS        AGE               AND FIVE-YEAR EMPLOYMENT HISTORY
      -------------------------        ---   --------------------------------------------------------
Richard C. Alberding.................  69    Mr. Alberding has served as a director since September
                                             1993. He is also a member of the Compensation Committee.
                                             Mr. Alberding served as an Executive Vice President of
                                             Hewlett-Packard Company, an electronics and computer
                                             manufacturer, before retiring from the company in 1991.
                                             He had served in various management positions with HP
                                             beginning in 1958. Mr. Alberding is also a director of
                                             Digital Microwave Corp, Paging Network Inc., JLK Direct
                                             Distribution, Inc., Kennametal, Inc., Walker Interactive
                                             Systems, and PCTEL Inc.
L. William Krause....................  57    Mr. Krause has served as a director since February 1995.
                                             He is also a member of the Compensation Committee. Mr.
                                             Krause has been President of LWK Ventures, a private
                                             investment company, since November 1998. Prior to that,
                                             beginning in October 1991, he served as President, Chief
                                             Executive Officer and director of Storm Technology,
                                             Inc., a provider of computer peripherals and software
                                             for digital imaging which filed for protection under the
                                             Federal Bankruptcy Laws in November 1998. He is also a
                                             director of Pinnacle Systems, Inc. and Ramp Networks,
                                             Inc.
Robert P. Wayman.....................  54    Mr. Wayman has served as a director since July 1995. He
                                             is also a member of the Audit Committee. Mr. Wayman has
                                             been Chief Financial Officer of Hewlett-Packard Company,
                                             a computer and electronics company, since 1984, and its
                                             Executive Vice President, Finance and Administration
                                             since 1992. He is also a director of HP and CNF Inc.,
                                             and is the current Chairman, Private Sector Council and
                                             member of the Kellogg Advisory Board to Northwestern
                                             University School of Business.
Cecilia Claudio......................  45    Ms. Claudio has served as a director since November
                                             1999. Ms. Claudio has been Senior Vice President and
                                             Chief Information Officer of Farmers Group, Inc., a
                                             large automobile and home insurance company, since 1998.
                                             From 1994 to 1997, she was a faculty member of Harvard
                                             School of Public Health. Ms. Claudio has also held
                                             various senior management positions at Anthem Blue
                                             Cross/Blue Shield, Harvard Pilgrim Health Care, Xerox
                                             Corporation, The Gap Inc. and Olivetti (Worldwide).
Eric L. Miles........................  53    Mr. Miles has served as Senior Vice President and
                                             General Manager of the Business Intelligence Division
                                             since December 1998. Between December 1997, when he
                                             joined Sybase, and December 1998, he was Senior Vice
                                             President, Product Operations. From November 1995 until
                                             he joined Sybase, Mr. Miles served as Vice President,
                                             Product Development at Informix Corporation.
Raj Nathan...........................  46    Dr. Nathan has served as Senior Vice President and
                                             General Manager of the Internet Applications Division
                                             since December 1998. Joining Sybase in November 1997, he
                                             served as Senior Vice President, Corporate Program
                                             Office until December 1998. From May through November
                                             1997, he served as President and Chief Executive Officer
                                             of Siemens Pyramid, and held a number of executive
                                             positions with Siemens Pyramid prior to that.

                                                    PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
      NAME AND BUSINESS ADDRESS        AGE               AND FIVE-YEAR EMPLOYMENT HISTORY
      -------------------------        ---   --------------------------------------------------------
Terry Stepien........................  41    Mr. Stepien has served as President of iAnywhere
                                             Solutions, a wholly-owned subsidiary of Sybase since
                                             March 1999. From September 1996 to March 1999, he was
                                             Vice President and General Manager, Mobile and Embedded
                                             Computing Division. From September 1996 to September
                                             1998, he served as Vice President, Marketing for
                                             Database Products. Mr. Stepien was Vice President,
                                             Marketing for Workplace Database Products from February
                                             1995 to September 1996.
Pieter van der Vorst.................  45    Mr. Van der Vorst has served as Vice President and Chief
                                             Financial Officer since January 1999. Between November
                                             1997 and January 1999, he served as Corporate
                                             Controller, and prior to that, he served as Vice
                                             President, Tax and Corporate Accounting beginning in
                                             April 1997. Mr. Van der Vorst has held various other
                                             positions since joining Sybase in 1991.
Pamela J. George.....................  54    Ms. George has served as Vice President of Corporate
                                             Marketing since April 1999. Prior to that she was Vice
                                             President of Corporate Communications at Maxager
                                             Technology, beginning in December 1997. From October
                                             1991 through October 1995, Ms. George was Director of
                                             Corporate Communications for Cisco Systems.
Daniel R. Carl.......................  47    Mr. Carl has served as Vice President, General Counsel
                                             and Secretary since April 1999. Immediately prior to
                                             that, he served as Director of European Legal Affairs,
                                             beginning in January 1997. Mr. Carl has been a Vice
                                             President of Sybase since May 1996, and served as
                                             Associate General Counsel from 1992 to April 1999.
Martin J. Healy......................  37    Mr. Healy has served as Vice President and Corporate
                                             Controller since January 1999. Between January 1997 and
                                             January 1999, he served as Vice President,
                                             Intercontinental Operations. Mr. Healy was Director of
                                             Finance, Asia (excluding Japan) from January 1994 to
                                             December 1997, and prior to that held various positions
                                             within the Company's finance organization. Before
                                             joining Sybase in 1989, Mr. Healy was Financial
                                             Reporting Manager at WordStar International.
Nita C. White-Ivy....................  53    Ms. White-Ivy has served as Vice President of Human
                                             Resources since March 1998. Prior to that, she was a
                                             human resources consultant to Sybase beginning in
                                             January 1998. Before joining Sybase, she was with
                                             Siemens Pyramid, serving as Vice President of Worldwide
                                             Human Resources from February 1994 to October 1997.
Marty Beard..........................  38    Mr. Beard has served as Vice President of Corporate
                                             Development since August 2000. Prior to joining Sybase,
                                             Mr. Beard served as Vice President of Oracle Online
                                             during December 1998 to July 2000, and Senior Director
                                             of Mid Markets Business Solutions for Oracle Corporation
                                             from June 1997 to 1999. From 1993 through 1997, Mr.
                                             Beard was Staff Director of Corporate Strategy and
                                             Development for Pacific Telesis Group.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                  SYBASE, INC.

                             NEEL ACQUISITION CORP.

                                      AND

                           NEW ERA OF NETWORKS, INC.

                         DATED AS OF FEBRUARY 20, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I THE OFFER AND THE MERGER..........................   A-1
  Section 1.01 The Offer....................................   A-1
  Section 1.02 Company Action...............................   A-3
  Section 1.03 Directors....................................   A-3
  Section 1.04 The Merger...................................   A-4
  Section 1.05 Effective Time; Closing......................   A-4
  Section 1.06 Effect of the Merger.........................   A-4
  Section 1.07 Certificate of Incorporation; Bylaws.........   A-4
  Section 1.08 Directors and Officers.......................   A-5
  Section 1.09 Effect on Capital Stock......................   A-5
  Section 1.10 Surrender of Certificates....................   A-6
  Section 1.11 No Further Ownership Rights in Company Common
     Stock..................................................   A-7
  Section 1.12 Lost, Stolen or Destroyed Certificates.......   A-7
  Section 1.13 Tax and Accounting Consequences..............   A-8
  Section 1.14 Taking of Necessary Action; Further Action...   A-8
  Section 1.15 Dissenting Shares............................   A-8
ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY........   A-8
  Section 2.01 Organization and Qualification;
     Subsidiaries...........................................   A-8
  Section 2.02 Certificate of Incorporation and Bylaws......   A-9
  Section 2.03 Capitalization...............................   A-9
  Section 2.04 Authority Relative to this Agreement.........  A-11
  Section 2.05 No Conflict; Required Filings and Consents...  A-11
  Section 2.06 Legal Compliance; Permits....................  A-12
  Section 2.07 SEC Filings; Financial Statements............  A-12
  Section 2.08 No Undisclosed Liabilities...................  A-12
  Section 2.09 Absence of Certain Changes or Events.........  A-13
  Section 2.10 Absence of Litigation........................  A-13
  Section 2.11 Employee Matters and Benefit Plans...........  A-13
  Section 2.12 Restrictions on Business Activities..........  A-17
  Section 2.13 Title to Property............................  A-17
  Section 2.14 Taxes........................................  A-17
  Section 2.15 Intellectual Property........................  A-19
  Section 2.16 Reorganization...............................  A-22
  Section 2.17 Brokers......................................  A-22
  Section 2.18 Agreements, Contracts and Commitments........  A-22
  Section 2.19 Insurance....................................  A-23
  Section 2.20 Opinion of Financial Advisor.................  A-23
  Section 2.21 Board Approval...............................  A-23
  Section 2.22 Vote Required................................  A-24
  Section 2.23 Environmental Matters........................  A-24
  Section 2.24 Interested Party Transactions................  A-24
  Section 2.25 State Takeover Statutes......................  A-25
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND
            MERGER SUB......................................  A-25
  Section 3.01 Organization and Qualification;
     Subsidiaries...........................................  A-25
  Section 3.02 Certificate of Incorporation and Bylaws......  A-26

                                                              PAGE
                                                              ----
  Section 3.03 Capitalization...............................  A-26
  Section 3.04 Authority Relative to this Agreement.........  A-26
  Section 3.05 No Conflict; Required Filings and Consents...  A-26
  Section 3.06 SEC Filings; Financial Statements............  A-27
  Section 3.07 No Undisclosed Liabilities...................  A-27
  Section 3.08 Absence of Certain Changes or Events.........  A-27
  Section 3.09 Absence of Litigation........................  A-28
  Section 3.10 Operations and Assets of Merger Sub..........  A-28
  Section 3.11 Taxes........................................  A-28
  Section 3.12 Reorganization...............................  A-28
  Section 3.13 Brokers......................................  A-28
ARTICLE IV INTERIM CONDUCT..................................  A-28
  Section 4.01 Conduct of Business by Company...............  A-28
  Section 4.02 Conduct of Business by Parent................  A-31
ARTICLE V ADDITIONAL AGREEMENTS.............................  A-32
  Section 5.01 Stockholder Approval; Preparation of
               Registration Statement and Proxy Statement/
               Prospectus...................................  A-32
  Section 5.02 Regulatory Filings...........................  A-33
  Section 5.03 No Solicitation..............................  A-34
  Section 5.04 Obligations of Merger Sub....................  A-35
  Section 5.05 Voting of Shares.............................  A-36
  Section 5.06 Registration Statement.......................  A-36
  Section 5.07 Confidentiality; Access to Information.......  A-36
  Section 5.08 Public Disclosure............................  A-36
  Section 5.09 Reasonable Efforts; Notification.............  A-36
  Section 5.10 Disclosure Documents.........................  A-37
  Section 5.11 Stock Options; ESPP..........................  A-38
  Section 5.12 Form S-8.....................................  A-39
  Section 5.13 Nasdaq Listing...............................  A-39
  Section 5.14 Indemnification..............................  A-39
  Section 5.15 Company Affiliate Agreements.................  A-39
  Section 5.16 Termination of Certain Company Plans.........  A-39
  Section 5.17 Tax Matters..................................  A-40
  Section 5.18 No Rights Plan Amendment.....................  A-40
  Section 5.19 Employee Benefits............................  A-40
  Section 5.20 Action by Board of Directors.................  A-41
ARTICLE VI CONDITIONS TO THE MERGER.........................  A-41
  Section 6.01 Conditions to Obligations of Each Party to
     Effect the Merger......................................  A-41
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............  A-41
  Section 7.01 Termination..................................  A-41
  Section 7.02 Notice of Termination; Effect of
     Termination............................................  A-43
  Section 7.03 Fees and Expenses............................  A-43
  Section 7.04 Amendment....................................  A-44
  Section 7.05 Extension; Waiver............................  A-44
ARTICLE VIII GENERAL PROVISIONS.............................  A-45
  Section 8.01 Non-Survival of Representations and
     Warranties.............................................  A-45
  Section 8.02 Notices......................................  A-45
  Section 8.03 Interpretation...............................  A-46

                                                              PAGE
                                                              ----
  Section 8.04 Counterparts.................................  A-46
  Section 8.05 Entire Agreement; Third Party
     Beneficiaries..........................................  A-46
  Section 8.06 Severability.................................  A-47
  Section 8.07 Other Remedies; Specific Performance.........  A-47
  Section 8.08 Governing Law................................  A-47
  Section 8.09 Rules of Construction........................  A-47
  Section 8.10 Assignment...................................  A-47
  Section 8.11 Waiver of Jury Trial.........................  A-47

ANNEX I CONDITIONS TO THE OFFER

                               INDEX OF EXHIBITS

Exhibit A      Form of Company Stockholder Agreement
Exhibit B      Form of Company Affiliate Agreement
Exhibit C      Form of Employment and Non-Competition Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 20, 2001, among Sybase, Inc., a Delaware corporation ("Parent"), Neel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and New Era of Networks, Inc., a Delaware corporation ("Company").

                                    RECITALS

     The respective Boards of Directors of Parent, Merger Sub and Company have approved this Agreement, and declared advisable that Merger Sub make an exchange offer (the "Offer") to exchange shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") for all of the issued and outstanding shares of common stock, par value $0.0001 per share ("Company Common Stock"), of Company (the "Shares") and the merger of Merger Sub with and into Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law").

     A. It is intended that, for United States federal income tax purposes, the Offer and the Merger (together, the "Transaction") shall be treated as an integrated transaction and shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP").

     B. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement: (1) the directors, executive officers and certain stockholders of Company are entering into Stockholder Agreements in substantially the form attached hereto as Exhibit A (the "Company Stockholder Agreements"), (2) the Company Affiliates (as defined in Section 5.15) are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit B (the "Company Affiliate Agreements"), and
(3) George Adam, Patrick Fortune, Fredrick Horn and Peter Hoversten are entering into Employment and Non-Competition Agreements in substantially the form attached hereto as Exhibit C.

     C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, (i) certain officers of Company have entered into amendments to the Change of Control Severance Agreements to which such officers are party to, among other things, waive certain severance and other rights that may be triggered as a direct or indirect result of the transactions contemplated hereby (each, a "Severance Agreement Amendment"), and (ii) Company and American Stock Transfer & Trust Company have amended (the "Rights Plan Amendment") the Preferred Shares Right Agreement, dated August 5, 1998 (the "Company Rights Plan"), to render the Rights thereunder inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and the Company Stockholder Agreements.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                            THE OFFER AND THE MERGER

     SECTION 1.01 The Offer. (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 7.01 and (ii) none of the events set forth in Annex I hereto that would entitle Parent and Merger Sub to fail to consummate the Offer shall have occurred and be continuing, Merger Sub shall, as promptly as practicable after the date hereof, commence the Offer. Each Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive from Merger Sub that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio. For

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

purposes of this Agreement, the "Exchange Ratio" shall mean 0.3878. The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Sub (if any) represents at least a majority of the total number of outstanding Shares, assuming the exercise of all currently exercisable options, rights and convertible securities (if any) and the issuance of all Shares that Company is obligated to issue thereunder (such total number of outstanding Shares being hereinafter referred to as the "Fully Diluted Shares") (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. Parent and Merger Sub expressly reserve the right to waive the conditions to the Offer and to make any change in the terms or conditions of the Offer; provided that, without the prior written consent of Company, no change may be made which decreases the number of Shares sought in the Offer, changes the form or amount of consideration to be paid, imposes conditions to the Offer in addition to those set forth in Annex I, changes or waives the Minimum Condition or any of the other conditions set forth in Annex I, extends the Offer (except as set forth in the following two sentences), or makes any other change to any of the terms and conditions to the Offer which is adverse to the holders of Shares. Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, Merger Sub shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided that (x) Merger Sub shall extend the Offer for successive extension periods not in excess of 10 business days per extension if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied, until such time as such conditions are satisfied or waived, and (y) Merger Sub may extend the Offer if and to the extent required by the applicable rules and regulations of the Securities and Exchange Commission ("SEC"). In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares which, together with Shares then owned by Parent and Merger Sub, represents at least 90% of the Fully Diluted Shares. No fraction of a share of Parent Common Stock will be issued in connection with the exchange of Parent Common Stock for Shares upon consummation of the Offer, but in lieu thereof each tendering stockholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) in the Offer shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the closing price of one (1) share of Parent Common Stock on the first date Merger Sub accepts Shares for exchange in the Offer, as reported on the Nasdaq National Market ("NASDAQ").

     (b) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "Registration Statement"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of Shares. Parent, Merger Sub and Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Parent and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in

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

each case as and to the extent required by applicable federal securities laws. Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO, the Registration Statement and the Offer Documents prior to their being filed with the SEC. Parent agrees to provide Company and its counsel with any comments Parent, Merger Sub or their counsel may receive in writing from the SEC or its staff with respect to the Offer Documents as soon as practicable after receipt of such written comments.

     SECTION 1.02 Company Action. (a) Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by the unanimous vote of all directors present and voting (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are consistent with and in furtherance of the long-term business strategy of Company and are advisable and are fair to and in the best interest of Company and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the Company Stockholder Agreements and the transactions contemplated thereby, which approval constitutes approval under
Section 203 of Delaware Law such that the Offer, the Merger, this Agreement and the other transactions contemplated hereby and the Company Stockholder Agreement and the transactions contemplated thereby, are not and shall not be subject to any restriction pursuant to Section 203 of Delaware Law, and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement by Company's stockholders (the recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "Recommendations"). Company has been advised that all of its directors and executive officers and each stockholder party to the Company Stockholder Agreements currently intend to tender their Shares pursuant to the Offer.

     (b) As soon as practicable on the day that the Offer is commenced, Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall include the opinion of Credit Suisse First Boston Corporation referred to in Section 2.20 and, subject to Section 5.03(b), shall include the Recommendations; provided, however, that prior to the Appointment Time the Board of Directors of Company may withhold, withdraw, modify or change in a manner adverse to Parent, or fail to make, its Recommendations in accordance with the terms of Section 5.03(b). Company, Parent and Merger Sub each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. Company agrees to provide Parent and its counsel with any comments Company or its counsel receives in writing from the SEC or its staff with respect to the
Schedule 14D-9 as soon as practicable after receipt of such written comments.

     (c) Company will promptly furnish Parent and Merger Sub with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in connection with the Offer.

     SECTION 1.03 Directors. (a) Effective upon the acceptance for payment by Merger Sub of Shares pursuant to the Offer (the "Appointment Time"), Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on Company's Board of Directors that equals the product of (i) the total number of directors on Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.03) and (ii) the percentage that the number of Shares owned by Parent or Merger Sub (including Shares accepted for payment) bears to the total number of Shares outstanding, and Company shall take all action reasonably necessary to cause Parent's designees to be elected or appointed to Company's Board of Directors, including, without limitation, increasing the

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

number of directors, or seeking and accepting resignations of incumbent directors, or both; provided that, prior to the Effective Time, Company's Board of Directors shall always have at least two members who were directors of Company prior to consummation of the Offer (each, a "Continuing Director"). If the number of Continuing Directors is reduced to less than two for any reason prior to the Effective Time, the remaining and departing Continuing Directors shall be entitled to designate a person to fill the vacancy. Notwithstanding anything in this Agreement to the contrary, if Parent's designees are elected to Company's Board of Directors prior to the Effective Time, the affirmative vote of a majority of the Continuing Directors shall be required for Company to (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) waive any of Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (d) approve any other action by Company which is reasonably likely to adversely affect the interests of the stockholders of Company (other than Parent, Merger Sub and their affiliates (other than Company and its subsidiaries)), with respect to the transactions contemplated by this Agreement.

     (b) Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. Company shall promptly take all actions required pursuant to Section
1.03 and Rule 14f-l in order to fulfill its obligations under this Section 1.03 and shall include in the Schedule 14D-9 such information with respect to Company and its officers and directors as is required under Section 14(f) and Rule 14f-l. Parent will supply to Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     SECTION 1.04 The Merger. At the Effective Time (as defined in Section 1.05) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.05 Effective Time; Closing. Subject to the provisions of this Agreement, Company and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, One Market, Spear Street Tower, Suite 3300, San Francisco, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     SECTION 1.06 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.07  Certificate of Incorporation; Bylaws.

     (a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 5.14 hereof, the Certificate of Incorporation of Company shall be amended and restated in its entirety to be the same in substance as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time (except that the name of Company shall remain "New Era of Networks, Inc."), and such Certificate of Incorporation of Company, as so amended and restated, shall be the Certificate of

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Incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law and such Certificate of Incorporation.

     (b) Bylaws. At the Effective Time, subject to the provisions of Section
5.14 hereof, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be adopted as the Bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     SECTION 1.08 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time until their successors shall have been duly elected and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time until their successors shall have been duly elected and qualified.

     SECTION 1.09 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities, the following shall occur:

          (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any share of Company Common Stock to be canceled and extinguished pursuant to Section 1.09(b)) will be automatically converted (subject to Sections 1.09(e) and (f)) into the right to receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio (together with the cash in lieu of Fractional Shares of Parent Common Stock as specified below, the "Merger Consideration") upon surrender of the certificate representing such share of Company Common Stock in the manner set forth in Section 1.10 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner set forth in
     Section 1.12 hereof). Except to the extent otherwise provided for in any plan or agreement listed on Section 2.03 or 2.18 of the Company Schedule applicable to such shares, any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (b) Cancellation of Company-Owned and Parent-Owned Stock. Each share of Company Common Stock held by Parent, Company or any direct or indirect wholly-owned subsidiary of Parent or Company, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Stock Options; Employee Stock Purchase Plans. (i) At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's 1995 Stock Option Plan, 1997 Director Option Plan, 1998 Nonstatutory Stock Option Plan, Century Analysis, Inc. 1996 Equity Incentive Plan, Convoy Corporation 1997 Stock Option Plan and Microscript 1997 Stock Option Plan (the "Company Option Plans"), and the Company Option Plans themselves, shall be assumed by Parent in accordance with Section 5.11(a) hereof.

             (ii) At the Effective Time, all purchase rights then outstanding under Company's 1997 Employee Stock Purchase Plan (the "ESPP"), and the ESPP itself, shall be treated as set forth in Section 5.11(b) hereof.

          (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of

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

     Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio, the Merger Consideration and any other amounts payable pursuant to the Offer or the Merger shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

          (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.10(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying such fraction by the closing price of one (1) share of Parent Common Stock on the trading day immediately prior to the Effective Time, as reported on Nasdaq.

     SECTION 1.10  Surrender of Certificates.

     (a) Exchange Agent. Prior to the Effective Time, Parent shall select a bank or trust company to act as the exchange agent (the "Exchange Agent") in the Merger.

     (b) Exchange Fund. Promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, an "Exchange Fund" consisting of the shares of Parent Common Stock issuable pursuant to Section 1.09(a) in exchange for outstanding shares of Company Common Stock, and cash in an amount estimated to be sufficient for payment in lieu of fractional shares pursuant to Section 1.09(f) and any dividends or other distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.10(d).

     (c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to
Section 1.09(a), cash in lieu of any fractional shares pursuant to Section 1.09(f) and any dividends or other distributions pursuant to Section 1.10(d). Upon surrender of Certificates for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted pursuant to Section 1.09(a), payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.09(f) and any dividends or other distributions payable pursuant to Section 1.10(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted pursuant to Section 1.09(a) (including any voting, notice or other rights associated with the ownership of such shares of Parent Common Stock under the Certificate of Incorporation or Bylaws of Parent or under Delaware

Law) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.09(f) and any dividends or other distributions payable pursuant to Section 1.10(d).

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.09(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or state, local or foreign law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     (g) No Liability. Notwithstanding anything to the contrary in this Section 1.10, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 1.10 shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 1.09(f) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 1.10(d), in each case, without any interest thereon.

     SECTION 1.11 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.09(f) and 1.10(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates

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

representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.09(a), cash for fractional shares, if any, as may be required pursuant to
Section 1.09(f) and any dividends or distributions payable pursuant to Section 1.10(d); provided, however, that Parent or the Exchange Agent, may, in its or their discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and the payment of cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.13  Tax and Accounting Consequences.

     (a) Tax. It is intended by the parties hereto that the Transaction shall constitute a "reorganization" within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     (b) Accounting. It is intended by the parties hereto that the Merger shall qualify as a purchase for accounting purposes.

     SECTION 1.14 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Parent and the Surviving Corporation shall be fully authorized (in the name of Merger Sub, Company, the Surviving Corporation and otherwise) to take all such necessary action.

     SECTION 1.15 Dissenting Shares. Notwithstanding Section 1.09, if the Merger is effectuated pursuant to Section 253 of Delaware Law, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. Company shall give Parent prompt notice of any demands received by Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by Company out of its own funds and will not be reimbursed by Parent or any affiliate of Parent.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Company contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

     SECTION 2.01 Organization and Qualification; Subsidiaries. (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of

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Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     (b) Section 2.01(b) of the Company Schedule sets forth (i) each subsidiary of Company, (ii) the ownership interest therein of Company and (iii) if not wholly-owned by Company, the identity and ownership interest of each other owner of an equity interest in such subsidiary. Neither Company nor any of its subsidiaries has agreed to make nor is obligated to make nor is bound by any written or oral agreement, contract, understanding, negotiable instrument, note, bond, indenture, lease, license, commitment or undertaking of any nature, in effect as of the date hereof or as may hereafter be in effect (a "Contract"), under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities identified in Section 2.01(b) of the Company Schedule.

     SECTION 2.02 Certificate of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended and in effect as of the date of this Agreement (together, the "Company Charter Documents") and the equivalent organizational documents of each of its subsidiaries. Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents except where the violation of any such equivalent organizational documents of a subsidiary of Company would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     SECTION 2.03 Capitalization. (a) The authorized capital stock of Company consists of 200,000,000 shares of Company Common Stock, $0.0001 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share ("Company Preferred Stock"). As of the close of business on February 15, 2001,
(i) 36,856,537 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, right of first refusal, or any similar rights; (ii) no shares of Company Preferred Stock were issued or outstanding;
(iii) 147,562 shares of Company Common Stock were held in treasury by Company or any of its subsidiaries; (iv) zero shares of Company Common Stock were held by subsidiaries of Company; (v) 424,206 shares of Company Common Stock were reserved for future issuance pursuant to the ESPP; (vi) 3,560,899 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 1995 Stock Option Plan;
(vii) 208,332 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 1997 Director Option Plan; (viii) 4,245,752 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under Company's 1998 Nonstatutory Stock Option Plan; (ix) 34,808 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock under the Century Analysis, Inc. 1996 Equity Incentive Plan; (x) 13,240 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock under the Convoy Corporation 1997 Stock Option Plan; and (xi) 2,801 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options to purchase Company Common Stock under the Microscript, Inc. 1997 Stock

Option Plan. Between the close of business on February 15, 2001 and the date hereof, no shares of Company Common Stock have been issued other than upon exercise of vested Company Stock Options (as defined in Section 5.11) listed on
Section 2.03(b) of the Company Schedule.

     (b) Section 2.03(b) of the Company Schedule sets forth the following information with respect to each outstanding Company Stock Option as of the date hereof: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; (vii) the extent to which each such option is vested and unvested as of such date; (viii) the date on which such Company Stock Option expires; and (ix) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration.

     (c) Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which Company has granted such Company Stock Options that are outstanding as of the date hereof and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to the issuance aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

     (d) Except as set forth in Section 2.03(d) of the Company Schedule, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Offer or the Merger or any other transactions contemplated by this Agreement, or as a result of the termination of employment of any holder of any such option. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) in effect as of the time of grant and issuance and (ii) all requirements set forth in applicable Contracts by which Company is bound and which were in effect as of the time of grant and issuance. "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, judgment, order, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court, administrative agency, commission, governmental or regulatory authority, domestic, foreign or supranational (a "Governmental Entity").

     (e) Except as set forth in Section 2.01(b) of the Company Schedule, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding, except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, options, rights of first refusal, preemptive rights, community property interests or similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) ("Encumbrances") directly or indirectly through one or more subsidiaries.

     (f) Except as set forth in Section 2.03(a) hereof or in Section 2.03(f) of the Company Disclosure Schedule, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive, purchase or conversion rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

     (g) Except as contemplated by this Agreement or as set forth in Section 2.03(g) of the Company Schedule, there are no registration rights and there is, except for the Company Stockholder Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement currently in effect to which Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

     SECTION 2.04 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the approval and adoption of this Agreement by the stockholders of Company in accordance with Delaware Law and the Company Charter Documents, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents). This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and the exercise by courts of equitable powers.

     SECTION 2.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the vote of Company's stockholders in favor of the approval and adoption of this Agreement and to compliance with the requirements set forth in Section 2.05(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party against or to Company under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material mortgage, Contract, permit, franchise or other obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected (a "Company Obligation"), except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clauses (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

     (b) The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company shall not, require Company to obtain or make, at or prior to the Effective Time, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or third party, except (i) pursuant to applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Effective Time,

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

Parent, or (B) would not prevent or materially delay consummation of the Offer or the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

     SECTION 2.06 Legal Compliance; Permits. (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, any Legal Requirement or Company Obligation, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause Company to lose any material benefit or incur any material liability. No charge, complaint, claim, demand, notice, inquiry, investigation, action, suit, proceeding, hearing or review by any Governmental Entity is pending or, to the knowledge of Company, being threatened against Company or its subsidiaries, nor, to Company's knowledge, has any Governmental Entity indicated to Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries.

     (b) Company and its subsidiaries hold all franchises, grants, authorizations, permits, licenses, variances, exemptions, easements, consents, certifications, orders and approvals from Governmental Entities which are material to the operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     SECTION 2.07 SEC Filings; Financial Statements. (a) Company has made available to Parent (through reference to documents filed with the SEC by EDGAR or otherwise) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the SEC since December 31, 1997 (the "Company SEC Reports"), which are all the forms, reports and documents (other than preliminary material) required to be filed by Company with the SEC since December 31, 1997. The Company SEC Reports (A) were prepared in compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Company does not have any subsidiaries that are required to file any reports or other documents with the SEC.

     (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, and the audited financial statements (including any related notes thereto) as of and for the year ended December 31, 2000 attached to Section 2.07 of the Company Schedule was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and each fairly presents, in all material respects, the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

     (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 2.08 No Undisclosed Liabilities Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities disclosed or provided for in Company's audited financial statements and related notes thereto as of and for the year ended

December 31, 2000, (ii) liabilities incurred since December 31, 2000 and on or prior to the date hereof in the ordinary course of business which have not resulted, in the aggregate, in any material increase in Company's liabilities from those disclosed or provided for in Company's audited balance sheet as of December 31, 2000, or (iii) liabilities incurred after the date hereof in the ordinary course of business as permitted by this Agreement.

     SECTION 2.09  Absence of Certain Changes or Events. Except as set forth on
Section 2.09 of the Company Schedule, since December 31, 2000, there has not been any: (i) Material Adverse Effect on Company, (ii) declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) granting by Company or any of its subsidiaries of any material increase in compensation or fringe benefits, except for increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which would be contingent or the terms of which would be materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the material acquisition or disposition of any Intellectual Property (as defined in Section 2.15) other than licenses disclosed in Section 2.15(i) of the Company Schedule, (vi) amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vii) material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (viii) material revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable, or (ix) sale of assets of Company other than in the ordinary course of business.

     SECTION 2.10 Absence of Litigation. Except as set forth in Section 2.10 of the Company Schedule, there are no material claims, actions, suits or proceedings (or, to the knowledge of Company, any basis therefor) pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries, or any properties or rights of Company or any of its subsidiaries, or any officer or director of Company or any of its subsidiaries, or any other person for which Company or any of its subsidiaries may be liable, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. No director or officer of Company has asserted a claim to seek indemnification from Company under the Company Charter Documents or any indemnification agreement between Company and such party. Company has provided to Parent true, correct and complete copies of all complaints, pleadings, motions and written correspondence regarding settlement proposals of any shareholder litigation referred to in Section 2.10 of the Company Schedule.

     SECTION 2.11  Employee Matters and Benefit Plans.

     (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.11(a)(i) below (which definition shall apply only to this Section 2.11), for purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall mean any other person or entity under common control with Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

          (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee or with respect to which Company or any Affiliate has or may have any liability or obligation;

          (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

          (iv) "DOL" shall mean the Department of Labor;

          (v) "Employee" shall mean any current or former employee, consultant or director of Company or a subsidiary of Company;

          (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation or other agreement, contract or understanding in effect between Company or any Affiliate and any Employee;

          (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

          (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by Company or any Affiliate, whether informally or formally, or with respect to which Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

          (x) "IRS" shall mean the Internal Revenue Service;

          (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

          (xiii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule. Section 2.11(b) of the Company Schedule contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employee Agreement. Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employee Agreement.

     (c) Documents. Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan, International Employee Plan, and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination or opinion letters, any notification or advisory letters, and all correspondence to or from the IRS or the DOL with respect to any pending application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan (other than correspondence of the types described in (vi) above); (x) all COBRA forms and related notices (or such forms and notices as required under comparable law); (xi) all insurance policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) the most recent plan year discrimination tests for each Company Employee Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

     (d) Employee Plan Compliance. (i) Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, was adopted using a prototype plan for which such a letter has been issued or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan the effect of which would be material to Company; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Company has no ERISA Affiliates.

     (e) Pension Plan. Neither Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer and Multiple Employer Plans. At no time has Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, as described in Section 413(c) of the Code.

     (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other

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

person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

     (h) Health Care Compliance. Neither Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

     (i) Effect of Transaction.

          (i) Except as set forth on Section 2.11(i) of the Company Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (ii) Except as set forth on Section 2.11(i) of the Company Schedule, no payment or benefit which will or may be made by Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

     (j) Employment Matters. Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment eligibility, employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions (except for routine claims for benefits) against Company under any worker's compensation policy or long-term disability policy.

     (k) Labor. No work stoppage or labor strike against Company is pending, threatened or reasonably anticipated. Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

     (l) International Employee Plan. Section 2.11(l) of the Company Disclosure Schedule lists the International Employee Plans of Company and its subsidiaries. Each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to Company or its Affiliates (other than ordinary administration expenses or routing claims for benefits).

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     (m) 401(k) Shares. No employer securities contained in any of Company's tax-qualified plans that contain Code Section 401(k) cash or deferral arrangements are attributable to salary deferrals by participants.

     SECTION 2.12 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which Company or any of its subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any current business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

     SECTION 2.13 Title to Property. Neither Company nor any of its subsidiaries owns, nor has Company or any of its subsidiaries previously owned, any real property. Company and each of its subsidiaries have good and marketable title to, or valid leasehold interests in, all of their material properties and assets, free and clear of all Encumbrances except liens for taxes or other governmental charges or levies not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. All leases or subleases pursuant to which Company or any of its subsidiaries lease from others (i) real property or (ii) personal property which require annual payments in excess of $100,000 with respect to each personal property lease or sublease or related leases and subleases, are set forth in Section 2.13 of the Company Schedule (the "Company Leases"). Company has delivered to Parent full and complete copies of all Company Leases as amended to date. Each of the Company Leases is in full force and effect in accordance with their respective terms, except where the failure to so be in full force and effect would not reasonably be expected to materially interfere with the ability of Company to use the property subject to such lease for the purpose for which it is intended, and there is not, under any of such leases, any existing default or event of default (or any event which with notice or lapse of time, or both, would constitute a default or event of default) of Company or any of its subsidiaries or, to Company's knowledge, any other party, except for such defaults or events of default that would not reasonably be expected to materially interfere with the ability of Company to use the property subject to such lease for the purpose for which it is intended. All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects. There are no existing Contracts with any person to acquire any assets or property of Company (or any interest therein) except for this Agreement.

     SECTION 2.14  Taxes.

     (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers (i) to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity, and (iii) any liability for amounts described in clause (i) of this section as a result of being a member of an affiliated, consolidated, combined or unitary group.

     (b) Tax Returns and Audits.

          (i) Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, forms, information statements and reports ("Returns") relating to Taxes required to be filed by Company and each of its subsidiaries with any Tax authority, except such Returns which are not, individually or in the aggregate, material to Company. Company and each of its subsidiaries have paid all Taxes required to be paid whether or not shown to be due on such Returns, except such Taxes which are not, individually or in the aggregate, material to Company.

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          (ii) Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not, individually or in the aggregate, material to Company.

          (iii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, assessed, or to the knowledge of Company, proposed against Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

          (v) No adjustment relating to any Returns filed or required to be filed by Company or any of its subsidiaries has been proposed in writing by any Tax authority to Company or any of its subsidiaries or any representative thereof.

          (vi) Neither Company nor any of its subsidiaries has any liability for any material unpaid Taxes (whether or not shown to be due on any Return) which has not been accrued for or reserved on Company's balance sheet dated December 31, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since January 1, 2001 in connection with the operation of the business of Company and its subsidiaries in the ordinary course. There are no liens with respect to Taxes on any of the assets of Company or any of its subsidiaries, other than liens which are not individually or in the aggregate material, or customary liens for current Taxes not yet due and payable.

          (vii) There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, that, individually or collectively, should give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code (other than the temporary disallowance of a deduction under Section 404(a)(5) of the Code). There is no contract, agreement, plan or arrangement to which Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
     Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company or any of its subsidiaries.

          (ix) Neither Company nor any of its subsidiaries (A) has ever been a number of a consolidated group other than a consolidated group of which Company is the parent corporation or (B) is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement (other than such agreements existing as of the date hereof between current members of Company's affiliated group).

          (x) To the knowledge of Company, none of Company's or its subsidiaries' assets are tax-exempt use property within the meaning of
     Section 168(h) of the Code.

          (xi) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (xii) Company and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or

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     foreign government and the consummation of the Merger will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

          (xiii) To the extent Company has a net operating loss, such net operating loss is not subject to any limitation under Sections 382 or 384 of the Code.

          (xiv) Company has not with respect to any open taxable period applied for and been granted permission to adopt a change in its method of accounting requiring adjustments under Section 481 of the Code or comparable state or foreign law.

          (xv) Company is not a partner in any entity classified as a partnership for federal income tax purposes.

     SECTION 2.15 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents");
     (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world;
     (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vi) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (vii) industrial designs and any registrations and applications therefor; (viii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (ix) all databases and data collections and all rights therein; (x) all moral and economic rights of authors and inventors, however denominated; and (xi) any similar or equivalent rights to any of the foregoing (as applicable).

          "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company and its subsidiaries.

          "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, registration or other similar filing issued, filed with, or recorded by any, state, government or other legal authority (including any quasi-government authority with jurisdiction over registration and maintenance of domain names) relating to the prosecution, registration, perfection or maintenance of such Intellectual Property.

          "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or any of its subsidiaries.

          (a) Section 2.15(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property which specifies the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (b) Section 2.15(b) of the Company Schedule is a complete and accurate list (by name and version number) of all material products or service offerings of Company or any of its subsidiaries ("Company Products") that have been sold, distributed or otherwise provided commercially (whether for end-use or evaluation or demonstration purposes) in the five (5) year period preceding the date

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

     hereof or which Company or any of its subsidiaries currently intends to sell, distribute or otherwise provide in the future including any products or service offerings under development.

          (c) No Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, settlement agreement, or stipulation restricting in any manner by its terms the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

          (d) Each material item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made. All necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting or maintaining such Company Registered Intellectual Property.

          (e) Section 2.15(e) of the Company Schedule is a complete and accurate list of all material actions that are required to be taken by Company within ninety (90) days of the date hereof with respect to the prosecution, perfection or maintenance of any Company Registered Intellectual Property.

          (f) To the knowledge of Company or its subsidiaries, Company owns and has good and exclusive title to each item of Company Intellectual Property owned by it, free and clear of any Encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the generality of the foregoing, (i) Company is the exclusive owner of or has a license to use all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or any of its subsidiaries, (ii) Company owns exclusively or has a license to use, and has good title to, all copyrighted works that are included or incorporated into Company Products or which Company or any of its subsidiaries otherwise purports to own, and (iii) to the extent that, to the knowledge of the Company or its subsidiaries any patents would be infringed by any Company Products, Company is the exclusive owner of such patents.

          (g) Except as set forth in Section 2.15(g) of the Company Schedule, to the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries, or is incorporated into any of Company Products, Company and its subsidiaries have a written agreement with such third party with respect thereto and Company and its subsidiaries thereby either (i) have obtained ownership of, and is the exclusive owner of, or
     (ii) have obtained perpetual, non-terminable licenses (sufficient for the conduct of their business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (h) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property, to any third party, or knowingly permitted Company's rights in any material item of Company Intellectual Property to lapse or enter the public domain.

          (i) Section 2.15(i) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (x) with respect to Company Intellectual Property licensed or transferred to any third party (other than non-exclusive end-user licenses in the ordinary course); (y) pursuant to which a third party has licensed or transferred any material item of Intellectual Property to Company or any of its subsidiaries; or (z) by which Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability to provide a right of

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

     rescission with respect to the infringement or misappropriation by Company or such other person of Intellectual Property Rights of anyone other than Company (other than end-user licenses granted in the ordinary course of business.)

          (j) All contracts, licenses and agreements listed in Section 2.15(i) of the Company Schedule are in full force and effect. Except as set forth in Section 2.15(j) of the Company Schedule, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension ("Termination") of such contracts, licenses and agreements by their terms. Each of Company and its subsidiaries is in compliance in all material respects with any such contracts, licenses and agreements. To the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements by their terms to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. There is no provision in any of Company's contracts or agreements which, as a result of this Agreement and the transactions contemplated by this Agreement, requires Parent or Merger Sub to (i) grant to any third party any right to or with respect to any material Intellectual Property owned by, or licensed to, either of them, (ii) be bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) be obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

          (k) To Company's knowledge, the operation of the business of Company and its subsidiaries as such business currently is conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the Company Products and its subsidiaries and (ii) Company's and its subsidiaries use of any material product device or process has not does not and will not infringe or misappropriate the Intellectual Property of any third party, and does not constitute unfair competition or trade practices under the laws of any jurisdiction.

          (l) The Company Intellectual Property, together with any Intellectual Property licensed to Company or any of its subsidiaries pursuant to an agreement listed on Section 2.15(i)(y) of the Company Schedule, constitutes all the material Intellectual Property used in and/or necessary to the conduct of the business of Company and its subsidiaries as it currently is conducted, and as it is currently planned to be conducted by Company and its subsidiaries, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including Company Products).

          (m) Except as set forth on Section 2.15(m) of the Company Schedule, neither Company nor any of its subsidiaries has received written notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (n) To the knowledge of Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

          (o) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries under an obligation of confidentiality. Each of Company and its subsidiaries has a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent. All current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement.

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     SECTION 2.16  Reorganization. Neither Company nor any of its affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

     SECTION 2.17 Brokers. Other than fees owed to Company's financial advisors, Credit Suisse First Boston Corporation, as set forth in Section 2.17 of the Company Schedule, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     SECTION 2.18 Agreements, Contracts and Commitments. As of the date of this Agreement, except as set forth in Section 2.18 of the Company Schedule, neither Company nor any of its subsidiaries is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or employee of Company or any of its subsidiaries or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty
     (30) days' notice without material liability or financial obligation to Company;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or any guaranty pursuant to which Company may have liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $100,000, other than any agreement of indemnification entered into in connection with the sale of products or license of technology in the ordinary course of business;

          (d) any agreement, contract or commitment containing any covenant limiting the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

          (f) any dealer, distributor, joint marketing or development agreement under which Company or any of its subsidiaries have continuing obligations to jointly market any product, technology or service and which may not be canceled without material penalty upon notice of ninety (90) days or less, or any agreement pursuant to which Company or any of its subsidiaries have continuing obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without material penalty upon notice of ninety (90) days or less;

          (g) any agreement, contract or commitment to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

          (h) any agreement, contract or commitment to license any third party to manufacture or reproduce any Company Product or any agreement, contract or commitment to sell or distribute any Company Products except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

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          (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by Company or any of its subsidiaries or extension of credit (other than customer accounts receivable owing to Company or any of its subsidiaries created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms);

          (j) any material settlement agreement under which Company or any of its subsidiaries has ongoing obligations;

          (k) any agreement, contract or commitment under which Company is committed to provide products or services at a later date at a fixed price;

          (l) any other agreement, contract or commitment not otherwise disclosed in Section 2.18 of the Company Schedule that calls for the payment by Company or any of its subsidiaries of $100,000 or more in any calendar year;

          (m) any agreement not otherwise disclosed in Section 2.18 of the Company Schedule under which the consequences of a default could reasonably be expected to have a Material Adverse Effect on Company and its subsidiaries, taken as a whole; or

          (n) any other agreement, contract or commitment that is of the nature required to be filed by Company as an exhibit to an Annual Report on Form 10-K under the Exchange Act.

     Company has delivered or made available to Parent a correct and complete copy of each Company Contract (as defined below) as amended through the date of this Agreement. Each Company Contract, with respect to Company and any relevant subsidiary and, to Company's knowledge, all other parties thereto, is legal, valid, binding, enforceable and in full force and effect in all respects, except to the extent that any such invalidity would not reasonably be expected to be material to Company. Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract, is in breach, violation or default under a Company Contract. Neither Company nor any of its subsidiaries has received written notice within the last twelve months that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule pursuant to this Section 2.18 (any such agreement, contract or commitment, a ("Company Contract")) in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     SECTION 2.19 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "Insurance Policies") which it believes are of the types maintained by entities of similar size and engaged in similar business activities as Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Company is not aware of, and has not received notice under any Insurance Policies of, (i) an insurer's intention or threat to cancel or terminate any of the Insurance Policies, (ii) an insurer's intention or threat to materially increase the premiums due under any of the Insurance Policies.

     SECTION 2.20 Opinion of Financial Advisor. Company has been advised by its financial advisor, Credit Suisse First Boston Corporation, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to Company's stockholders from a financial point of view, and Company shall provide to Parent a copy of the written confirmation of such opinion as soon as available, but in no event more than three (3) business days after the date hereof.

     SECTION 2.21 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, by the unanimous vote of all directors present and voting at a meeting duly called or held (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the

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Merger, are consistent with and in furtherance of the long-term business strategy of Company and are advisable and are fair to and in the best interest of Company and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the Company Stockholder Agreements and the transactions contemplated thereby, and
(iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement by Company's stockholders.

     SECTION 2.22 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock which shares are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement.

     SECTION 2.23  Environmental Matters.

     (a) Hazardous Material. Except as would not result in material liability to Company or any of its subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "Hazardous Material") are present, as a result of the actions of Company or any of its subsidiaries or any affiliate of Company, or, to Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not result in a material liability to Company (in any individual case or in the aggregate) (i) neither Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Company Environmental Permits") necessary for the conduct of Company's and its subsidiaries' Hazardous Material Activities and other businesses of Company and its subsidiaries as such activities and businesses are currently being conducted, except where the absence of such Company Environmental Permits would not cause a Material Adverse Effect.

     (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Company or any of its subsidiaries in a writing delivered to Company or any of its subsidiaries concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Company or any of its subsidiaries. Company is not aware of any fact or circumstance which could involve Company or any of its subsidiaries in any material environmental litigation or impose upon Company any material environmental liability.

     SECTION 2.24  Interested Party Transactions. Except as set forth in Section
2.24 of the Company Schedule, no officer or director of Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an

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interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that Company or any of its subsidiaries furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to Company or any of its subsidiaries, any goods or services, or
(ii) a beneficial interest in any Contract to which Company or any of its subsidiaries is a party; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this
Section 2.24.

     SECTION 2.25 State Takeover Statutes. The Board of Directors of Company has approved the Offer, the Merger, this Agreement and the Company Stockholder Agreements, and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the Company Stockholder Agreements and the transactions contemplated by this Agreement and the Company Stockholder Agreements, the provisions of Section 203 of the Delaware Law to the extent, if any, such Section is applicable to the Offer, the Merger, this Agreement and the Company Stockholder Agreements and the transactions contemplated by this Agreement and the Company Stockholder Agreements. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Offer, the Merger, this Agreement and the Company Stockholder Agreements or the transactions contemplated by this Agreement and the Company Stockholder Agreements.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to Company, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Schedule"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Parent contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties, as follows:

     SECTION 3.01 Organization and Qualification; Subsidiaries. (a) Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     (b) Parent has no material subsidiaries except for the corporations identified in the Parent SEC Reports (as hereinafter defined). Neither Parent nor any of its subsidiaries has agreed nor is obligated to make nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither Parent nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities identified in the Parent SEC Reports and Parent's limited partnership or limited liability company interests in venture capital funds. Neither Parent nor any of its subsidiaries directly or indirectly owns, beneficially or of record, any shares of Company Common Stock or other equity interest in Company other than pursuant to this Agreement.

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

     SECTION 3.02 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended and in effect as of the date of this Agreement (together, the "Parent Charter Documents") and the equivalent organizational documents of Merger Sub. Such Parent Charter Documents and equivalent organizational documents of Merger Sub are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and Merger Sub is not in violation of its equivalent organizational documents except where the violation of the equivalent organizational documents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 3.03 Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 8,000,000 shares of preferred stock, $0.001 par value per share ("Parent Preferred Stock"). As of the close of business on February 15, 2001, (i) 87,560,149 shares of Parent Common Stock were issued and outstanding; (ii) no shares of Parent Preferred Stock were issued or outstanding; (iii) 2,986,243 shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iv) 3,136,164 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee stock purchase plan, (v) 15,952,269 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock, and (vi) 222,681 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding warrants. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.001 par value per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights, right of first refusal, or any similar rights. The shares of Parent Common Stock to be issued pursuant to the Offer and the Merger will be duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all Encumbrances, except as would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 3.04 Authority Relative to this Agreement. Each of Parent and/or Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and/or Merger Sub and the consummation by Parent and/or Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and/or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and/or Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes the legal and binding obligations of Parent and/or Merger Sub, enforceable against Parent and/or Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors' rights and the exercise by courts of equitable powers.

     SECTION 3.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement will not, (i) conflict with or violate the Parent Charter Documents or Merger Sub Charter Documents, (ii) subject to compliance with the requirements set forth in Section 3.05(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which they or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or Merger Sub's rights or alter the rights or obligations of any third party against or to Parent or Merger Sub under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Parent or Merger Sub pursuant to, any material mortgage, Contract, permit, franchise or other obligation to which Parent or

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Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clauses (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     (b) The execution and delivery of this Agreement by Parent and/or Merger Sub do not, and the performance of this Agreement by Parent and/or Merger Sub shall not, require Parent or Merger Sub to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or third party except (i) pursuant to applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or (B) would not prevent or materially delay consummation of the Offer or the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

     SECTION 3.06 SEC Filings; Financial Statements. (a) Parent has made available to Company (through reference to documents filed with the SEC by EDGAR or otherwise) a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since December 31, 1997 (the "Parent SEC Reports"), which are all the forms, reports and documents (other than preliminary material) required to be filed by Parent with the SEC since December 31, 1997. The Parent SEC Reports (A) were prepared in compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

     (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that unaudited statements do not contain footnotes in substance or form required by GAAP, as is permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

     SECTION 3.07 No Undisclosed Liabilities. Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities disclosed or provided for in Parent's unaudited financial statements and related notes thereto as of and for the nine-month period ended September 30, 2000 as set forth in the Parent SEC Reports or in the related notes or (ii) liabilities incurred since September 30, 2000 in the ordinary course of business.

     SECTION 3.08  Absence of Certain Changes or Events. Except as set forth on
Section 3.08 of the Parent Schedule, since September 30, 2000, there has not been any: (i) Material Adverse Effect on Parent, (ii) declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other

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securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (v) material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable, or (vi) any sale of assets of Parent other than in the ordinary course of business.

     SECTION 3.09 Absence of Litigation. As of the date hereof, there are no claims, suits, actions or proceedings that have a reasonable likelihood of success on the merits pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated by this Agreement or that could otherwise reasonably be expected to have a Material Adverse Effect on Parent.

     SECTION 3.10 Operations and Assets of Merger Sub. Merger Sub was formed solely for the purpose of the Offer and the Merger and engaging in the Transaction and has no material assets or liabilities, and will have no material assets or liabilities, except as necessary for such purpose. Merger Sub has not engaged, and will not engage, in any other business or activity of any kind or type whatsoever and has conducted and will conduct its operations only as contemplated hereby.

     SECTION 3.11 Taxes. Each of Parent and its subsidiaries has filed all Tax Returns required to be filed by each of them (except such Tax Returns that are not, individually or in the aggregate, material to them, taken as a whole) and has paid (or Parent has paid on behalf of its subsidiaries), or has established an adequate reserve for the payment of, all Taxes required to be paid with respect to such Tax Returns, whether or not shown to be due thereon.

     SECTION 3.12 Reorganization. Neither Parent, Merger Sub nor any of their affiliates has taken, failed to take or agreed to take any action or knows of any fact, circumstance, plan or intention that is or would be reasonably likely to prevent the Transaction from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     SECTION 3.13 Brokers. Other than fees owed to Parent's financial advisors, Merrill Lynch & Co., Parent and Merger Sub have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                                INTERIM CONDUCT

     SECTION 4.01 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Appointment Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing (which consent, or refusal to grant consent, shall not unreasonably be delayed), carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization,
(ii) keep available the services of its present officers and employees, and
(iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings. In addition, Company will promptly notify Parent of any material event involving its business or operations occurring outside the ordinary course of business.

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     In addition, without the prior written consent of Parent (which consent, or refusal to grant consent, shall not unreasonably be delayed), except as permitted or required by this Agreement and except as provided in Section 4.01 of the Company Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Appointment Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof, or grant any equity-based compensation (except as permitted by Section 4.01(f) hereof), whether payable in cash or stock;

          (c) Except as contemplated by this Agreement, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than non-exclusive licenses granted to end-users in the ordinary course of business and consistent with past practice and nonexclusive distribution, value added reseller and other commercial agreements entered into in the ordinary course of business consistent with past practices; provided that in no event shall Company (i) license on an exclusive basis or sell any Company Intellectual Property, or
     (ii) enter into any agreement (w) containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practices, (x) requiring Company to use its "best efforts", (y) requiring Company to purchase or provide a minimum amount of products or services with aggregate commitments over the life of all such contracts in excess of $2,500,000, or (z) limiting the right of Company to engage in any line of business or to compete with any person;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course consistent with past practice by Company with employees hired after the date hereof);

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, and (ii) shares of Company Common Stock issuable to participants in the ESPP consistent with the terms thereof, and (y) the granting of stock options in the ordinary course of business to employees who are not officers in amounts and with vesting schedules (except that no such option grant shall provide for acceleration upon the consummation of the Offer, the Merger or any other change in control of Company or Parent) which are consistent with past practices in an amount not to exceed 100,000 shares in the aggregate.

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

          (g) Cause, permit or submit to a vote of Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any of the foregoing, or purchase any equity interest in any of the foregoing or enter into any joint ventures;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, and except for the sale, lease, licensing, encumbering or disposition (other than through licensing unless permitted by Section 4.01(c)) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital in the ordinary course of business consistent with past practice, provided, that Company may enter into or undertake any of the foregoing transactions to the extent that the aggregate amount of all such liabilities, commitments or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) shall not exceed $100,000;

          (k) Adopt or amend any Plan or any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with newly hired employees who are not officers and who are terminable "at will"); pay any special bonus or special remuneration to any director or employee (cash, equity or otherwise); or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

          (l)(i) Pay, discharge, settle or satisfy any material litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements in the ordinary course of business consistent with past practices, or (ii) knowingly or intentionally waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

          (m) Modify, amend or terminate any Company Contract (except expirations or failures to renew such contracts in accordance with their terms and except for those modifications, amendments or terminations of Company Contracts in the ordinary course and that, in the case of any such amendments or modifications, that would otherwise be permitted under this
     Section 4.01 if entered into as a new contract) or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (o) Incur or enter into any agreement, contract, commitment or arrangement or series of related agreements, contracts, commitments or arrangements requiring Company or any of its subsidiaries to

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

     pay in excess of $250,000 outside of the ordinary course of business consistent with past practices, which payments shall not exceed $1,000,000 in the aggregate;

          (p) Except as set forth in Section 4.01(p) of the Company Schedule or as permitted by Section 4.01(t) or as required pursuant to the terms of any Company Contract, make any individual or series of related payment outside of the ordinary course of business consistent with past practices in excess of $250,000, which payments shall not exceed $1,000,000 in the aggregate.

          (q) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

          (r) engage in any action with the intent to, directly or indirectly, adversely impact or materially delay the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement other than to the extent permitted by Section 5.03(b);

          (s) hire any employee except for employees who are not officers and are hired on an "at-will" basis in the ordinary course of business consistent with past practices and have an annual compensation not in excess of $100,000;

          (t) other than fees payable to Credit Suisse First Boston Corporation pursuant to the engagement letter referred to in Section 2.17 hereof, make any individual or series of related payments outside of the ordinary course of business (including payments to legal, accounting or other professional service advisors) in excess of $250,000 in the aggregate; or

          (u) Agree in writing or otherwise to take any of the actions described in Section 4.01(a) through (t) above.

     SECTION 4.02 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing (which consent, or refusal to grant consent, shall not unreasonably be delayed), carry on its business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations.

     In addition, without the prior written consent of Company (such consent, or refusal to grant consent, shall not unreasonably be delayed), except as permitted or required by this Agreement and except as provided in Section 4.02 of the Parent Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Appointment Time, Parent shall not do any of the following:

          (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property( in respect of any capital stock of Parent; provided, that Parent shall not be prohibited from effecting any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or other like change with respect to any capital stock of Parent;

          (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (c) Cause, permit or submit to a vote of Parent stockholders any amendments to the Parent Charter Documents;

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

          (d) Acquire any company that has a class of securities registered under Section 12(b) or 12(g) of the Exchange Act; or

          (e) Agree in writing or otherwise to take any of the actions described in Section 4.02(a) through (d) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01 Stockholder Approval; Preparation of Registration Statement and Proxy Statement/ Prospectus. (a) If approval of Company's stockholders is required by applicable law in order to consummate the Merger other than pursuant to Section 253 of Delaware Law, following the acceptance for exchange of Shares pursuant to the Offer, Parent and Company shall, as soon as practicable following the acceptance of Shares pursuant to the Offer, prepare and Company shall file with the SEC the Company Proxy Statement and Parent and Company shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "Post-Effective Amendment") for the offer and sale of the Parent Stock pursuant to the Merger and in which the Company Proxy Statement will be included as a prospectus. Each of Company and Parent shall use all reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing. Company will use all reasonable efforts to cause the Company Proxy Statement to be mailed to Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Offer and the Merger and Company shall furnish all information concerning Company and the holders of capital stock of Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Company Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment will be made by Parent, or with respect to the Company Proxy Statement will be made by Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by Company or Parent which should be set forth in an amendment or supplement to either of the Post-Effective Amendment or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Company.

     (b) If approval of Company's stockholders is required by applicable law in order to consummate the Merger, Company shall establish, prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective, a record date (which shall be prior to or as soon as practicable following the date upon which the Post-Effective Amendment becomes effective) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of considering the approval and adoption of this Agreement and (with the consent of Parent)

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

such other matters as may in the reasonable judgment of Company be appropriate for consideration at the Company Stockholders Meeting. Once the Company Stockholders Meeting has been called and noticed, Company shall not postpone or adjourn the Company Stockholders Meeting (other than for the absence of a quorum) without the consent of Parent. The Post-Effective Amendment and the Proxy Statement shall include the opinion of Credit Suisse First Boston Corporation referred to in Section 2.20 and, subject to Company's right, pursuant to Section 5.03(b) hereof, to withhold, withdraw, modify, change or fail to make the Recommendations, the Board of Directors of Company shall include in the Post-Effective Amendment and the Company Proxy Statement the Recommendations as such Recommendations pertain to the Merger and this Agreement. Unless the Board of Directors of Company shall have withheld, withdrawn, modified, changed or failed to make its Recommendations in compliance with Section 5.03(b), Company shall use its reasonable best efforts to take all actions necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to effect the Merger. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to establish a record date for, call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 5.01 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal (as defined below).

     (c) Notwithstanding the foregoing clauses (a) and (b) above, if Merger Sub shall acquire at least 90% of the outstanding Shares in the Offer, the parties hereto shall take all necessary actions (including actions referred to in clause
(a) above, as applicable) to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, without a meeting of stockholders of Company, in accordance with Section 253 of Delaware Law.

     SECTION 5.02 Regulatory Filings. (a) Promptly after the date of this Agreement, each of Company and Parent will prepare and file (i) with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 5.02. In addition, Company and Parent each shall each use all reasonable efforts to obtain early termination of any waiting period under the HSR Act and Company and Parent shall each promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     (b) Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Post-Effective Amendment, the Company Proxy Statement or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Post-Effective Amendment, the Company Proxy Statement, the Merger or any Antitrust Filing or Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under Section 5.01 and this
Section 5.02 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

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

Whenever any event occurs which is required to be set forth in an amendment or supplement the Registration Statement, the Post-Effective Amendment, the Company Proxy Statement or any Antitrust Filing or Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company and/or Parent, such amendment or supplement.

     SECTION 5.03 No Solicitation. (a) From the date hereof until the Appointment Time or termination of this Agreement in accordance with Article VII hereof, whichever is earlier, neither Company nor any of its subsidiaries shall, nor shall Company or any of its subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents, advisors or representatives retained by any of them to, directly or indirectly, (i) solicit, initiate or knowingly take any action to assist, facilitate, induce or encourage the making, submission or announcement of, any Acquisition Proposal (as defined below), (ii) engage or participate in any discussions or negotiations regarding, or knowingly furnish any information relating to Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of Company or any of its subsidiaries to any person that has made, or knowingly take any other action to assist or facilitate any inquiries or the making of, any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal,
(iii) approve, endorse or recommend any Acquisition Proposal or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

     (b) Notwithstanding the foregoing, prior to the Appointment Time the Board of Directors of Company, directly or indirectly through advisors, agents or other intermediaries, may (i) subject to Company's compliance with Section 5.03(a), engage or participate in discussions or negotiations with any third party that has made (and not withdrawn) a bona fide Acquisition Proposal that the Board of Directors of Company concludes in good faith (after consultation with a financial advisor of nationally recognized reputation) constitutes a Superior Proposal, (ii) furnish to such third party nonpublic information relating to Company or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Company than those contained in the Confidentiality Agreement, and/or (iii) following receipt of such an Acquisition Proposal, withhold, withdraw, modify or change in a manner adverse to Parent, or fail to make, its Recommendations and approve, endorse or recommend such Acquisition Proposal; provided, that in each case (1) neither Company nor any representative of Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.03 in connection with such Acquisition Proposal or person making such Acquisition Proposal, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that in light of such Superior Proposal such action is required for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under Delaware Law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into any such discussions or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.03 by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.03 by Company. In addition to the foregoing, Company shall (i) provide Parent with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight (8) hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Proposal and (ii) provide Parent with at least three (3) business days prior written notice (or such lesser prior notice as provided to the members of Company's Board of

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

Directors) of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to approve, endorse or recommend a Superior Proposal to its stockholders and together with such notice a copy of the proposed form of agreement, letter of intent or other definitive document containing the terms and conditions of such Superior Proposal. Company shall not be entitled to enter into any letter of intent or similar document or any agreement, contract or commitment (other than a confidentiality agreement as permitted by this Section 5.03(b)) co ntemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated by its terms pursuant to Section 7.01(d) and Company has paid all amounts due to Parent pursuant to Section 8.03. This Section 5.03(b) shall not prohibit Company's Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, (ii) complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, (iii) making any disclosure to Company's stockholders that is required by law, or (iv) taking any action ordered to be taken by Company by any court of competent jurisdiction.

     (c) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.03, Company as promptly as reasonably practicable, and in any event within twenty-four (24) hours, shall advise Parent orally and in writing of any request for nonpublic information which Company reasonably believes would lead to an Acquisition Proposal, of any Acquisition Proposal, or of any inquiry with respect to or which Company reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed as promptly as reasonably practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     For purposes of this Agreement, "Superior Proposal" means any bona fide, written Acquisition Proposal not received in violation of Section 5.03(a) for at least a majority of the outstanding shares of Company Common Stock on terms that the Board of Directors of Company determines in good faith by a majority vote, after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, are more favorable to Company's stockholders than as provided hereunder; provided, however, that any such proposal shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith judgment of Company's Board of Directors to be obtained by such third party on a timely basis. An Acquisition Proposal shall not be precluded from constituting a "Superior Proposal" solely as a result of such Acquisition Proposal being conditioned upon the completion of due diligence.

     For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal by a third party (other than Parent, Merger Sub, or any affiliate thereof) relating to: (A) any acquisition or purchase from Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the outstanding voting securities of Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the outstanding voting securities of Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction would hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 15% of the consolidated assets of Company; or (C) any liquidation or dissolution of Company.

     SECTION 5.04 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Offer and the Merger on the terms and subject to the conditions set forth in this Agreement.

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

     SECTION 5.05 Voting of Shares. Parent and Merger Sub agree to vote all Shares acquired in the Offer or otherwise beneficially owned by them or any of their subsidiaries in favor of approval and adoption of this Agreement at the Company Stockholder Meeting or pursuant to Section 253 of Delaware Law on the terms and subject to the conditions set forth in this Agreement.

     SECTION 5.06 Registration Statement. Parent shall promptly prepare and file with the SEC under the Securities Act the Registration Statement and shall use all reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities laws in connection with the issuance of Parent Common Stock in the Merger. Parent shall include as exhibits to the Registration Statement substantially identical opinions of Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation (the opinion of each firm to be addressed to such firm's respective client), in form and substance reasonably satisfactory to Parent and to Company confirming the accuracy of that section of the Registration Statement titled "Material Federal Income Tax Consequences."

     SECTION 5.07 Confidentiality; Access to Information. (a) The parties acknowledge that Company and Parent have previously executed the Confidentiality Agreement, dated as of January 17, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     (b) Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request, including without limitation copies of working papers of accountants, contracts, and other corporate documents, and access to other parties with whom it has business dealings. Parent will afford Company and its accountant, counsel and other representatives reasonable access during normal business hours to the properties, book, records and personnel of Parent during the period prior to the Effective Time to obtain information concerning the business of Parent as reasonably required by Company, provided, however that in no event shall Parent be required to provide any information with respect to forecasts and any other forward-looking information, any working papers of accountants, any information regarding personnel or any other information the provision of which would cause undue disruption the Parent's business or would be deemed to be competitively sensitive. No information or knowledge obtained by either party in any investigation pursuant to this Section will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Offer and the Merger.

     SECTION 5.08 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Offer, the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, Company shall have withheld, withdrawn, modified, changed or failed to make its Recommendations in compliance with
Section 5.03(b). The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     SECTION 5.09 Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Annex I (if they remain applicable) and Article VI to be

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

satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to carry out fully the purposes of, this Agreement. If any state takeover statute is or may become applicable to the Offer, the Merger or the other transactions contemplated by this Agreement, each of Parent and Company and their respective Boards of Directors shall grant such approvals and use reasonable efforts to take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or Company or its subsidiaries or the holding separate of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation).

     (b) Each of Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby,
(iii) any litigation relating to, involving or otherwise affecting Company, Parent or their respective subsidiaries that relates to the consummation of the transactions contemplated hereby. Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Annex I (if they remain applicable) or Article VI would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Annex I (if they remain applicable) or Article VI would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.10 Disclosure Documents. (a) Neither the Schedule 14D-9 nor the Company Proxy Statement, nor any of the information supplied or to be supplied by Company or its subsidiaries or representatives for inclusion or incorporation by reference in the Offer Documents, the Registration Statement or the Post-Effective Amendment will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act or, in the case of the Company Proxy Statement, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Schedule 14D-9 and the Company Proxy Statement will comply as to form in

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

all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representations or warranty is made by Company with respect to statements made or incorporated by reference in any such documents based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

     (b) Neither the Offer Documents nor the Registration Statement nor the Post-Effective Amendment, nor any of the information supplied or to be supplied by Parent or its subsidiaries or representatives for inclusion or incorporation by reference in the Schedule 14D-9 or the Company Proxy Statement will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to stockholders or become effective under the Securities Act or, in the case of the Company Proxy Statement, at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Offer Documents and the Registration Statement and the Post-Effective Amendment will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in any such documents based on information supplied by Company for inclusion or incorporation by reference therein.

     SECTION 5.11  Stock Options; ESPP.

     (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether or not vested, shall by virtue of the Merger and without any action on the part of Company, Parent or any holder of Company Stock Option, be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Stock Option immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement, except to the extent otherwise provided for in any plan or agreement applicable to such Company Stock Options and disclosed on Section 2.03 or 2.18 of the Company Schedule), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall comply with the terms of all such Company Stock Options. It is intended that Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
Section 5.11 shall be applied consistent with such intent in accordance with
Section 424 of the Code. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of assumed Company Stock Options on the terms set forth in this Section 5.11(a).

     (b) ESPP. Prior to the Effective Time, outstanding purchase rights under Company's ESPP shall be exercised in accordance with the terms of the ESPP. With respect to each share of Company Common Stock purchased pursuant to the ESPP, such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio without issuance of certificates representing issued and outstanding shares of Company Common Stock to ESPP participants. Company shall terminate the ESPP effective at or prior to the Closing.

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     SECTION 5.12  Form S-8. Parent agrees to file a registration statement on
Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable (and in any event within 10 business days) after the Effective Time.

     SECTION 5.13 Nasdaq Listing. Parent agrees to cause the listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Offer and Merger, subject to official notice of issuance.

     SECTION 5.14 Indemnification. (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company (or any predecessor corporation) pursuant to (i) each indemnification agreement between Company and its directors or officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and
(ii) any indemnification provision under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Time, were employees or agents of Company, unless such modification is required by law.

     (b) For a period of six (6) years after the Effective Time, Parent will either (i) cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any year in excess of 150% of the annual premium currently paid by Company for such coverage (or such coverage as is available for such 150% of such annual premium), or (ii) Parent may purchase directors' and officers' liability tail coverage on terms comparable to those applicable to the current directors and officers of Company covering all periods prior to the Effective Time.

     (c) This Section 5.14 shall survive the consummation of the Merger, is intended to benefit Company, the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties.

     SECTION 5.15 Company Affiliate Agreements. Set forth in Section 5.15 of the Company Schedule is a complete and accurate list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, on or as promptly as practicable following the date hereof, from each Company Affiliate that has not delivered a Company Affiliate Agreement on or prior to the date hereof, an executed Company Affiliate Agreement. Each Company Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

     SECTION 5.16 Termination of Certain Company Plans. Effective as of the day immediately preceding the Effective Time, Company and its Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to Company that such 401(k) plans shall not be terminated). Unless Parent provides such written notice to Company, no later than three business days prior to the Effective Time, Company shall provide Parent with evidence that such plans, programs or arrangements have been terminated (effective as of the day immediately preceding the Effective Time) pursuant to resolutions of Company's Board of Directors. The

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form and substance of such resolutions shall be subject to review and approval of Parent. Company also shall take such other actions in furtherance of terminating such plans, programs or arrangements as Parent may reasonably require.

     SECTION 5.17 Tax Matters. Each of Parent, Merger Sub and Company agrees that it will not engage in any action, or fail to take any action, and will cause its respective subsidiaries not to engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Transaction to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement. Each of Parent, Merger Sub and Company agrees to provide customary and appropriate representations to Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Cooley Godward LLP in support of their tax opinions referred to in Section 5.06 and Annex I, as mutually agreed upon by the parties' counsel.

     SECTION 5.18 No Rights Plan Amendment. Prior to the earlier of the termination of this Agreement or the Closing, Company and its Board of Directors shall not amend or modify or take any other action with regard to the Company Rights Plan in any manner or take another action so as to (i) render the Company Rights Plan inapplicable to any transaction(s) other than the Offer, the Merger and other transactions contemplated by this Agreement and the Company Stockholder Agreements, or (ii) permit any person or group (other than Parent, Merger Sub or any of their affiliates) who would otherwise be an Acquiring Person (as defined in the Company Rights Plan) not to be an Acquiring Person, or
(iii) provide that a Distribution Date or a Shares Acquisition Date (as such terms are defined in the Company Rights Plan) or similar event does not occur as promptly as practicable by reason of the execution of any agreement or transaction other than this Agreement and the Company Stockholder Agreements and the Offer, the Merger and the agreements and transactions contemplated hereby and thereby, or (iv) except as specifically contemplated by this Agreement, otherwise affect the rights of holders of Rights.

     SECTION 5.19 Employee Benefits. (a) From and after the Effective Time, the Surviving Corporation and its subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between Company or any of its subsidiaries and any current or former executive officer or director of Company or any of its subsidiaries, which agreements are described on Section 5.19 of the Company Schedule, subject to any modifications thereto agreed to by any such officers or directors with the Surviving Corporation, including the Severance Agreement Amendments.

     (b) In addition to honoring the agreements referred to in Section 5.19 of the Company Schedule, Parent will cause the Surviving Corporation to provide the benefits (including health benefits, severance policies and general employment policies and procedures) which are substantially comparable in the aggregate to benefits that are available to similarly situated employees of Parent and its subsidiaries as of the date hereof, provided, however, that such insurance carriers, outsider providers or the like are able to provide such benefits on terms reasonably acceptable to Parent, and provided, further, that nothing in this Section 5.19(b) shall prevent the Surviving Corporation or any of its subsidiaries from making any change required by applicable law, and provided, further, that it shall not result in any duplication of benefits.

     (c) To the extent permitted under applicable law, each employee of Company or its subsidiaries shall be given credit for all service with Company or its subsidiaries (or service credited by Company or its subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation (other than sabbatical benefits, for which employees of Company or its subsidiaries will not receive any such past service credit) in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan; provided, however, that no service credit for benefit accrual purposes shall be provided under any defined benefit pension plan or in any other circumstance that would result in duplicative accrual of benefits, and provided, further, that such insurance

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carriers, outsider providers or the like are able to honor such commitments on terms reasonably acceptable to Parent.

     SECTION 5.20 Action by Board of Directors. Prior to the Appointment Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options held by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock in exchange for Company Common Stock pursuant to the Offer or the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person of Parent for purposes of
Section 16 of the Exchange Act (a "Company Insider").

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.01  Conditions to Obligations of Each Party to Effect the
Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Company:

          (a) If required by Delaware Law, this Agreement shall have been approved and adopted by the requisite vote under Delaware Law and the Company Charter Documents by the stockholders of Company;

          (b) Merger Sub shall have accepted for exchange and exchanged all of the Shares tendered pursuant to the Offer;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

          (d) the Registration Statement or the Post-Effective Amendment, as the case may be, shall have been declared effective and no stop order suspending effectiveness shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

          (e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance, or shall be exempt from such requirement under then applicable laws, regulations and rules of The Nasdaq Stock Market, Inc.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01 Termination. This Agreement may be terminated and the Merger may be abandoned (notwithstanding the requisite approval of the stockholders of Company):

          (a) at any time prior to the Effective Time, by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) at any time prior to the Effective Time, by either Company or Parent, if:

             (i) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer, provided that Parent and Merger Sub shall not be permitted to terminate this Agreement pursuant to this Section 7.01(b)(i) if the Offer is terminated or expires without Shares having been accepted for exchange as a result of a breach by Parent or Merger Sub of this Agreement;

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

             (ii) the Offer has not been consummated on or before June 30, 2001 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(ii) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Offer to have been consummated on or before such date and such action or failure to act constitutes a breach of this Agreement;

             (iii) there shall be any applicable law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable;

          (c) at any time prior to the Appointment Time, by Parent if a Triggering Event shall have occurred;

          (d) at any time prior to the Appointment Time, by Company, prior to acceptance for payment of Shares in the Offer, to enter into a letter of intent or similar document or any agreement, contract or commitment with respect to an Acquisition Proposal, provided that, (i) Company is not in breach of its obligations under this Section 7.01(d) and under Section 5.03 hereof and continues to comply with all such obligations in all respects,
     (ii) the Board of Directors of Company has authorized, subject to complying with the terms of this Agreement, Company to enter into a definitive written agreement for a transaction that constitutes a Superior Proposal,
     (iii) Company notifies Parent in writing that Company has received a Superior Proposal and intends to enter into a definitive agreement with respect to such Superior Proposal, attaching the most current version of such agreement to such notice, (iv) Parent does not make, within five (5) business days after receipt of Company's written notice of its intention to enter into a definitive agreement for a Superior Proposal, any offer that the Board of Directors of Company in good faith determines, after consultation with a financial advisor of nationally recognized standing and its outside legal counsel, is at least as favorable to Company's stockholders as such Superior Proposal, (v) during such period Company has fully cooperated with Parent, including, without limitation, informing Parent of the terms and conditions of such Superior Proposal, and the identity of the person making such Superior Proposal, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, (vi) prior to Company's termination pursuant to this
     Section 7.01(d), Company pays to Parent the termination fee required by
     Section 8.03, and (vii) immediately following such termination Company enters into a definitive agreement to effect the Superior Proposal.

          (e) at any time prior to the Appointment Time, by Company, upon a material breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have been untrue or inaccurate when made or shall have become untrue or inaccurate such that, in the aggregate, in the case of such representations and warranties, such untruths or inaccuracies would reasonably be expected to have a Material Adverse Effect on Parent; provided, that if such untruth or inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through exercise of its commercially reasonable efforts, then Company may not terminate this Agreement pursuant to this Section 7.01(e) until the earlier of (i) the expiration of a thirty (30) day period after delivery of written notice from Company to Parent of such untruth or inaccuracy or breach, or (ii) Parent ceasing to exercise commercially reasonable efforts to cure such untruth or inaccuracy or breach, provided, that Parent continues to exercise commercially reasonable efforts to cure such untruth or inaccuracy or breach (it being understood that Company may not terminate this Agreement pursuant to this Section 7.01(e) if such untruth or inaccuracy or breach by Parent is cured during such thirty-day period); or

          (f) at any time prior to the Appointment Time, by Parent, upon a material breach of any covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have been untrue or inaccurate when made or shall have become

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

     untrue or inaccurate such that Merger Sub would not have been required to accept for exchange any Shares tendered pursuant to the Offer by virtue of clause (b) or (c) of the seventh condition of Annex I hereto if the expiration of the Offer had occurred on such date, provided, that if such untruth or inaccuracy in Company's representations and warranties or breach by Company is curable by Company through exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement pursuant to this Section 7.01(f) until the earlier of (i) the expiration of a thirty
     (30) day period after delivery of written notice from Parent to Company of such untruth or inaccuracy or breach, or (ii) Company ceasing to exercise commercially reasonable efforts to cure such untruth or inaccuracy or breach, provided, that Company continues to exercise commercially reasonable efforts to cure such untruth or inaccuracy or breach (it being understood that Parent may not terminate this Agreement pursuant to this
     Section 7.01(f) if such untruth or inaccuracy or breach by Company is cured during such thirty-day period).

     For purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall have approved or recommended to Company stockholders any Acquisition Proposal other than the Offer and the Merger, (ii) the Board of Directors of Company or any committee thereof shall for any reason have withheld, withdrawn, modified or changed in a manner adverse to Parent, or failed to make, its Recommendations; (iii) Company shall have failed to include in the Offer Documents, the Schedule 14D-9 or the Post-Effective Amendment the Recommendations; (iv) the Board of Directors of Company shall have failed to reaffirm the Recommendations within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement and during the pendency of an Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment (other than a confidentiality agreement as permitted by Section 5.03(b)) accepting any Acquisition Proposal; (vi) a tender or exchange offer relating to 15% or more of the Shares shall have been commenced by a person unaffiliated with Parent, and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer or (vii) Company shall have breached any of the terms of Section 5.03 of this Agreement in any material aspect.

     The party desiring to terminate this Agreement pursuant to this Section
7.01 (other than pursuant to Section 7.01(a)) shall give notice of such termination to the other party.

     SECTION 7.02 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.01 will be effective immediately upon (or in the case of termination pursuant to Section 7.01(e) or 7.01(f), on the date specified therein) the delivery of written notice thereof by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.01, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.02, Section 7.03 and
Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     SECTION 7.03  Fees and Expenses.

     (a) General. Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in connection with the printing and filing (with the SEC) of the Offer Documents, Schedule 14D-9, Registration Statement, Post-Effective Amendment and Company Proxy Statement (including any preliminary materials related thereto and including the financial statements included therein

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and exhibits thereto) and any amendments or supplements thereto and any fees required to be paid under the HSR Act.

     (b) Company Payments.

          (i) Company shall pay to Parent in immediately available funds an amount in cash equal to $15,000,000 (the "Termination Fee") (A) within one
     (1) business day after demand by Parent if this Agreement is terminated by Parent pursuant to Section 7.01(c) and (B) prior to any termination of this Agreement by Company pursuant to Section 7.01(d).

          (ii) Company shall pay Parent in immediately available funds, within one (1) business day after demand by Parent, an amount in cash equal to the Termination Fee, if this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.01(b)(i) or (ii) prior to which no Triggering Event has occurred, if (A) if following the date hereof and prior to such termination of this Agreement, an Acquisition Proposal shall have been publicly announced or shall have become publicly known and shall not have been unconditionally and publicly withdrawn prior to the date that is one (1) business day prior to the date of any such termination by Parent or that is five (5) business days prior to the date of any such termination by Company, and (B) within nine (9) months following such termination of this Agreement, either (1) a Company Acquisition (as defined below) is consummated, or (2) Company enters into a definitive agreement or binding letter of intent providing for a Company Acquisition and such Company Acquisition is later consummated.

          (iii) Company acknowledges that the agreements contained in this
     Section 7.03(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.03(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 7.03(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.03(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.03(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

     For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or a parent entity following such transaction, (ii) a sale or other disposition by Company of a business or assets representing 50% or more of the consolidated net revenues, net income or assets of Company immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Company.

     SECTION 7.04 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

     SECTION 7.05 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing

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signed on behalf of such party. Delay in exercising any right under this
Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement or in any certificate or instrument delivered pursuant to Article VI or Annex I hereto shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     SECTION 8.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

       (i) if to Parent or Merger Sub, to:

       Sybase, Inc.
       6475 Christie Avenue
       Emeryville, CA 94608
       Attention: John Chen
                  Chairman, Chief Executive Officer and President
          Telecopy No.: (510) 922-3210

          with a copy to:

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          650 Page Mill Road
          Palo Alto, CA 94304
          Attention: Larry W. Sonsini, Esq.
          Telecopy No: (650) 493-6811

          and a copy to:

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          One Market, Spear Street Tower, Suite 3300
          San Francisco, CA 94105
          Attention: Michael J. Kennedy, Esq.
                     Michael S. Dorf, Esq.
          Telecopy No.: (415) 947-2099

          if to Company, to:

          New Era of Networks, Inc.
          One Greenwood Plaza
          6550 S. Greenwood Plaza Blvd.
          Englewood, CO 80111
          Attention: George F. Adam
                     Chief Executive Officer
          Telecopy No.: (303) 694-3885

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          with a copy to:

          Cooley Godward LLP
          380 Interlocken Crescent, Suite 900
          Broomfield, CO 80021-8023
          Attention: James H. Carroll, Esq.
                     Michael L. Platt, Esq.
          Telecopy No.: (720) 566-4099

     SECTION 8.03 Interpretation. (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     (c) For purposes of this Agreement, the term "Knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers or directors of such party has actual knowledge of such matter, after reasonable inquiry of such matter.

     (d) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (i) any change in such entity's stock price or trading volume in and of itself; or
(ii) any change, event, violation, inaccuracy, circumstance or effect that such entity successfully bears the burden of proving results from changes affecting any of the industries in which such entity operates generally or the United States economy generally (which changes in each case do not disproportionately affect such entity); or (iii) any change, event, violation, inaccuracy, circumstance or effect that such entity successfully bears the burden of proving results from the public announcement or pendency of the transactions contemplated hereby (including, without limitation, cancellations of or delays in customer orders, reductions in sales, or disruptions or losses of existing or prospective customer, distributor, supplier, partner or similar relationships), other than the loss of employees or litigation.

     SECTION 8.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     SECTION 8.05 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood, however, that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except with respect to the Indemnified Parties under Section 5.14, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 8.06 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     SECTION 8.07 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     SECTION 8.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     SECTION 8.09 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     SECTION 8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 8.11 Waiver of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         [The Remainder of this Page Has Been Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          SYBASE, INC.

                                          By: /s/ JOHN S. CHEN
                                            ------------------------------------
                                          Name: John S. Chen
                                          Title: President, Chief Executive
                                                 Officer and Chairman of the
                                                 Board

                                          NEEL ACQUISITION CORP.

                                          By: /s/ DANIEL R. CARL
                                            ------------------------------------
                                          Name: Daniel R. Carl
                                          Title: Secretary

                                          NEW ERA OF NETWORKS, INC.

                                          By: /s/ GEORGE F. ADAM
                                            ------------------------------------
                                          Name: George F. Adam
                                          Title: Chief Executive Officer and
                                                 Chairman of the Board

                      [Signature Page to Merger Agreement]

                                    ANNEX I

                            CONDITIONS TO THE OFFER

     Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Merger Sub shall not be required to accept for exchange or exchange or deliver any shares of Parent Common Stock for (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.01), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act shall not have expired or been terminated, (3) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (4) the shares of Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on Nasdaq, subject to official notice of issuance, and shall not be exempt from such requirement under then applicable laws, regulations and rules of The Nasdaq Stock Market, Inc., (5) Parent shall not have received (including the receipt and subsequent recission of) an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to Parent and to Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that, although there is limited authority, the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(6) Company shall not have received (including the receipt and subsequent rescission of) an opinion of Cooley Godward LLP in form and substance reasonably satisfactory to Parent and to Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that, although there is limited authority, the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Cooley Godward LLP does not render such opinion, this condition shall nonetheless be deemed to be satisfied if Wilson Sonsini Goodrich & Rosati, Professional Corporation, renders such opinion to Company, or (7) at any time on or after the date of this Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist and are continuing:

          (a) there shall have been any action taken, or any statute, law, ordinance, rule, regulation, injunction, judgment, order or decree proposed, entered, enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger by any Governmental Entity, other than the application of the waiting period provisions of the HSR Act to the Offer or the Merger, or there shall be pending any action, suit or proceeding by any Governmental Entity against Parent, Company, Merger Sub or any of their respective subsidiaries, that, in the reasonable judgment of Parent, is likely, directly or indirectly, to (i) prohibit, or make illegal, the acceptance for payment of or payment for Shares or the consummation of the Offer or the Merger, (ii) render Merger Sub unable to accept for payment or pay for some or all of the Shares, (iii) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to Company's stockholders, (iv) prohibit or impose any material limitations on Parent's direct or indirect ownership or operation (or that of any of its affiliates) of all or a material portion of their or Company's businesses or assets, (v) compel Parent or its affiliates to dispose of or hold separate any portion of the business or assets of Company or Parent and their respective subsidiaries which would be material in the context of Company and its subsidiaries taken as a whole, (vi) oblige Company, Parent or any of their respective subsidiaries to pay material damages in connection with the transactions contemplated by the Agreement or (vii) otherwise constitute a Material Adverse Effect on Company or, as a result of the transactions contemplated by the Agreement, Parent.

          (b) Company shall have materially breached any of its covenants, obligations or agreements under this Agreement; or

          (c) the representations and warranties of Company contained in this Agreement (i) shall not have been true and correct in all material respects as of the date of this Agreement and (ii) shall not be true and correct in all respects on and as of the date of the expiration of the Offer with the same force and effect as if made or as of such date, except, with respect to clause (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company; provided, however, that such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 2.03, 2.07(b), 2.15, 2.17, 2.20, 2.21, 2.22 and 2.25, each of which individually shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the date of the expiration of the Offer, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the Material Adverse Effect and materiality qualifications and limitations set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all "Material Adverse Effect" and materiality qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (y) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

          (d) any Severance Agreement Amendment or the Rights Plan Amendment shall fail to be in full force and effect.

          (e) the Merger Agreement shall have been terminated in accordance with its terms.

     The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of this Agreement, be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Merger Sub. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         ANNEX B

                         COMPANY STOCKHOLDER AGREEMENT

     THIS COMPANY STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of February 20, 2001 by and between Sybase, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder and/or option holder (the "Stockholder") of New Era of Networks, Inc., a Delaware corporation (the "Company").

                                   RECITALS:

     A. Parent, the Company and Merger Sub (as defined below) have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the exchange offer (the "Offer") to exchange shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") for all of the issued and outstanding shares of common stock, par value $0.0001 per share ("Company Common Stock"), of the Company (the "Shares") and the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company, pursuant to which all outstanding capital stock of the Company will be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement.

     B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

     C. In order to induce the execution of the Reorganization Agreement by Parent, the Stockholder (solely in his or her capacity as such, but not in any other capacity, including as director or officer of the Company) has agreed to tender in the Offer and vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

          (b) "Person" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

          (c) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

          (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2. Transfer of Shares.

     (a) Transferee of Shares to be Bound by this Agreement. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares, unless each Person to which any such Shares, or any interest therein, is or may be Transferred shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) (the "Proxy"), and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement.

     (b) Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy (other than the Proxy) in respect of the Shares, or enter into any Stockholder Agreement or similar arrangement or commitment in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

     3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Shares:

          (a) in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement and the Proxy and any action required in furtherance thereof;

          (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement;

          (c) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Reorganization Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement; and

          (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent the Proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

     5. Agreement to Tender. The Stockholder hereby agrees to tender, upon the request of Buyer (and agrees that it will not withdraw), pursuant to and in accordance with the terms of the Offer, the Shares. Within five business days after the commencement of the Offer, each Stockholder shall (x) deliver to the depositary designated in the Offer (i) a letter of transmittal with respect to the Shares complying with the terms of the Offer, (ii) certificates representing of the Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other person who is the holder of record of any Shares beneficially owned by such Stockholder to tender such shares for exchange in the Offer pursuant to the terms and conditions of the Offer.

     6. Agreement Not to Exercise Appraisal Rights. The Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

     7. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date, (i) the Stockholder (and will be, unless Transferred pursuant to Section 2(a) hereof) the beneficial owner of the shares of Company Common Stock, and the options, warrants and other rights to purchase shares of Company Common Stock, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares; (ii) the Shares are (and will be, unless Transferred pursuant to Section 2(a) hereof) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature; (iii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock, and options, warrants and other rights to purchase shares of Company Common Stock, set forth on the signature page of this Agreement; (iv) the Stockholder has (and will have, unless Transferred pursuant to Section 2(a) hereof) full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; (v) the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action; (vi) if this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement; (vii) this Agreement constitutes a valid and binding Agreement of such Stockholder; and (viii) the execution, delivery and performance by such Stockholder of this Agreement and, subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT"), and securities laws, as applicable, the consummation of the transactions contemplated hereby, do not and will not (a) violate the certificate of incorporation or bylaws, limited partnership agreement or other organizational documents, as applicable, of such Stockholder, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder or (d) result in the imposition of any Encumbrance on any asset of such Stockholder.

     8. Legending of Shares. If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, the Stockholder hereby agrees that the Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     9. Termination. This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

     10. Miscellaneous.

     (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

     (b) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

     (c) Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

     (d) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

     (e) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledges that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

     (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (g) Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

     (h) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to Parent:

         Sybase, Inc.
         6475 Christie Avenue
         Emeryville, CA 94608
         Attention: General Counsel
         Telephone No.: (510) 922-3500
         Telecopy No.: (510) 922-3210

         with a copy to:

         Wilson Sonsini Goodrich & Rosati
         Professional Corporation
         One Market, Spear Street Tower, Suite 3300
         San Francisco, California 94105
         Attention: Michael Kennedy, Esq.
         Telephone No.: (415) 947-2008
         Telecopy No.: (415) 947-2099

         If to the Stockholder:

         To the address for notice set forth on the signature page hereof.

         with a copy to:

         New Era of Networks, Inc.
         One Greenwood Plaza Blvd.
         Englewood, CO 80111
         Attention: General Counsel
         Telephone No.: (800) 815-6366
         Telecopy No.: (303) 409-8677

         and to:

         Cooley Godward LLP
         380 Interlocken Crescent
         Suite 900
         Broomfield, CO 80021
         Attention: James H. Carroll, Esq.
         Telephone No.: (720) 566-4000
         Telecopy No.: (720) 566-4099

     (i) Further Assurances. The Stockholder (solely in his or her capacity as such, but not in any other capacity including as director or officer of the Company) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement. The rights and obligations of Stockholder contained herein are separate from and shall not affect, any rights and obligations, including any applicable fiduciary duties, that Stockholder may have under applicable law in such Stockholder's capacity as an officer or director of the Company. Any such rights and obligations, including any applicable fiduciary duties, that Stockholder may have under applicable law in any such other capacity shall not affect the rights and obligations of Stockholder contained herein.

     (j) Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

     (k) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

SYBASE, INC.                                STOCKHOLDER:


By: /s/ JOHN S. CHEN                                   By:
                                                       -----------------------------------------------------
-----------------------------------------------------      Signature
    Signature of Authorized Signatory

Name: John S. Chen                                     Name:
                                                       -----------------------------------------------------

Title: Chairman, CEO and President                     Title:
                                                       -----------------------------------------------------

                                                       -----------------------------------------------------
                                                       -----------------------------------------------------
                                                       Print Address
                                                       -----------------------------------------------------
                                                       Telephone
                                                       -----------------------------------------------------
                                                       Facsimile No.
                                                       Share beneficially owned:
                                                       ________ shares of Company Common Stock
                                                       ________ shares of Company Common Stock
                                                       issuable upon the exercise of outstanding
                                                       options, warrants or other rights

                    *****COMPANY STOCKHOLDER AGREEMENT*****

                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned stockholder of New Era of Networks, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Sybase, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Stockholder Agreement of even date herewith by and between Parent and the undersigned stockholder (the "Stockholder Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), by and among Parent, Neel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, which provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

          (i) in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof;

          (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement;

          (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Reorganization Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement; and

          (iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: February 20, 2001
                                          Signature of Stockholder:

                                          Print Name of Stockholder:

                                          Shares beneficially owned:
                                          ________ shares of the Company Common
                                          Stock
                                          ________ shares of the Company Common
                                          Stock
                                          issuable upon the exercise of
                                          outstanding options,
                                          warrants or other rights

                               The Exchange Agent

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                           Reorganization Department
                                 59 Maiden Lane
                                  Plaza Level
                               New York, NY 10038

                   Facsimile (for eligible institutions only)

                                 (718) 234-5001

                                   Toll Free:

                                 (877) 777-0800

                             The Information Agent

                    CORPORATE INVESTOR COMMUNICATIONS, INC.

                               111 Commerce Road
                              Carlstadt, NJ 07072
                 Banks and Brokers call collect (201) 896-1900
                           All others call Toll Free
                                 (866) 241-2788

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. The Sybase certificate of incorporation limits the personal liability of a director to Sybase and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

     Indemnification. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to indemnify its directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article 6 of our bylaws provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

     Insurance. The directors and officers of Sybase are insured under a policy of directors' and officers' liability insurance.

     Reorganization Agreement Provisions Relating to Indemnification of NEON Directors and Officers. The reorganization agreement provides that, for from and after the effective time of the merger, Sybase will honor the obligations of NEON pursuant to indemnification agreements in effect immediately prior to the effective time of the merger and the terms of NEON's certificate of incorporation and bylaws to indemnify and hold harmless each person who was a director or officer of NEON at or prior to the date of the reorganization agreement from their acts or omissions in those capacities to the extent provided under the NEON's certificate of incorporation and bylaws in effect at such time.

     The reorganization agreement also provides that, for six years from the effective time of the merger, Sybase shall provide directors' and officers' liability insurance for each person currently covered by NEON's directors' and officers' liability insurance policy either by maintaining NEON's current insurance policy or by purchasing comparable insurance. The terms of this insurance policy must be no less favorable than those of the NEON policy in effect at the effective time, except that in no event will Sybase be required to expend in any year in excess of 150% of the annual premium that NEON pays for such insurance as of February 20, 2001 or purchase directors' and officers' liability tail coverage on terms comparable to those applicable to NEON's directors and officers covering all periods prior to the effective time of the merger.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) List of Exhibits

EXHIBIT
 NUMBER                             DESCRIPTION
--------                            -----------
 2.1        Agreement and Plan of Reorganization dated as of February
            20, 2001 among Sybase, NEON and Neel Acquisition Corp.
            (included as Annex A to the Prospectus contained in this
            Registration Statement).

EXHIBIT
 NUMBER                             DESCRIPTION
--------                            -----------
 2.2        Form of Stockholder Agreement dated as of February 20, 2001 between Sybase and certain NEON stockholders (included as
            Annex B to the Prospectus contained in this Registration
            Statement).
 3.1        Restated Certificate of Incorporation of Sybase, as amended
            (incorporated by reference to the Company's Registration
            Statement on Form S-4 (file no. 33-75462) filed March 8,
            1994).
 3.2        Bylaws of Sybase, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1998).
 4.1        Preferred Share Rights Agreement dated as of March 24, 1992 between Registrant and The First National Bank of Boston, as amended, (incorporated by reference to the Company's
            Registration Statement on Form S-8 (file no. 33-81692) filed
            July 18, 1994).
 5.1*       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation, regarding the validity of the securities being registered.
 8.1*       Form of Opinion of Wilson Sonsini Goodrich & Rosati,
            Professional Corporation, regarding material federal income tax consequences of the offer and the merger.
 8.2*       Form of Opinion of Cooley Godward LLP regarding material
            federal income tax consequences of the offer and merger.
10.1        1988 Stock Option Plan and Forms of Incentive Stock Option
            Agreements and Nonstatutory Stock Option Agreements, as
            amended(1).
10.2        1991 Employee Stock Purchase Plan and 1991 Foreign
            Subsidiary Employee Stock Purchase Plan, as amended(2).
10.3        Sybase Key Management Incentive Program(2).
10.4        Sybase, Inc. 401(k) Plan, as amended(3).
10.5        1992 Director Stock Option Plan, as amended(2).
10.6        Executive Deferred Compensation Plan, as amended(2).
10.7        1996 Stock Plan, as amended, and form of Stock Option
            Agreement(2).
10.8        Standard Office Lease dated April 17, 1989 between
            Registrant and P.O. Partners(3).
10.9        Offer Letter dated February 12, 1998 between Michael Gardner and Sybase, Inc.(2).
10.10       Form of Indemnification Agreement(2).
10.11       Lease dated October 1, 1992 between JS-Bay Center Associates and the Registrant(4).
10.12       Retirement Agreement and General Release dated November 5,
            1998 between Mitchell Kertzman and the Registrant(2).
10.13       Loan and Security Agreement dated as of January 7, 1998
            between Sybase, Inc. and Mitchell E. Kertzman(1).
10.14       Agreement of Employment Terms dated as of August 1, 1996
            between Sybase, Inc. and Jack Acosta(1).
10.15       Powersoft Corporation 1984 Incentive Stock Option Plan, as
            amended(5).
10.16       Powersoft Corporation Form of Incentive Option Granted under the 1984 Incentive Stock Option Plan(5).
10.17       Powersoft Corporation 1994 Amended and Restated Incentive
            and Non-Qualified Stock Option Plan(5).
10.18       Powersoft Corporation Forms of Incentive and Non-Qualified
            Stock Option Granted under the 1994 Amended and Restated
            Incentive and Non-Qualified Stock Option Plan(5).
10.19       Powersoft Corporation 1994 Amended and Restated Employee
            Stock Purchase Plan(5).
10.20       Form of Statement of Employment Terms(6).
10.21       Form of Amendment No. 1 to Form of Statement of Employment
            Terms(2).
10.22       Retirement Agreement and General Release between Sybase,
            Inc. and Michael Forster dated as of March 11, 1999(1).

EXHIBIT
 NUMBER                             DESCRIPTION
--------                            -----------
10.23       Employment Agreement between Sybase, Inc. and John S. Chen dated as of July 11, 1997(7).
10.24       Office Lease dated March 17, 1998, Building A - Bay Center between Sybase, Inc. and JS Bay Center Associates(1).
10.25       Office Lease dated March 17, 1998, Building C - Bay Center between Sybase, Inc. and JS Bay Center Associates(1).
10.26       Promissory Note of Eric Miles in favor of Sybase, Inc. dated as of January 2, 1998(1).
10.27       Promissory Note of Richard LaBarbera in favor of Sybase,
            Inc. dated as of December 17, 1997(2).
10.28       1999 Nonstatutory Stock Plan, and form of Stock Option
            Agreement(8).
10.29       Severance Agreement and General Release between Sybase, Inc.
            and Michael S. Gardner dated March 26, 1999(8).
10.30       Home Financial Network, Inc. 1995 Stock Plan, and form of
            Stock Option Agreement(9).
10.31*      Employment and Non-Competition Agreement between Sybase and
            George F.
            Adam, Jr., dated February 20, 2001.
10.32*      Employment and Non-Competition Agreement between Sybase and
            Patrick Fortune, dated February 20, 2001.
10.33*      Employment and Non-Competition Agreement between Sybase and
            Frederick T. Horn, dated February 20, 2001.
10.34*      Employment and Non-Competition Agreement between Sybase and
            Peter Hoversten, dated February 20, 2001.
10.35*      Amendment 1 to the Sybase Employment and Non-Solicitation
            Agreement between Sybase and George F. Adam, Jr., dated
            February 16, 2001.
10.36*      Amendment 1 to the Employment and Non-Solicitation Agreement
            between Sybase and Patrick Fortune, dated February 16, 2001.
10.37*      Amendment 1 to the Employment and Non-Solicitation Agreement
            between Sybase and Frederick T. Horn, dated February 16,
            2001.
10.38*      Amendment 1 to the Employment and Non-Solicitation Agreement
            between Sybase and Peter Hoversten, dated February 19, 2001.
21.1*       Subsidiaries of the Registrant.
23.1*       Consent of Ernst & Young LLP, independent auditors.
23.2*       Consent of Arthur Andersen LLP, independent auditors.
23.3        Consent of Wilson Sonsini Goodrich & Rosati (included in the opinion filed as Exhibit 5.1 to this Registration
            Statement).
23.4        Consent of Wilson Sonsini Goodrich & Rosati (included in the opinion filed as Exhibit 8.1 to this Registration
            Statement).
23.5        Consent of Cooley Godward LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
23.6*       Consent of PricewaterhouseCoopers, LLP, independent
            auditors.
24.1        Power of Attorney (included on pages II-7 and II-8 of this
            Registration Statement).
99.1*       Form of Letter of Transmittal.
99.2*       Form of Notice of Guaranteed Delivery.
99.3*       Form of Letter to Brokers, Dealers, etc.
99.4*       Form of Letter to Clients.
99.5*       Guidelines for Certification of Taxpayer Identification
            Number on Substitute Form W-9.
99.6*       Consent of Credit Suisse First Boston Corporation.

-------------------------
  *  Filed herewith.

 (1) Incorporated by reference to exhibits filed in response to Item 16(a), "Exhibits," of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

 (2) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

 (3) Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-41549) declared effective on August 13, 1991.

 (4) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

 (5) Incorporated by reference to the Company's Registration Statement on Form S-8 (file no. 33-89334) filed on February 10, 1995.

 (6) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

 (7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

 (8) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

 (9) Incorporated by reference to the Company's Registration Statement on Form S-8 (file no. 333-95079) filed on January 20, 2000.

ITEM 22. UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)(a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3)(b) That every prospectus (i) that is filed pursuant to paragraph 3(a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 15, 2001.

                                          SYBASE, INC.
                                          (Registrant)

                                          By:       /s/ JOHN S. CHEN
                                            ------------------------------------
                                                        John S. Chen
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John S. Chen and Pieter Van der Vorst, and each of them, with full power to act alone without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement(s) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----
                 /s/ JOHN S. CHEN                    Chairman of the Board, President,  March 15, 2001
---------------------------------------------------       Chief Executive Officer
                   John S. Chen                       (Principal Executive Officer),
                                                               and Director

             /s/ PIETER VAN DER VORST                    Vice President and Chief       March 15, 2001
---------------------------------------------------    Financial Officer (Principal
               Pieter Van der Vorst                         Financial Officer)

                /s/ MARTIN J. HEALY                    Vice President and Corporate     March 15, 2001
---------------------------------------------------  Controller (Principal Accounting
                  Martin J. Healy                                Officer)

             /s/ RICHARD C. ALBERDING                            Director               March 15, 2001
---------------------------------------------------
               Richard C. Alberding

                                                                 Director               March 15, 2001
---------------------------------------------------
                 L. William Krause

               /s/ ALAN B. SALISBURY                             Director               March 15, 2001
---------------------------------------------------
                 Alan B. Salisbury

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----
               /s/ ROBERT P. WAYMAN                              Director               March 15, 2001
---------------------------------------------------
                 Robert P. Wayman

                                                                 Director               March 15, 2001
---------------------------------------------------
                  Cecilia Claudio

                /s/ LINDA K. YATES                               Director               March 15, 2001
---------------------------------------------------
                  Linda K. Yates

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                             DESCRIPTION
--------                            -----------
 2.1        Agreement and Plan of Reorganization dated as of February
            20, 2001 among Sybase, NEON and Neel Acquisition Corp.
            (included as Annex A to the Prospectus contained in this
            Registration Statement).
 2.2        Form of Stockholder Agreement dated as of February 20, 2001 between Sybase and certain NEON stockholders (included as
            Annex B to the Prospectus contained in this Registration
            Statement).
 3.1        Restated Certificate of Incorporation of Sybase, as amended
            (incorporated by reference to the Company's Registration
            Statement on Form S-4 (file no. 33-75462) filed March 8,
            1994).
 3.2        Bylaws of Sybase, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
            December 31, 1998).
 4.1        Preferred Share Rights Agreement dated as of March 24, 1992 between Registrant and The First National Bank of Boston, as amended, (incorporated by reference to the Company's
            Registrant's Registration Statement on Form S-8 (file no.
            33-81692) filed July 18, 1994).
 5.1*       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation, regarding the validity of the securities being registered.
 8.1*       Form of Opinion of Wilson Sonsini Goodrich & Rosati,
            Professional Corporation, regarding material federal income tax consequences of the offer and the merger.
 8.2*       Form of Opinion of Cooley Godward LLP regarding material
            federal income tax consequences of the offer and merger.
10.1        1988 Stock Option Plan and Forms of Incentive Stock Option
            Agreements and Nonstatutory Stock Option Agreements, as
            amended(1).
10.2        1991 Employee Stock Purchase Plan and 1991 Foreign
            Subsidiary Employee Stock Purchase Plan, as amended(2).
10.3        Sybase Key Management Incentive Program(2).
10.4        Sybase, Inc. 401(k) Plan, as amended(3).
10.5        1992 Director Stock Option Plan, as amended(2).
10.6        Executive Deferred Compensation Plan, as amended(2).
10.7        1996 Stock Plan, as amended, and form of Stock Option
            Agreement(2).
10.8        Standard Office Lease dated April 17, 1989 between
            Registrant and P.O. Partners(3).
10.9        Offer Letter dated February 12, 1998 between Michael Gardner and Sybase, Inc.(2).
10.10       Form of Indemnification Agreement(2).
10.11       Lease dated October 1, 1992 between JS-Bay Center Associates and the Registrant(4).
10.12       Retirement Agreement and General Release dated November 5,
            1998 between Mitchell Kertzman and the Registrant(2).
10.13       Loan and Security Agreement dated as of January 7, 1998
            between Sybase, Inc. and Mitchell E. Kertzman(1).
10.14       Agreement of Employment Terms dated as of August 1, 1996
            between Sybase, Inc. and Jack Acosta(1).
10.15       Powersoft Corporation 1984 Incentive Stock Option Plan, as
            amended(5).
10.16       Powersoft Corporation Form of Incentive Option Granted under the 1984 Incentive Stock Option Plan(5).
10.17       Powersoft Corporation 1994 Amended and Restated Incentive
            and Non-Qualified Stock Option Plan(5).

EXHIBIT
 NUMBER                             DESCRIPTION
--------                            -----------
10.18       Powersoft Corporation Forms of Incentive and Non-Qualified
            Stock Option Granted under the 1994 Amended and Restated
            Incentive and Non-Qualified Stock Option Plan(5).
10.19       Powersoft Corporation 1994 Amended and Restated Employee
            Stock Purchase Plan(5).
10.20       Form of Statement of Employment Terms(6).
10.21       Form of Amendment No. 1 to Form of Statement of Employment
            Terms(2).
10.22       Retirement Agreement and General Release between Sybase,
            Inc. and Michael Forster dated as of March 11, 1999(1).
10.23       Employment Agreement between Sybase, Inc. and John S. Chen dated as of July 11, 1997(7).
10.24       Office Lease dated March 17, 1998, Building A - Bay Center between Sybase, Inc. and JS Bay Center Associates(1).
10.25       Office Lease dated March 17, 1998, Building C - Bay Center between Sybase, Inc. and JS Bay Center Associates(1).
10.26       Promissory Note of Eric Miles in favor of Sybase, Inc. dated as of January 2, 1998(1).
10.27       Promissory Note of Richard LaBarbera in favor of Sybase,
            Inc. dated as of December 17, 1997(2).
10.28       1999 Nonstatutory Stock Plan, and form of Stock Option
            Agreement(8).
10.29       Severance Agreement and General Release between Sybase, Inc.
            and Michael S. Gardner dated March 26, 1999(8).
10.30       Home Financial Network, Inc. 1995 Stock Plan, and form of
            Stock Option Agreement(9).
10.31*      Employment and Non-Competition Agreement between Sybase and
            George F.
            Adam, Jr., dated February 20, 2001.
10.32*      Employment and Non-Competition Agreement between Sybase and
            Patrick Fortune, dated February 20, 2001.
10.33*      Employment and Non-Competition Agreement between Sybase and
            Frederick T. Horn, dated February 20, 2001.
10.34*      Employment and Non-Competition Agreement between Sybase and
            Peter Hoversten, dated February 20, 2001.
10.35*      Amendment 1 to the Sybase Employment and Non-Solicitation
            Agreement between Sybase and George F. Adam, Jr., dated
            February 16, 2001.
10.36*      Amendment 1 to the Employment and Non-Solicitation Agreement
            between Sybase and Patrick Fortune, dated February 16, 2001.
10.37*      Amendment 1 to the Employment and Non-Solicitation Agreement
            between Sybase and Frederick T. Horn, dated February 16,
            2001.
10.38*      Amendment 1 to the Employment and Non-Solicitation Agreement
            between Sybase and Peter Hoversten, dated February 19, 2001.
21.1*       Subsidiaries of the Registrant.
23.1*       Consent of Ernst & Young LLP, independent auditors.
23.2*       Consent of Arthur Andersen LLP, independent auditors.
23.3        Consent of Wilson Sonsini Goodrich & Rosati (included in the opinion filed as Exhibit 5.1 to this Registration
            Statement).
23.4        Consent of Wilson Sonsini Goodrich & Rosati (included in the opinion filed as Exhibit 8.1 to this Registration
            Statement).
23.5        Consent of Cooley Godward LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
23.6*       Consent of PricewaterhouseCoopers, LLP, independent
            auditors.
24.1        Power of Attorney included on pages II-7 and II-8 of this
            Registration Statement).

EXHIBIT
 NUMBER                             DESCRIPTION
--------                            -----------
99.1*       Form of Letter of Transmittal.
99.2*       Form of Notice of Guaranteed Delivery.
99.3*       Form of Letter to Brokers, Dealers, etc.
99.4*       Form of Letter to Clients.
99.5*       Guidelines for Certification of Taxpayer Identification
            Number on Substitute Form W-9.
99.6*       Consent of Credit Suisse First Boston Corporation.

-------------------------
  *  Filed herewith.

 (1) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

 (2) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

 (3) Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-41549) declared effective on August 13, 1991.

 (4) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

 (5) Incorporated by reference to the Company's Registration Statement on Form S-8 (file no. 33-89334) filed on February 10, 1995.

 (6) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

 (7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

 (8) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

 (9) Incorporated by reference to the Company's Registration Statement on Form S-8 (File no. 333-95079) filed on January 20, 2000.